   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 25, 2000
                                                 REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ---------------------
                                    FORM S-4
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------
                                   VERIO INC.
             (Exact name of Registrant as specified in its charter)
                             ---------------------

           DELAWARE                          7375                         84-1339720
 (State or other jurisdiction    (Primary Standard Industrial          (I.R.S. Employer
      of incorporation or         Classification Code Number)       Identification Number)
          organization)

                             ---------------------
                                   VERIO INC.
                      8005 SOUTH CHESTER STREET, SUITE 200
                           ENGLEWOOD, COLORADO 80112
                                 (303) 645-1900
    (Address, including zip code, and telephone number, including area code of Registrant's principal executive offices)
                             ---------------------
                           CARLA HAMRE DONELSON, ESQ.
                                GENERAL COUNSEL
                                   VERIO INC.
                      8005 SOUTH CHESTER STREET, SUITE 200
                           ENGLEWOOD, COLORADO 80112
                                 (303) 645-1900
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                             ---------------------
                                   Copies to:

            GAVIN B. GROVER, ESQ.                        CARLA HAMRE DONELSON, ESQ.
           MORRISON & FOERSTER LLP                            GENERAL COUNSEL
              425 MARKET STREET                                  VERIO INC.
       SAN FRANCISCO, CALIFORNIA 94105              8005 SOUTH CHESTER STREET, SUITE 200
                (415) 268-7000                           ENGLEWOOD, COLORADO 80112
                                                               (303) 645-1900

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.
     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with general Instruction G, check the following box. [ ]
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933 (the "Securities Act"), check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------
                                                                                PROPOSED
                                                        PROPOSED MAXIMUM         MAXIMUM
      TITLE OF EACH CLASS            AMOUNT TO BE        OFFERING PRICE         AGGREGATE           AMOUNT OF
 OF SECURITIES TO BE REGISTERED       REGISTERED           PER SHARE        OFFERING PRICE(1)   REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------
10 5/8 Senior Notes due 2009....     $400,000,000            $100%            $400,000,000          $105,600
------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act.
                             ---------------------
     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                 SUBJECT TO COMPLETION, DATED FEBRUARY 25, 2000

PROSPECTUS
            , 2000

                                   VERIO INC.

        EXCHANGE OFFER FOR ALL OUTSTANDING 10 5/8% SENIOR NOTES DUE 2009

            Verio will receive no proceeds from the exchange offer.

                            TERMS OF EXCHANGE OFFER
--------------------------------------------------------------------------------

   o EXCHANGE OFFER

        We will exchange old notes for new notes.

   o EXCHANGE OFFER EXPIRATION

                  , 2000 at 5:00 p.m., New York City time.

   o OLD NOTES

        Verio issued and sold $400,000,000 10 5/8% Senior Notes due 2009 on November 19, 1999.

        If you tender your old notes in the exchange offer, interest will cease to accrue before your new notes are issued. If you do not tender in the exchange offer, your old notes will continue to be subject to the same terms and restrictions except that we will not be required to register your old notes under the Securities Act.

   o VERIO

        8005 South Chester Street, Suite 200, Englewood, Colorado 80112. (303) 645-1900.

o NEW NOTES

     Identical to the old notes except that the new notes will be registered under the Securities Act.

     - Maturity: November 15, 2009.

     - Interest: Paid every six months on May 15 and November 15, starting May 15, 2000.
     - Redemption: Any time on or after November 15, 2004.

     - Ranking: The new notes will be general unsecured obligations, ranking:

       (1) equally with all our unsecured unsubordinated liabilities;

       (2) senior to all our unsecured subordinated liabilities;

       (3) junior to all our secured liabilities and liabilities of our subsidiaries.

     INVESTMENT IN THE NOTES TO BE ISSUED IN THE EXCHANGE OFFER INVOLVES RISKS. SEE THE RISK FACTORS SECTION BEGINNING ON PAGE 13.

     THIS PROSPECTUS AND THE ACCOMPANYING LETTER OF TRANSMITTAL ARE FIRST BEING
MAILED TO HOLDERS OF OUTSTANDING NOTES ON OR ABOUT             , 2000.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE NOTES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE INFORMATION CONTAINED IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE AMENDED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE RELATED REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION OR ANY APPLICABLE STATE SECURITIES COMMISSION BECOMES EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL NOR IS IT SEEKING TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
Where You Can Find More Information About Us................    3
Forward-Looking Statements..................................    4
Prospectus Summary..........................................    5
Ratio of Earnings to Fixed Charges..........................   12
Risk Factors................................................   13
The Exchange Offer..........................................   28
Use of Proceeds.............................................   35
Dividend Policy.............................................   35
Capitalization..............................................   36
Description of the Notes....................................   37
Book-Entry; Delivery and Form...............................   63
Material Federal Income Tax Considerations..................   65
Plan of Distribution........................................   68
Legal Matters...............................................   69
Experts.....................................................   69

                             ---------------------

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH ANY OTHER INFORMATION. THE SECURITIES OFFERED IN THIS PROSPECTUS MAY ONLY BE OFFERED IN STATES WHERE THE OFFER IS PERMITTED, AND WE AND THE SELLING STOCKHOLDERS ARE NOT MAKING AN OFFER OF THESE SECURITIES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATES ON THE FRONT OF THOSE DOCUMENTS.

                  WHERE YOU CAN FIND MORE INFORMATION ABOUT US

     We have filed with the Securities and Exchange Commission, or the SEC, a registration statement on Form S-4 under the Securities Act of 1933. This prospectus does not contain all of the information in the registration statement. We have omitted from this prospectus some parts of the registration statement, as permitted by the rules and regulations of the SEC. This prospectus provides you only with a general description of the notes.

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may inspect and copy the registration statement, including exhibits, and any reports, statements or other information that we file at the SEC's public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549. You can call the SEC at 1-800-SEC-0330 for further information about the public reference rooms. In addition, the SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Our common stock is quoted on The Nasdaq National Market. Reports, proxy and information statements and other information concerning us may be inspected at The Nasdaq Stock Market, Reports Section, at 1735 K Street, N.W., Washington, D.C. 20006.

     The SEC allows us to "incorporate by reference" information into this prospectus and any subsequent prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. This prospectus incorporates by reference documents which are not presented in this prospectus or delivered to you with it. The information incorporated by reference is an important part of this prospectus. Information that we file subsequently with the SEC will automatically update this prospectus. We incorporate by reference the documents listed below and amendments to them. These documents and their amendments were previously filed with the SEC. These documents contain important information about us and our finances. The information in some of these documents was provided prior to our two-for-one stock split completed on August 20, 1999. Accordingly, all share numbers and operative share price information in these documents, where appropriate, should be adjusted to give effect to the stock split.

          (i) Our annual report on Form 10-K for our fiscal year ended December 31, 1998. This report contains the audited and consolidated financial statements for us and out subsidiaries as of December 31, 1997 and 1998 and for the period from inception (March 1, 1996) to December 31, 1996 and the years ended December 31, 1997 and 1998;

          (ii) Our current report on Form 8-K dated January 11, 1999;

          (iii) Our quarterly report on Form 10-Q for our fiscal quarter ended March 31, 1999;

          (iv) Our quarterly report on Form 10-Q for our fiscal quarter ended June 30, 1999;

          (v) Our quarterly report on Form 10-Q for our fiscal quarter ended September 30, 1999;

          (vi) Our current report on Form 8-K dated November 18, 1999; and

          (vii) The following sections contained in our registration statement on Form S-4 (registration number 333-70727) dated January 15, 1999, as amended: "Management," "Certain Transactions," the pro forma condensed combined financial statements and the financial statements of certain acquired affiliates appearing on pages F-3 to F-8 and F-30 to F-89, respectively, and the Independent Auditors' Report together with Schedule II entitled "Valuation and Qualifying Accounts."

     We are also incorporating by reference in this prospectus all reports and other documents that we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act of 1934, as amended, after the date of this prospectus and prior to the termination of this exchange offer. These reports and documents will be incorporated by reference in and considered to be a part of this prospectus as of the date of filing the reports and documents.

     Upon request, we will provide without charge to each person to whom a copy of this prospectus is delivered, including any beneficial owner, a copy of the information that has been or may be incorporated by reference in this prospectus, other than exhibits to the relevant documents. We will send exhibits to these documents to you for a reasonable fee. Direct any request for copies to the office of the Secretary, at our corporate headquarters, located at 8005 South Chester Street, Suite 200, Englewood, Colorado 80112 (telephone number (303) 645-1900).

     Any statement contained in a document which is incorporated by reference in this prospectus will be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or incorporated in this prospectus or in any document that we file after the date of this prospectus that also is incorporated by reference in this prospectus modifies or supersedes the prior statement. Any modified or superseded statement shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Subject to the foregoing, all information appearing in this prospectus is qualified in its entirety by the information appearing in the documents incorporated by reference in this prospectus.

                           FORWARD-LOOKING STATEMENTS

     Except for the historical information contained in this prospectus, the matters discussed in this prospectus, or otherwise incorporated by reference into this prospectus are "forward-looking statements," as such term is defined in the Private Securities Litigation Reform Act of 1995. These statements can be identified by the use of forward-looking terminology such as "believes," "expects," "may," "will," "should," or "anticipates" or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties. The safe harbor provisions of the Exchange Act and the Securities Act, apply to forward-looking statements made by Verio. These forward-looking statements involve risks and uncertainties, including those identified within "Risk Factors" beginning on page 13 and elsewhere in, or incorporated by reference into, this prospectus. The actual results that Verio achieves may differ materially from any forward-looking projections due to such risks and uncertainties. These forward-looking statements are based on current expectations, and Verio assumes no obligation to update this information. Readers are urged to carefully review and consider the various disclosures made by Verio in this prospectus and in our other reports filed with the Securities and Exchange Commission that attempt to advise interested parties of the risks and factors that may affect Verio's business.

     This prospectus contains trademarks of Verio and its affiliates, and may contain trademarks, trade names and service marks of other parties. Unless we indicate otherwise, references to "Verio" are to Verio Inc. and its subsidiaries.

                               PROSPECTUS SUMMARY

     This summary highlights some information from this prospectus. It may not contain all of the information that may be important to you. For a more complete understanding of the exchange offer, we encourage you to read the entire prospectus and the documents we have referred you to.

                                  THE COMPANY

GENERAL

     Verio is the world's largest operator of Web sites for businesses and a leading provider of comprehensive Internet services with an emphasis on serving the small and medium sized business market. As of September 30, 1999, we served over 290,000 customer accounts, offering customers a broad range of Internet solutions, including:

     - telecommunication circuits -- permitting our customers to make connections to and transmissions over the Internet;

     - Web hosting services -- providing our customers with a presence on the Internet in the form of a Web site;

     - electronic commerce -- enabling our customers to conduct transactions with their customers and vendors over the Internet;

     - secure Internet communication links -- permitting our customers to establish "virtual private networks" in order to engage in private and secure Internet communication with their employees, vendors, customers and suppliers; and

     - other enhanced value Internet services.

     We believe that small and medium sized businesses represent an attractive target market for the provision of Internet services because of this market's low current penetration levels and the expanding Internet needs of these businesses. Because of their limited internal technical resources and operating scale, small and medium sized businesses are increasingly looking to outsource Internet and information technology functions at a reasonable cost. They also typically require hands-on local support to help analyze their needs, configure solutions and provide ongoing technical support. We believe that these businesses currently are under-served by both the local and other national Internet service providers. While the other national Internet service providers typically lack the local presence to provide customized hands-on support, the local Internet service providers often lack the requisite scale and resources to provide a full range of services at acceptable quality and pricing levels. However, we believe that we have a unique competitive advantage in serving small and medium sized business customers. We combine our technical expertise and hands-on support provided through our local sales and engineering personnel with the quality and economic efficiency of our national network, operational infrastructure and financial strength.

     Since our incorporation in March 1996, Verio has grown rapidly, establishing a global presence through the acquisition, integration and growth of over 50 local, regional, national and international providers of Internet connectivity, Web hosting and other enhanced value Internet products and services. We integrate the operations we have acquired onto our national network and common administrative support services in order to capture economies of scale, derive operational efficiency and control, and improve the quality, consistency and scalability of our services. Currently, we provide locally based sales and engineering support for our Internet services in 41 of the top 50 metropolitan statistical areas in the U.S. We also provide Web hosting services to customers in over 170 countries.

     We are now the largest Web hosting company in the world based on the number of domain names -- such as yourcompany.com -- that we host. To drive continued growth, we have created a powerful global sales and marketing engine that includes:

     - preferential marketing agreements with leading Internet on-line companies;

     - private label and co-branded distribution relationships with major telecommunications companies;

     - in-house and outsourced telemarketing operations;

     - direct sales through over 220 sales professionals; and

     - over 5,000 resellers and referral partners in the U.S. and over 170 other countries.

     As of September 30, 1999, Verio served over 290,000 customer accounts, hosting over 300,000 Web sites. For the three months ended September 30, 1999, we had revenues of approximately $68.3 million, over half of which was derived from our Web hosting and other enhanced value Internet services.

                              RECENT DEVELOPMENTS

     In October 1999, George J. Still, Jr. resigned from our board of directors.

     On November 3, 1999, we announced the addition of two senior executives. Barbara Goworowski has joined us as our Chief Marketing Officer and Edric Starbird has been hired as our Vice President of Operations.

     In January 2000, we announced plans to significantly expand our web hosting and co-location physical infrastructure, systems and personnel. We established a capital budget of $350 million in connection with these plans, which expenditures are expected to be fully funded with cash currently on hand.

     Effective February 4, 2000, Herb Hribar resigned as our President, Chief Operating Officer and as one of our directors.

                               THE EXCHANGE OFFER

Old Notes..................  10 5/8% Senior Notes due 2009, Series A, which were issued in November 1999.

New Notes..................  10 5/8% Senior Notes due 2009, Series B, which we are offering hereby. The old notes and the new notes are referred to collectively as the notes.

The Exchange Offer.........  We are offering to exchange $1,000 principal amount of new notes in exchange for each $1,000 principal amount of old notes. The new notes are being offered in exchange for up to $400.0 million principal amount of old notes. The issuance of the new notes is intended to satisfy our obligations contained in the registration rights agreement we entered into with the initial purchasers of the old notes in connection with the issuance of the old notes. See "The Exchange Offer -- Terms of the Exchange Offer."

Expiration Date............  The exchange offer will expire at 5:00 p.m., New
                             York City time, on        , 2000, or such later
                             date and time if we extend the exchange offer, in which case the term "expiration date" means the latest date and time to which the exchange offer is extended. See "The Exchange Offer -- Terms of the Exchange Offer."

Withdrawal.................  Tenders of old notes may be withdrawn at any time prior to 5:00 p.m. New York City time, on the expiration date. See "The Exchange Offer -- Expiration Date; Extensions; Amendments."

Conditions of the Exchange
Offer......................  The exchange offer is not conditioned upon any minimum principal amount of old notes being tendered for exchange. The only condition to the exchange offer is for the Securities and Exchange Commission to declare the registration statement, of which this prospectus is a part, effective. See "The Exchange Offer -- Conditions of the Exchange Offer."

Procedures for Tendering
Old Notes..................  If you want to tender your old notes in the exchange offer, you must complete, sign and date the accompanying letter of transmittal according to the instructions contained in this prospectus and the letter of transmittal. You also must mail or otherwise deliver the letter of transmittal, together with your old notes and any other required documents, to the exchange agent at the exchange agent's address prior to 5:00 p.m., New York City time, on the expiration date. If you own old notes which are registered in the name of a broker, dealer, commercial bank trust company or other nominee and you wish to tender such old notes in the exchange offer, you should give instructions promptly to tender your old notes on your behalf.

Guaranteed Delivery
Procedures.................  If you wish to tender your old notes and (1) your old notes are not immediately available or (2) you cannot deliver your old notes together with the letter of transmittal to the exchange agent prior to the expiration date, you may tender your old notes according to the guaranteed delivery procedures contained in the letter of transmittal. See "The Exchange Offer -- Guaranteed Delivery Procedures."

Acceptance of Old Notes and
  Delivery of New Notes....  After the registration statement becomes effective and the exchange offer is commenced, we will accept any and all old notes that are properly tendered in the exchange offer prior to 5:00 p.m., New York City time, on the expiration date. The new notes will be delivered promptly after acceptance of the old notes. See "The Exchange Offer -- Terms of the Exchange Offer."

The Exchange Agent.........  U.S. Bank Trust National Association has agreed to serve as the exchange agent in the exchange offer. See "The Exchange Offer -- The Exchange Agent; Assistance."

Material Federal Income Tax
  Considerations...........  With respect to the exchange of old notes for new notes:

                             - the exchange should not constitute a taxable
                               exchange for U.S. federal income tax purposes;

                             - you should not recognize gain or loss upon
                               receipt of the new notes; and

                             - you must include interest on the new notes in
                               gross income to the same extent as the old notes.

Use of Proceeds............  We will receive no proceeds from the exchange offer. Net proceeds from the sale of the old notes were approximately $388.0 million. As of November 30, 1999, we had not used any of the net proceeds from the sale of the old notes. See "Use of Proceeds."

Fees and Expenses..........  We will bear all expenses for the completion of the exchange offer and compliance with the registration rights agreement. The expenses of the exchange offer are estimated to be approximately $450,000. We also will pay certain transfer taxes to the extent applicable to the exchange offer. See "The Exchange Offer -- Fees and Expenses."

Accrued Interest...........  Interest will accrue on the new notes at a rate of
                             10 5/8% per annum. If your old notes are accepted for exchange you will receive interest accrued on your old notes from the date of original issuance or date of the last interest payment, to, but not including, the date of issuance of your new notes. Interest on your old notes will cease to accrue on the day before your new notes are issued. See "Description of the Notes -- Maturity, Interest and Principal."

Resales of New Notes.......  Based on an interpretation by the Securities and
                             Exchange Commission set forth in no-action letters issued to third parties, we believe that you may resell or otherwise transfer new notes issued pursuant to the exchange offer in exchange for old notes. However, there are exceptions to this general statement. You may not freely transfer the new notes if:

                             - you are an "affiliate" of Verio within the
                               meaning of Rule 405 under the Securities Act of 1933,

                             - you are a broker-dealer who acquired the old
                               notes directly from us without compliance with the registration and prospectus delivery provisions of the Securities Act,

                             - you did not acquire the new notes in the ordinary
                               course of your business, or

                             - you have engaged in, intend to engage in, or have
                               an arrangement or understanding with any person to participate in the distribution of the new notes.

                             Any holder subject to any of the exceptions above and each participating broker-dealer that receives new notes for its own account in the exchange offer in exchange for old notes that were acquired as a result of market-making, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with the resale of the new notes.

Effect of Not Tendering Old
Notes for Exchange.........  If you do not tender your old notes or your old notes are not properly tendered, the existing transfer restrictions will continue to apply. We will have no further obligations to provide for the registration under the Securities Act of your old notes. Your old notes will, following the expiration date, bear interest at the same rate as the new notes.

                            DESCRIPTION OF NEW NOTES

     The form and terms of the new notes and the old notes will be identical, except that:

          (1) the new notes have been registered under the Securities Act and, therefore, will not bear legends restricting their transfer; and

          (2) the holders of the new notes will not be entitled to further registration rights under the registration rights agreement.

     The new notes will evidence the same debt as the old notes and will be entitled to the benefits of the indenture under which the old notes were issued.

     The exchange offer will be considered completed once we deliver to the exchange agent new notes in the same aggregate principal amount as the aggregate principal amount of old notes that are validly tendered by holders. See "The Exchange Offer -- Procedures for Tendering Old Notes" and "Description of the Notes."

Notes Offered..............  $400.0 million aggregate principal amount of
                             10 5/8% Senior Notes due 2009.

Maturity...................  November 15, 2009.

Interest Payment Dates.....  May 15 and November 15, commencing May 15, 2000.

Ranking....................  The old notes and the new notes will be senior unsecured obligations ranking equally with all our existing and future unsecured and unsubordinated debt including:

                             - $100.0 million outstanding principal amount of
                               13 1/2% Senior Notes due 2004 (which we refer to as our 1997 Notes),

                             - the $175.0 million outstanding principal amount
                               of 10 3/8% Senior Notes due 2005 (which we refer to as our March 1998 Notes), and

                             - the $400.0 million outstanding principal amount
                               of 11 1/4% Senior Notes due 2008 (which we refer to as our November 1998 Notes).

                             The old notes and the new notes also will be senior to all our existing and future subordinated debt. The old notes and the new notes will be junior to all our secured debt to the extent of the value of the assets securing such debt and structurally subordinated to indebtedness of our subsidiaries. At September 30, 1999 we had:

                             - approximately $27.6 million of secured
                               indebtedness outstanding to which holders of the notes would be effectively subordinated in right of payment; and

                             - approximately $14.9 million of subsidiary
                               indebtedness to which holders of notes would be structurally subordinated; all of which is included in the secured long-term figure above. See "Description of the Notes -- General."

Sinking Fund...............  None.

Optional Redemption........  On or after November 15, 2004, we may redeem some or all of the notes at specific redemption prices described in this prospectus, plus accrued interest. See "Description of the
                             Notes -- Redemption -- Optional Redemption."

                             Prior to November 15, 2002, we also may be able to redeem up to 35% of the original aggregate principal amount of the notes at a redemption price of 110.625% of the principal amount, plus accrued and unpaid interest. See "Description of the Notes -- Redemption -- Optional Redemption."

Change of Control..........  In the event of a change of control, we will be required to make an offer to purchase the notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest. Furthermore, we would be required to repay any funds drawn under a bank facility in the event of a change of control. See "Description of the Notes -- Certain Covenants -- Change of Control."

Certain Covenants..........  The indenture governing the new notes will, among other things, restrict our ability to:

                             - borrow money;

                             - make restricted payments;

                             - permit liens to exist;

                             - change our business;

                             - issue guarantees;

                             - sell certain assets or merge with or into other
                               companies;

                             - pay dividends;

                             - restrict issuances and sales of preferred stock
                               by restricted subsidiaries;

                             - engage in transactions with affiliates;

                             - designate or create unrestricted subsidiaries;
                               and

                             - make investments.

                             These covenants are subject to important exceptions and qualifications. See "Description of the Notes -- Certain Covenants."

Exchange Rights............  Holders of the new notes will not be entitled to any exchange or registration rights. This exchange offer is intended to satisfy our obligation under the registration rights agreement. We will have no further obligations to register any of the old notes not tendered once the exchange offer is completed. See "Risk Factors -- There may be adverse consequences if you fail to exchange your old notes."

   RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

     The following table shows the deficiency of earnings to cover combined fixed charges and preferred stock dividends of Verio for the last three years and the nine month periods ended September 30, 1998, and September 30, 1999.

                                                                              NINE MONTHS ENDED
                                                  YEAR ENDED DECEMBER 31,       SEPTEMBER 30,
                                                ---------------------------   ------------------
                                                 1996     1997       1998      1998       1999
                                                ------   -------   --------   -------   --------
Deficiency of earnings to cover combined fixed
  charges and preferred stock dividends(*)....  (5,825)  (48,253)  (112,423)  (78,750)  (137,537)

---------------

(*) Earnings consist of net loss plus fixed charges. Fixed charges consist of interest expense, including amortization of debt issuance costs, the portion of rent expense considered to be interest (one-third), and preferred stock dividends.

                                  RISK FACTORS

     Before you participate in the exchange offer, you should be aware that there are various risks, including the ones listed below. You should carefully consider these risk factors and the other information contained in this prospectus in evaluating the exchange offer. This prospectus contains statements which constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements appear in a number of places in this prospectus and include statements regarding the intent, belief or current expectations of Verio, our directors or our officers primarily with respect to the future operating performance of Verio. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those in the forward-looking statements as a result of various factors. The accompanying information contained in this Prospectus, including the information set forth below, identifies important factors that could cause such differences. See "Forward-Looking Statements".

WE HAVE A HISTORY OF LOSSES AND LIMITED OPERATING AND FINANCIAL DATA.

     We have incurred net losses since our inception in March 1996. For the period from inception to December 31, 1996, we had a loss of $(5.1) million, and for the years ended December 31, 1997 and 1998, and the nine months ended September 30, 1999, we had losses of $(46.1) million, $(122.0) million and $(137.5) million, respectively. Because we have a relatively short operating history, there is little operating and financial data about us, which makes an evaluation of our business operations and prospects more difficult. We have experienced annual growth in revenue from approximately $2.4 million in the period of our inception to December 31, 1996 to approximately $35.7 million in 1997, approximately $120.7 million in 1998, and approximately $185.4 million for the nine months ended September 30, 1999.

WE EXPECT CONTINUING LOSSES AND CANNOT ASSURE YOU THAT WE WILL BECOME
PROFITABLE.

     We expect to continue to operate at a net loss in the near term as we continue to use significant amounts of cash for our acquisition and integration efforts, build out our national network operations, expand and enhance our product and service offerings, and further establish our brand name recognition. The extent to which we experience negative cash flow will depend upon a number of factors, including the following:

     - the number and size of any additional acquisitions and investments;

     - the expense and time required to integrate prior and future acquired operations;

     - the time and effort required to capture operating efficiencies;

     - our ability to generate increased revenues;

     - the amount of our expenditures at the corporate and national level; and

     - potential regulatory developments that may affect our operations.

In order to achieve profitability, we must develop and market products an services that gain broad commercial acceptance. We cannot assure you that our products and services will ever achieve broad commercial acceptance or that we will achieve profitability. Although we have experienced significant growth in revenues on an annual basis, this growth rate is not necessarily indicative of future operating results. We cannot assure you that we will achieve or sustain positive operating cash flow or generate net income in the future.

WE HAVE SUBSTANTIAL LIABILITIES WHICH MAY IMPACT OUR FUTURE OPERATIONS AND AFFECT OUR ABILITY TO MEET OUR DEBT OBLIGATIONS.

     We have substantial amounts of outstanding debt and other liabilities. At September 30, 1999, our total long-term liabilities were approximately $694.2 million, representing approximately 59% of our total capitalization. In addition, we completed in November 1999 the offering of the old notes, the aggregate principal amount of which was $400.0 million, and we have a $100 million revolving credit facility from a group of financial institutions. We have not drawn any funds under this credit facility.

     High levels of debt have had and could have several important effects on our future operations. Some of these consequences include the following:

     - A substantial portion of our cash flow from operations must be used to pay interest on our debt and will not be available for other business purposes. Of the $54.4 million cash flow used by our operations for the nine months ended September 30, 1999, $43.2 million, or approximately 79%, was used to pay interest on our debt. Of this amount, 16% was used for interest on the $100.0 million outstanding principal amount of our 1997 Notes; 21% was used for interest on the $175.0 million outstanding principal amount of our March 1998 Notes; 54% was used for interest on the $400.0 million outstanding principal amount of our November 1998 Notes; and 9% was used for interest on capital leases and other obligations. Interest on our debt continues to be a significant use of cash.

     - Covenants imposed under certain of our financing agreements limit our ability to pursue our business strategy, borrow additional funds to grow our business, acquire and dispose of assets, and make capital expenditures and may otherwise restrict our operations and growth.

     Our ability to meet our debt and other obligations and to reduce our total debt depends on our future operating performance and on economic, financial, competitive, regulatory and other factors. In addition, we may need to incur additional indebtedness in the future. Many of these factors are beyond our control. We believe that our existing current assets combined with working capital from our operations, our existing credit facility, capital lease financings and proceeds of future equity or debt financings will be adequate to meet our existing financial obligations. We cannot assure you, however, that our business will generate sufficient cash flow or that future financings will be available to provide sufficient proceeds to meet these obligations or to service our total debt. In particular, our cash flow may not be sufficient to pay:

     - $13.5 million in annual interest on the 1997 Notes (interest on these notes is paid from an escrow account until June 2000);

     - $18.2 million in annual interest on the March 1998 Notes;

     - $45.0 million in annual interest on the November 1998 Notes;

     - up to $24.3 million in annual dividends we may pay on our convertible preferred stock, plus any additional dividends owed thereon depending on certain contingencies, beginning in November 2000;

     - $42.5 million in annual interest on the notes comprising this exchange offer; or

     - any debt obligations we may incur under the credit facility, if drawn upon.

THE NOTES ARE EFFECTIVELY SUBORDINATED TO ALL OF OUR SECURED INDEBTEDNESS AND THE LIABILITIES OF OUR SUBSIDIARIES.

     The notes are general senior unsecured obligations, ranking pari passu in right of payment with all of our existing and future unsecured and unsubordinated indebtedness, including the 1997 Notes, the March 1998 Notes and the November 1998 Notes, and senior in right of payment to all of our existing and future subordinated indebtedness. The notes are effectively subordinated to all of our secured indebtedness to the extent of the value of the assets securing such indebtedness, and structurally subordinated to all indebtedness of our subsidiaries. At September 30, 1999, we had approximately $27.6 million of secured indebtedness outstanding to which holders of notes would have been effectively subordinated in right of payment and approximately $14.9 million of subsidiary indebtedness to which holders of notes would have been structurally subordinated. Our revolving credit facility is secured and therefore the notes are effectively subordinated to the revolving credit facility.

     We are a holding company that conducts substantially all of our revenue producing operations through our operating subsidiaries. Claims of holders of the notes will be effectively subordinated to the indebtedness and other liabilities and commitments of our subsidiaries, and claims by Verio as an equity holder in our non-wholly owned subsidiaries and minority interests will be limited to the extent of our direct or indirect investment in such entities. The ability of creditors, including the holders of the notes, to participate in the assets of any of our subsidiaries upon any liquidation or bankruptcy of any such entity will be subject to the prior claims of that entity's creditors, including trade creditors, and any prior or equal claim of any other equity holder. In addition, the ability of our creditors, including the holders of notes, to participate in distributions of assets of our subsidiaries will be limited to the extent that the outstanding shares of any of our subsidiaries are either pledged to secure other creditors (which is the case under our revolving credit facility) or are not owned by Verio.

WE WILL DEPEND UPON THE CASH FLOWS OF OUR SUBSIDIARIES TO REPAY THE NOTES.

     The notes will be obligations solely of Verio. Our ability to pay interest on the notes or to repay the notes at maturity or otherwise will be dependent upon the cash flows of our operating subsidiaries and the payment of funds by those subsidiaries to us in the form of repayment of loans, dividends, management fees or otherwise. Our operating subsidiaries have no obligation, contingent or other, to pay amounts pursuant to the notes or to make funds available therefor, whether in the form of loans, dividends or other distributions. In addition, to the extent we make minority investments and investments in joint ventures as a part of our strategy, we may not have access to the cash flows of such entities. Accordingly, our ability to repay the notes at maturity or otherwise may be dependent upon our ability to refinance the notes, which will in turn depend, in large part, upon factors beyond our control. While at the present time there are no material agreements in place which prohibit or restrict our subsidiaries' right or ability to make such payments, future agreements may contain covenants prohibiting them from distributing or advancing funds to Verio under certain circumstances, including to fund interest payments in respect of the notes.

WE ARE SUBJECT TO RESTRICTIVE COVENANTS THAT LIMIT OUR FLEXIBILITY.

     Our $100.0 million revolving credit facility may only be used if we meet certain financial tests. Our credit facility and other debt instruments contain customary covenants limiting our flexibility, including covenants limiting our ability to incur additional debt, make liens, make investments, consolidate, merge or acquire other businesses and sell assets, pay dividends and other distributions, make capital expenditures and enter into transactions with affiliates. Such covenants may make it difficult for us to pursue our business strategies. Failure to comply with the terms of the credit facility would entitle the secured lenders to foreclose on certain of our assets, including the capital stock of our subsidiaries. The secured lenders would be repaid from the proceeds of the liquidation of those assets before the assets would be available for distribution to other creditors and, lastly, to the holders of Verio's capital stock. Our ability to satisfy the financial and other restrictive covenants may be affected by events beyond our control.

OUR EARNINGS HAVE BEEN INSUFFICIENT TO PAY OUR COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS.

     Our earnings were insufficient to pay our combined fixed charges and preferred stock dividends during those periods and by the amounts set forth in the table below, although our combined fixed charges and preferred stock dividends included substantial non-cash charges for depreciation, amortization and non-cash interest expense on some of our debt:

                                                               EARNINGS    NON-CASH
                                                              DEFICIENCY   CHARGES
                                                              ----------   --------
                                                                 (IN THOUSANDS)
Period from inception to December 31, 1996..................  $  (5,825)   $   784
Fiscal year ended December 31, 1997.........................  $ (48,253)   $11,468
Fiscal year ended December 31, 1998.........................  $(112,423)   $48,516
Nine months ended September 30, 1999........................  $(137,537)   $94,779

     We anticipate that earnings will be insufficient to cover our combined fixed charges and preferred stock dividends for the next several years. In order for us to meet our debt obligations, we will need to substantially improve our operating results. We cannot assure you that our operating results will be of sufficient magnitude to enable us to meet our debt obligations. In the absence of such operating results, we could face substantial liquidity problems and may be required to raise additional financing through the issuance of debt or equity securities. We cannot assure you, however, that we would be successful in raising such financing on acceptable terms or otherwise.

WE MAY BE UNABLE TO RAISE ADDITIONAL FUNDS THAT WE WILL NEED TO REMAIN COMPETITIVE.

     We depend on a number of different financing sources to fund our growth and continued losses from operations. However, we cannot assure you that we will be able to raise such funds on favorable terms or at all. In the event that we are unable to obtain such additional funds on acceptable terms or otherwise, we may be unable or determine not to take advantage of new opportunities or take other actions that otherwise might be important to our operations.

     We expect to make significant capital expenditures in order to maintain our competitive position and continue to meet the increasing demands for service quality, availability and competitive pricing. In addition to our continuing acquisition efforts, we currently expect that our significant capital expenditures will include the following:

     - network equipment;

     - network operating and data centers;

     - network monitoring equipment;

     - information technology systems; and

     - customer support systems.

     We believe that we will have a reasonable degree of flexibility to adjust the amount and timing of these capital expenditures. However, we may need to raise additional funds in order to take advantage of unanticipated opportunities, such as acquisition opportunities that may arise in the U.S. and internationally. In addition, we may need to raise additional funds to develop new products or otherwise respond to changing business conditions or unanticipated competitive pressures. We may be required to delay or abandon some of our planned future expansion or expenditures if we fail to raise sufficient funds.

OUR OPERATING RESULTS FLUCTUATE DUE TO A VARIETY OF FACTORS AND ARE NOT A MEANINGFUL INDICATOR OF FUTURE PERFORMANCE.

     Our operating results have fluctuated in the past and may fluctuate significantly in the future, depending upon a variety of factors, including the incurrence of capital costs and the introduction of new products and services. Additional factors that may contribute to variability of operating results include:

     - the pricing and mix of services we offer;

     - our customer retention rate;

     - changes in pricing policies and product offerings by our competitors;

     - growth in demand for network and Internet access services;

     - one-time costs associated with acquisitions and the consolidation and integration of our acquired operations; and

     - general telecommunications services' performance and availability.

     We also have experienced seasonal variation in Internet use. Accordingly, our revenue streams may fluctuate. In response to competitive pressures, we may take certain pricing or marketing actions that could have a material adverse effect on our business, financial condition and results of operations. Therefore, we believe that period-to-period comparisons of our operating results are not necessarily meaningful and cannot be relied upon as indicators of future performance. If our operating results in any future period fall below the expectations of securities analysts and investors, the market price of our securities would likely decline.

OUR SUCCESS IS HIGHLY DEPENDENT ON THE GROWTH OF OUR EXISTING INTERNET ACCESS AND WEB HOSTING CORE SERVICES, AND ON OUR ABILITY TO EXPAND OUR SERVICE OFFERINGS AND DISTRIBUTION CHANNELS.

     While we continue to pursue acquisitions and investments both in the U.S. and internationally, our success is highly dependent on the growth of our existing Internet access and Web hosting core service platforms. We expect to drive this internal growth by expanding and enhancing our product service base with additional enhanced value Internet service capabilities and by establishing further distribution capabilities. We may develop these further product and distribution capabilities internally, but we primarily plan to form strategic relationships with various vendors and distribution partners. Accordingly, it will be important that we either develop these capabilities internally or identify suitable potential product and service vendors and distributors with whom we are able to complete agreements on acceptable terms. We expect that competition for strategic relationships with key vendors and potential distributors could be significant, and that we may have to compete with other companies with greater financial and other resources to obtain these important relationships. We cannot assure you that we will be able to identify suitable partnering candidates or be able to complete agreements on acceptable terms with these parties. Once implemented, we cannot assure you that any additional service capabilities that we launch will achieve general commercial acceptance or generate significant revenue, or that any particular distribution channels will prove to be effective.

OUR SUCCESS DEPENDS ON OUR ABILITY TO SUCCESSFULLY INTEGRATE THE OPERATIONS WE HAVE ACQUIRED AND MAY ACQUIRE IN THE FUTURE.

     A key element of our business strategy is to grow through acquisitions, and our success depends in large part on our ability to integrate the operations and management of the independent Internet operations we have acquired and those we may acquire in the future. To integrate our newly acquired Internet operations successfully, we must:

     - install and standardize adequate operational and control systems;

     - deploy standard equipment and telecommunications facilities;

     - employ qualified personnel to provide technical and marketing support in new as well as existing locations;

     - eliminate redundancies in overlapping network systems and personnel;

     - incorporate acquired technology and products into our existing service offerings;

     - implement and maintain uniform standards, procedures and policies;

     - standardize marketing and sales efforts under the common Verio brand; and

     - continue the expansion of our managerial, operational, technical and financial resources.

     The process of consolidating and integrating acquired operations takes a significant period of time, places a significant strain on our managerial, operating and financial resources, and could prove to be even more expensive and time-consuming than we have predicted. We may increase expenditures in order to accelerate the integration and consolidation process with the goal of achieving longer-term cost savings and improved profitability.

     The key integration challenges we face in connection with our acquisitions include:

     - acquired operations, facilities, equipment, service offerings, networks, technologies, brand names, and sales, marketing and service development efforts may not be effectively integrated with our existing operations;

     - anticipated cost savings and operational benefits may not be realized;

     - in the course of integrating an acquired operation, we may discover facts or circumstances that we did not know at the time of the acquisition that adversely impact our business or operations, or make the integration more difficult or expensive;

     - integration efforts may divert our resources from our existing business;

     - standards, controls, procedures and policies may not be maintained;

     - employees who are key to the acquired operations may choose to leave; and

     - we may experience unforeseen delays and expenses.

WE FACE RISKS ASSOCIATED WITH ACQUISITIONS GENERALLY.

     We expect to continue our acquisition and expansion strategy. Future acquisitions could materially adversely affect our operating results as a result of dilutive issuances of equity securities and the incurrence of additional debt. In addition, the purchase price for many of these acquired businesses likely will significantly exceed the current fair values of the net assets of the acquired businesses. As a result, material goodwill and other intangible assets would be required to be recorded which would result in significant amortization charges in future periods. These charges, in addition to the financial impact of such acquisitions, could have a material adverse effect on our business, financial condition and results of operations.

     We have recorded all business acquisitions under the purchase method of accounting. With the acquisition, on January 5, 1999, of Best Internet Communications, Inc. (d/b/a Hiway Technologies, Inc.), which we refer to as Hiway, we recorded gross goodwill totaling approximately $240.5 million, which is being amortized over a ten-year period from the acquisition date. On July 13, 1999, we acquired all of the outstanding stock of Computer Services Group, Inc. (which does business as digitalNATION) for $100.0 million in cash, the goodwill associated with which is being amortized over a 10-year period from the acquisition date. We cannot assure you of the number, timing or size of future acquisitions, or the effect that any such acquisitions might have on our operating or financial results.

THE FINANCIAL INFORMATION CONCERNING BUSINESSES WE ACQUIRE MAY BE INACCURATE.

     A number of the Internet businesses we have acquired did not have audited financial statements, and this may be true for subsequent acquisitions as well. These companies have had varying degrees of internal controls and detailed financial information. Therefore, the financial information included in this prospectus or incorporated by reference includes financial information concerning certain recently completed acquisitions for which audited financial statements may not be available. Our subsequent audits of these recently acquired companies may reveal significant issues with respect to revenues, expenses and liabilities, contingent or otherwise, of any of these providers.

OUR RAPID GROWTH PUTS A SIGNIFICANT STRAIN ON OUR RESOURCES.

     As a result of our acquisition strategy, we have been growing rapidly and expect to continue to grow rapidly. This rapid growth has placed, and is likely to continue to place, a significant strain on our managerial, operating, financial and other resources, including our ability to ensure customer satisfaction. For example, as our customer base grows, and the need for high capacity Internet data transmission capability expands, we will need to acquire substantial network capacity to support their needs. Our expansion efforts also require significant time commitments from our senior management and place a strain on their ability to manage our existing business. We also may be required to manage multiple relationships with third parties as we expand our enhanced value service offerings, including Web hosting. Our future performance will depend, in part, upon our ability to manage this growth effectively. To that end, we will have to undertake the following improvements, among others:

     - implement additional management information systems capabilities;

     - further develop our operating, administrative and financial and accounting systems and controls;

     - improve coordination between our engineering, accounting, finance, marketing and operations; and

     - hire and train additional personnel.

WE DEPEND UPON THIRD-PARTY CHANNEL PARTNERS FOR SALES OF OUR PRODUCTS AND SERVICES.

     We depend on third-party channel partners to stimulate demand for our products and services both where we do not have a direct sales force and as an alternative means for generating sales to customers. These channel partners include computer and telecommunications providers, Internet companies and portals, value-added resellers, original equipment manufacturers, systems integrators, Web designers and advertising agencies. Many of our channel partner distribution relationships involve untested or novel modes of distributing our products and services, and not all of these channel partners have been successful in meeting our objectives for generating additional sales of our products and services. If we fail to gain commercial acceptance in certain markets, channel partners may discontinue their relationships with us or we may fail to achieve a return on our investment in certain channel partner distribution arrangements. Conflicts may develop between our direct sales force efforts and those of our channel partners as well as among different channel partners. The loss of channel partners, the failure of such parties to perform under agreements with us, or the inability to attract other channel partners with the expertise and industry experience required to market our products and services could adversely affect us. Furthermore, sales through channel partners are usually at discounted rates or may require us to incur additional sales and marketing expenses. Therefore, the resulting revenues and gross margins will be less than if we had sold the same services directly.

WE FACE RISKS ASSOCIATED WITH INTERNATIONAL OPERATIONS AND EXPANSION.

     We provide Web hosting services to customers in over 170 countries. For the year ended December 31, 1998, and for the nine months ended September 30, 1999, we estimate that approximately 10% of our total revenues was from international operations. We expect to continue to expand in these and other international markets. However, the rate of development and adoption of the Internet has been slower outside the U.S., and the cost of transmitting data over the Internet outside the U.S. has been higher, which may adversely affect our ability to expand operations, and may increase our costs of operations internationally. We cannot assure you that acceptance of the Internet or demand for Internet access, Web hosting and other enhanced value Internet services will increase significantly in any international markets.

     We may need to enter into joint ventures or other outsourcing agreements with third parties, acquire complementary businesses or operations, or establish or maintain new operations outside the U.S. in order to conduct our foreign operations successfully. However, we cannot assure you that we will be able to obtain the permits and operating licenses required to operate, to hire and train employees or to market, sell and deliver high quality services in these markets. In addition, certain risks inherent in doing business on an international level include:

     - unexpected changes in or delays resulting from regulatory requirements, tariffs, customs, duties and other trade barriers;

     - difficulties in staffing and managing foreign operations;

     - longer payment cycles and problems in collecting accounts receivable;

     - political instability, expropriation, nationalization, war, insurrection and other political risks;

     - fluctuations in currency exchange rates and foreign exchange controls which restrict or prohibit repatriation of funds;

     - technology export and import restrictions or prohibitions;

     - employment laws and practices in foreign countries;

     - delays from customs brokers or government agencies;

     - differences in technology standards;

     - seasonal reductions in business activity during the summer months in Europe and certain other parts of the world; and

     - potentially adverse tax consequences.

     We cannot assure you that these factors will not have an adverse effect on our future international operations. In addition, changes in existing foreign laws or administrative practice relating to taxation, foreign exchange, regulatory or other matters could adversely affect us. For example, the European Union recently enacted its own privacy regulations. Future decisions, laws, regulations and other activities regarding regulation and content liability may significantly affect our business. Certain foreign governments, such as Germany, have enforced laws and regulations related to content distributed over the Internet that are more strict than those currently in place in the U.S. This could adversely affect our investment in international operations such as www.Service Online-Dienstleistungen GmbH.

     Effective January 1, 1999, 11 of the 15 member countries of the European Union established fixed conversion rates between their existing sovereign currencies and the euro, and adopted the euro as their common legal currency. We have not commenced any assessment of the effects or potential impact that the euro conversion would have on us.

WE FACE A HIGH LEVEL OF COMPETITION IN THE INTERNET SERVICES INDUSTRY.

     The tremendous growth and potential market size of the Internet access market and the absence of substantial barriers to entry have attracted many new start-ups as well as existing businesses from the telecommunications, cable and technology industries. As a result, the market for Internet access and related services is extremely competitive. We anticipate that competition will continue to intensify as the use of the Internet grows. Current and prospective competitors include:

     - other independent providers of Web hosting and other enhanced value Internet services;

     - national, regional and local Internet service providers;

     - global, national and regional long distance and local exchange telecommunications companies;

     - cable television companies;

     - direct broadcast satellite and wireless communications providers; and

     - on-line service providers.

     We believe that the following are the primary competitive factors in this market:

     - a secure and reliable national network with sufficient capacity, quality of service and scalability to support continued growth;

     - a knowledgeable and effective sales force, and broad and effective distribution channels;

     - knowledgeable and capable technical support personnel, and prompt and efficient customer care services;

     - Internet system engineering and other technical expertise;

     - competitive prices;

     - timely introductions of new products and services;

     - sufficient financial resources; and

     - a recognized and trusted brand name.

     Many of our competitors have significantly greater market presence, brand recognition, and financial, technical, network capacity and personnel resources than we do. All of the major long distance companies, also known as interexchange carriers, offer Internet access services and compete with us. The recent sweeping reforms in the federal regulation of the telecommunications industry have created greater opportunities for local exchange carriers, including the regional bell operating companies, to enter the Internet access market. In order to address the Internet access requirements of the current business customers of long distance and local carriers, many carriers are integrating horizontally through acquisitions of or joint ventures with Internet service providers, or by wholesale purchase of Internet access from Internet service providers. In addition, many of the major cable companies and other alternative service providers -- such as those companies utilizing wireless terrestrial and satellite-based service technologies -- have announced their plans to offer Internet access and related services. Accordingly, we expect that we will experience increased competition from traditional and emerging telecommunications providers. Many of these companies, in addition to their substantially greater network coverage, market presence, and financial, technical and personnel resources, also have large existing commercial customer bases. Furthermore, they may have the ability to bundle Internet access with basic local and long distance telecommunications services. This bundling of services may have an adverse effect on our ability to compete effectively with them and may result in pricing pressure on us that would adversely affect our business, financial condition and results of operations.

     The recent deployment and further planned deployment of broadband services or high capacity data transmission capabilities by cable and telephone companies through new technologies such as cable modems and various digital subscriber lines also creates further competitive pressure on our business. While these providers initially targeted the residential consumer, more recently a number of digital subscriber lines providers also have announced their intent to offer services to our target business market. This may significantly affect the pricing of our Internet access service offerings. Although we offer for sale digital subscriber line services to business customers in a large number of markets, there are numerous providers of digital subscriber lines competing with these product offerings, and several providers have launched their services in conjunction with Internet service providers, allowing those providers to offer Internet access over digital subscriber lines circuits. These circuits, which provide higher speed and lower latency Internet connections than a standard dialup phone connection, compete with our dedicated connectivity offerings.

     As we continue to expand internationally, we will encounter new competitors. In some cases, we will be forced to compete with and buy services from government-owned or subsidized telecommunications providers. Some of these providers may enjoy a monopoly on telecommunications services essential to our business. We cannot assure you that we will be able to purchase these services at a reasonable price or at all. In addition to the risks associated with our local competitors, foreign competitors may pose an even greater risk, as they may possess a better understanding of their local markets and better working relationships with local infrastructure providers and others. We cannot assure you that we can obtain similar levels of local knowledge. Failure to obtain that knowledge and those relationships could place us at a significant competitive disadvantage.

WE DEPEND UPON OUR NETWORK INFRASTRUCTURE.

     Our success depends upon our ability to implement and expand our national network infrastructure and support services at an acceptable cost. This may require us to enter into additional agreements with providers of infrastructure capacity and equipment and support services. We cannot assure you that any of these agreements can be obtained on satisfactory terms and conditions. We also anticipate that future expansions and adaptations of our network infrastructure may be necessary in order to respond to growth in the number of customers served, increased demands to transmit larger amounts of data and changes to our customers' product and service requirements. This will require substantial financial, operational and managerial resources. We cannot assure you that we will be able to expand or adapt our network infrastructure to meet the industry's evolving standards or our customers' growing demands and changing requirements on a timely or
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

cost-effective basis, or at all. Also, we may not be able to deploy successfully any expanded and adapted network infrastructure.

OUR NETWORK SYSTEM COULD FAIL, WHICH COULD NEGATIVELY IMPACT OUR REVENUES.

     Our success depends upon our ability to deliver reliable, high-speed access to the Internet and upon the ability and willingness of our telecommunications providers to deliver reliable, high-speed telecommunications service through their networks. Our network, and other networks providing services to us, are vulnerable to damage or cessation of operations from fires, earthquakes, severe storms, power losses, telecommunications failures and similar events, particularly if the events occur within a high-traffic location of the network. We have designed our network to minimize the risk of such system failure, for instance, with redundant circuits among point of presence facilities to allow traffic rerouting. In addition, we perform lab and field testing before integrating new and emerging technology into the network, and we engage in capacity planning. Nonetheless, we cannot assure you that we will not experience failures or shutdowns relating to individual point of presence facilities or even catastrophic failure of the entire network.

     While historically we have not, as a general matter, offered our customers a service-level warranty, our customers are increasingly requiring that we provide a standard service-level warranty for our services. Many of our competitors have begun to do so. As a result, in order to remain competitive, we now expect to implement a standard policy under which we offer such a warranty to our customers. To the extent that we provide such a service-level warranty in the future, we could experience a material decline in our revenues in connection with any significant system downtime experienced by our customers or other material changes associated with such warranty coverage. In addition, certain of the companies we acquired did offer various warranties under their customer contracts. For example, Hiway historically has offered its customers a service-level warranty, under which Hiway commits that a customer's Web site will be available at least 99.9% of the time in each calendar month for as long as the customer is using the services. If uptime falls below this level in any month, the customer is entitled to certain service credits for that month. By acquiring Hiway, we inherited these warranty obligations.

     We carry business personal property insurance at both scheduled locations and unscheduled locations, with a blanket property limit of $10.0 million per location, and business interruption insurance with a blanket limit of $2.0 million per location. This insurance may not be adequate or available to compensate us. In addition, we generally attempt to limit our liability to customers by contractually disclaiming liability or limiting liability to a usage credit based upon the amount of time that the system was down. We cannot assure you, however, that such limitations of liability will be enforceable. In any event, significant or prolonged system failures or shutdowns could damage our reputation and cause us to lose our customers.

ALTHOUGH WE HAVE IMPLEMENTED NETWORK SECURITY MEASURES, OUR NETWORK MAY EXPERIENCE SECURITY BREACHES.

     We have implemented certain network security measures, such as limiting physical and network access to our routers. Nonetheless, we cannot assure you that our network infrastructure will not be vulnerable to computer viruses, break-ins and similar disruptive problems caused by our customers or other Internet users. Computer viruses, break-ins or other problems caused by third parties could lead to interruptions, delays or cessation in service to our customers. Furthermore, such incidents could deter potential customers and adversely affect existing customer relationships.

     Security problems represent an ongoing threat to public and private data networks. Attacks upon the security of Internet sites and infrastructure continue to be reported to organizations such as the CERT Coordination Center at Carnegie Mellon University, which facilitates responses of the Internet community to computer security events. Addressing problems caused by computer viruses or break-ins or other problems caused by third parties could have a material adverse effect on us, and the cost of eliminating these security breaches could be prohibitively expensive.

WE MAY BE LIABLE TO CUSTOMERS FOR SECURITY BREACHES.

     The security services that we offer in connection with our customers' networks cannot ensure complete protection from computer viruses, break-ins and other disruptive problems. Inappropriate use of the Internet by third parties could also potentially jeopardize the security of confidential information stored in the computer systems of our customers. Although we attempt to limit contractually our liability in such instances, the occurrence of these problems may result in claims against us or liability on our part. Such claims, regardless of their ultimate outcome, could result in costly litigation and adversely affect our business or reputation or our ability to attract and retain customers. Moreover, the security and privacy concerns of existing and potential customers may inhibit the growth of the Internet service industry and our customer base and revenues.

OUR COSTS WILL INCREASE IF WE FAIL TO MAINTAIN OUR PEERING RELATIONSHIPS.

     The establishment and maintenance of peering relationships with other Internet service providers are necessary in order to exchange traffic with other Internet service providers without paying transit costs. The basis on which the large national Internet service providers make peering available or impose settlement charges is evolving. Recently, companies that previously offered peering have cut back or eliminated peering relationships and are establishing new, more restrictive criteria for peering, requiring substantial data transmission volume and broad national scale. Global network capabilities also may become a requirement. We may have to comply with increasing peering requirements in order to maintain our peering relationships. Failure to maintain peering relationships or establish new ones, if necessary, will increase our operating expenses.

WE DEPEND ON THE INTERNET AND INTERNET INFRASTRUCTURE DEVELOPMENT.

     Our products and services are targeted toward users of the Internet, which has experienced rapid growth. Critical issues concerning the commercial use of the Internet remain unresolved and may impact the growth of Internet use, especially in our target business market. Despite growing interest in the many commercial uses of the Internet, many businesses have been deterred from purchasing Internet access services for a number of reasons, including:

     - inconsistent quality of service;

     - lack of availability of cost-effective, high-speed options;

     - a limited number of local access points for corporate users;

     - inability to integrate business applications on the Internet;

     - the need to deal with multiple and frequently incompatible vendors;

     - inadequate protection of the confidentiality of stored data and information moving across the Internet; and

     - a lack of tools to simplify Internet access and use.

     In particular, numerous published reports have indicated that a perceived lack of security of commercial data, such as credit card numbers, has significantly impeded commercial use of the Internet to date. There can be no assurance that encryption or other technologies will satisfactorily address these security concerns. Published reports have also indicated that capacity constraints caused by growth in the use of the Internet may, unless resolved, impede further development of the Internet to the extent that users experience delays, transmission errors and other difficulties. The adoption of the Internet for commerce and communication, particularly by those individuals and enterprises which have historically relied upon alternative means of commerce and communication, generally requires the understanding and acceptance of a new way of conducting business and exchanging information. In particular, enterprises that have already invested substantial resources in other means of conducting commerce and exchanging information may be particularly reluctant or slow to adopt a new strategy that may make their existing personnel and infrastructure obsolete.

If the market for Internet access services fails to develop, develops more slowly than expected, or becomes saturated with competitors, or if Internet access and services are not broadly accepted, our business, financial condition and results of operations will be materially adversely affected. In addition, the rate of development and adoption of the Internet has been slower outside the United States, and the cost of transmitting data over the Internet has been higher. The recent growth in the use of the Internet has caused frequent periods of performance degradation, requiring the upgrade of routers and switches, telecommunications links and other components forming the infrastructure of the Internet by providers and other organizations with links to the Internet. Any perceived degradation in the performance of the Internet as a whole could undermine the benefits of our services. Consequently, the emergence and growth of the market for our services is dependent on improvements being made to the entire Internet infrastructure to alleviate overloading and congestion.

WE MUST KEEP UP WITH TECHNOLOGY TRENDS AND EVOLVING INDUSTRY STANDARDS.

     The market for Internet access and related services is characterized by rapidly changing technology, evolving industry standards, changes in customer needs and frequent new product and service introductions. Our future success will depend, in part, on our ability to effectively use leading technologies, to continue to develop our technical expertise, to enhance our current services, to develop new products and services that meet changing customer needs, and to influence and respond to emerging industry standards and other technological changes on a timely and cost-effective basis. We cannot assure you that we will be successful in accomplishing these tasks or that such new technologies or enhancements will achieve market acceptance. We believe that our ability to compete successfully is also dependent upon the continued compatibility and interoperability of our services with products and architectures offered by various vendors. We cannot assure you that we will be able to effectively address the compatibility and interoperability issues raised by technological changes or new industry standards. In addition, we cannot assure you that services or technologies developed by others will not render our services or technology uncompetitive or obsolete. For example, our services rely on the continued widespread commercial use of transmission control protocol/ Internet protocol. Alternative open and proprietary protocol standards that compete with transmission control protocol/Internet protocol, including proprietary protocols developed by IBM and Novell, Inc., have been or are being developed. The failure of the market for business-related Internet solutions to continue to develop would adversely impact our business, financial condition and results of operations.

WE FACE POTENTIAL LIABILITY FOR INFORMATION DISSEMINATED THROUGH OUR NETWORK.

     The law relating to liability of Internet service providers for information carried on or disseminated through their networks is not completely settled. A number of lawsuits have sought to impose such liability for defamatory speech and infringement of copyrighted materials. The U.S. Supreme Court has let stand a lower court ruling which held that an Internet service provider was protected from liability for material posted on its system by a provision of the Communications Decency Act. However, the findings in that case may not be applicable in other circumstances. Other courts have held that on-line service providers and Internet service providers may, under certain circumstances, be subject to damages for copying or distributing copyrighted materials. Certain provisions of the Communications Decency Act, which imposed criminal penalties for using an interactive computer service for transmitting obscene or indecent communications, have been found unconstitutional by the U.S. Supreme Court. However, on October 21, 1998, federal legislation was enacted that requires limitations on access to pornography and other material deemed "harmful to minors" within the meaning contained in the legislation. This legislation has been successfully attacked in the U.S. district court as a violation of the First Amendment. This decision is on appeal and was recently argued before the U.S. Court of Appeals for the Third Circuit. We are unable to predict the outcome of this appeal. In addition, the Federal Trade Commission has adopted final rules that are to become effective April 21, 2000, regarding the Children's Online Privacy Protection Act's prohibition of unfair and deceptive acts and practices in connection with the collection and use of personal information from and about children on the Internet. The rules provide that Web sites directed at children under 13 years of age must obtain verifiable parental consent before collecting personal information from children and must take other measures intended to safeguard children's privacy. Additional requirements may be imposed on Web site operations relating to the use, dissemination and collection of personal information, and proposals to enact federal and state legislation addressing issues relating to Internet content and liability are submitted regularly. The imposition upon Internet service providers or Web server hosts of potential liability for materials carried on or disseminated through their systems could require us to implement measures to reduce our exposure to such liability. These measures may require that we spend substantial resources or discontinue certain product or service offerings. Any of these actions could have a material adverse effect on our business, financial condition and results of operations.

     The law relating to the regulation and liability of Internet access providers in relation to information carried or disseminated also is developing in other countries. For example, the European Union has enacted its own data privacy regulations, and Australia has imposed new obligations on Internet service providers to block access to certain types of content. Decisions, laws, regulations and other activities regarding regulation and content liability may significantly affect the development and profitability of companies offering on-line and Internet access services.

     We carry an errors and omissions insurance policy. This insurance may not be adequate or available to compensate us for all liability that may be imposed.

WE MAY BECOME SUBJECT TO GOVERNMENT REGULATION.

     Although we are not currently subject to direct government regulation other than regulations applicable to businesses generally, changes in the regulatory environment relating to the Internet connectivity market could affect our pricing. For example, regulations at the Federal Communications Commission require discounted Internet connectivity rates for schools and libraries. Due to the increasingly widespread use of the Internet, it is possible that additional laws and regulations may be adopted. Additional laws and regulations could cover issues such as content, user pricing, privacy, libel, intellectual property protection and infringement, and technology export and other controls. We may be subject to similar or other laws and regulations in non-U.S. jurisdictions.

     Moreover, the Federal Communications Commission continues to review its regulatory position on the usage of the basic network and communications facilities by Internet service providers. Although in an April 1998 report the Federal Communications Commission determined that Internet service providers should not be treated as telecommunications carriers and therefore not regulated, it is expected that future Internet service provider regulatory status will continue to be uncertain. Indeed, in that report, the Federal Communications Commission concluded that certain services offered over the Internet, such as phone-to-phone Internet protocol telephony, may be functionally indistinguishable from traditional telecommunications service offerings and their non-regulated status may have to be re-examined.

     Changes in the regulatory structure and environment affecting the Internet access market, including regulatory changes that directly or indirectly affect telecommunications costs or increase the likelihood of competition from regional bell operating companies or other telecommunications companies, could adversely affect us. Although the Federal Communications Commission has decided not to allow local telephone companies to impose per-minute access charges on Internet service providers, and that decision has been upheld by the reviewing court, further regulatory and legislative consideration of this issue is likely. In addition, some telephone companies are seeking relief through the Federal Communications Commission and state regulatory agencies. Such rules, if adopted, are likely to have a greater impact on consumer-oriented Internet access providers than on business-oriented Internet service providers such as Verio. Nonetheless, the imposition of access charges would affect our costs of serving dialup customers and could have a material adverse effect on our business, financial condition and results of operations.

WE DEPEND UPON SUPPLIERS, WHO ARE OFTEN OUR COMPETITORS, AND HAVE LIMITED SOURCES OF SUPPLY FOR CERTAIN PRODUCTS AND SERVICES.

     We rely on other companies to supply certain key products and services that we resell and certain components of our network infrastructure. The products and services that we resell, and certain components that we require for our network, are available only from limited sources. For example, we currently rely primarily on Cisco Systems to supply routers critical to our network. We could be adversely affected if routers from Cisco were to become unavailable on commercially reasonable terms. Qwest, Sprint, MCI WorldCom and MFS, who sell products and services that compete with ours, also are our primary providers of data communications facilities and network capacity. Northpoint Communications and Covad Communications provide us with digital subscriber line services for resale to our customers. We also are dependent upon local exchange carriers, which often are our competitors, to provide telecommunications services and lease physical space to us for routers, modems and other equipment. From time to time we experience delays in the delivery and installation of telecommunications services, which can lead to the loss of existing or potential customers or delays in generating revenues from sales to customers. We cannot assure you that, on an ongoing basis, we will be able to obtain third-party products and services cost-effectively and on the scale and within the time frames we require, or at all. Failure to obtain or to continue to make use of such third-party products and services would have a material adverse effect on our business, financial condition and results of operations.

WE DEPEND ON KEY PERSONNEL AND COULD BE AFFECTED BY THE LOSS OF THEIR SERVICES BECAUSE OF THE LIMITED NUMBER OF QUALIFIED PEOPLE IN OUR INDUSTRY.

     Competition for qualified employees and personnel in the Internet services industry is intense and there are a limited number of people with knowledge of and experience in the Internet service industry. The process of locating personnel with the combination of skills and attributes required to carry out our strategies is often lengthy. Our success depends to a significant degree upon our ability to attract and retain qualified management, technical, marketing and sales personnel and upon the continued contributions of such people. We cannot assure you that we will be successful in attracting and retaining qualified executives and personnel. In addition, our employees may voluntarily terminate their employment with us at any time. The loss of the services of key personnel or our failure to attract additional qualified personnel could have a material adverse effect on our business, financial condition and results of operations.

OUR BUSINESS MAY BE ADVERSELY IMPACTED BY YEAR 2000 ISSUES.

     The commonly referred to Year 2000 or Y2K issue results from the fact that many computer programs and systems were developed without considering the possible impact of a change in the century designation that occurred on January 1, 2000. As a result, these programs and systems use only two digits instead of four to identify the year in the date field. Systems that do not properly recognize this date could generate wrong data, calculate erroneous results, or fail if the issue was or remains uncorrected. The Year 2000 problem is pervasive and complex, as virtually every company's computer operations potentially could be affected in some way.

     We have identified two main areas of potential Y2K risk in our business:

     - our internal systems or embedded chips could be disrupted or fail, which could negatively impact our services and productivity; and

     - computer systems or embedded technology of third parties, such as our suppliers, vendors, customers, landlords, telecommunication service providers, outsource providers, and others could be disrupted or fail, and thereby adversely affect our operations.

     In order to evaluate the potential impact of the Y2K problem on our business, and to help ensure that our network operations and services to our customers were not and are not interrupted due to the Y2K problem, we undertook an extensive inventory, assessment and remediation program to evaluate and remediate the Y2K compliance status of our equipment, network and systems. We established a Y2K assessment team that was responsible for overseeing this effort.

     Verio assessed the compliance status of all potentially affected systems and equipment identified from the inventory phase of our Y2K compliance effort, throughout our operations. Compliance status was checked against third party information sources including public statements made by hardware and software vendors, correspondence directly with such vendors, and compilations of compliance information published by other parties. Verio did not independently verify compliance of such hardware and software components utilized within our service, or independently verify the contents of the republications.

     We believe that, as a result of our detailed assessment and remediation efforts, the Y2K issue has not posed significant operational problems for us. However, if Y2K compliance problems have not been discovered, or if requisite modifications or remedies have not been undertaken or made, it is possible that the Y2K problem still could have a material impact on our operations. We cannot currently estimate the magnitude of such a possible impact.

     Through the end of 1999, we surveyed, among others, critical vendors, suppliers, customers and financial institutions for Year 2000 compliance. We evaluated the Year 2000 preparedness of our telecommunications providers, on which we rely for the network services crucial to our business. In order to reduce potential adverse impacts, we have maintained diverse providers for such network services. However, failure of any one provider could still have a material impact on Verio's operations. Our survey of our third party suppliers indicates that many of them were still working on their own Year 2000 compliance issues through the end of 1999. We are heavily dependent upon the veracity of their testing and statements of compliance as we cannot replicate and independently test the services supplied to us. Though most of these suppliers indicate that their critical systems and technology were Year 2000 ready, at this time we cannot estimate the effect, if any, that non-compliant systems supplied by these entities could have on us. It is possible that the impact on us could be material if one or more of these systems were not Y2K compliant by the end of the year. We continue to work with each of these suppliers to obtain the latest information on their compliance status to assist us in evaluating and developing contingency plans. If any of our material third party suppliers or vendors are not Y2K ready and their non-compliance causes a material disruption to any of their respective businesses or services, our business, operations and/or services could be materially and adversely affected.

     The most significant risks that the Y2K issues continue to present to us include, without limitation, disruption, delay or cessation of operations. Other potential adverse Y2K scenarios include the failure or impairment of software that is provided by a third party and incorporated in one of our service platforms as a result of a Y2K problem. In that case, the particular service that the software supports could likewise become inoperable or perform incorrectly. Further, in the event that third-party-supplied equipment (including customer premise equipment) contains non-Y2K-compliant technology, the systems, operations or services supported by that equipment also could fail or be interrupted. Other potential disruptions could include the interruption in delivery of key supplies from vendors and other interruptions in the normal course of our operations. Even though the date is now past January 1, 2000, we have not experienced any immediate adverse impact from the transition to the Year 2000, we cannot provide assurance that, in the event that a failure does occur, our services would not suffer degradation or complete failure without warning or remedy, resulting in substantial potential expense.

     While our expenditures to date in our Year 2000 program efforts have not been material, it is possible that the costs associated with our Y2K efforts could increase if it is determined that additional resources are required or if important operational or systems equipment must yet be remediated or replaced. The total cost of our Y2K compliance program is funded through cash on hand and we are expensing these costs, as appropriate. While the financial impact of making all required systems changes or other remediation efforts cannot be known precisely, it is not expected to be material to our financial position, results of operations, or cash flows. We have not cancelled any principal information technology projects as a result of our Y2K efforts, although we have rescheduled and reprioritized some internal tasks in order to accommodate these efforts.

     While we believe that we have adequately addressed the Y2K issue, we cannot assure you that our Y2K compliance effort has prevented every potential interruption or failure, or that the cost and liabilities associated with the Y2K issue will not materially adversely impact our business, prospects, revenues, or financial position.

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

                               THE EXCHANGE OFFER

     The following discussion summarizes the provisions of a registration rights agreement that we entered into with the initial purchasers of the old notes. It does not purport to be complete and reference is made to the provisions of the registration rights agreement, which has been filed as an exhibit to the registration statement of which this prospectus constitutes a part, and copies of which are available upon request to Verio.

PURPOSE AND EFFECT

     The old notes were sold by us to Salomon Smith Barney Inc., Donaldson, Lufkin & Jenrette Securities Corporation and Morgan Stanley Dean Witter, as initial purchasers, on November 16, 1999. The initial purchasers subsequently resold the old notes in reliance on Rule 144A under the Securities Act. We entered into a registration rights agreement with the initial purchasers that requires, among other things, that we:

     - file, on or prior to February 17, 2000, a registration statement with the Securities and Exchange Commission under the Securities Act concerning the exchange offer with respect to the notes;

     - use our best efforts (a) to cause the registration statement to be declared effective by the Securities and Exchange Commission on or before May 18, 2000, and (b) to complete the exchange offer on or before June 19, 2000; and

     - keep the exchange offer open for a period of not less than 30 days (or longer if required by applicable law) after the date the notice of the exchange offer is mailed to the holders of the old notes.

     The exchange offer is intended to satisfy our obligations under the registration rights agreement.

     By tendering, each registered holder will represent to us that, among other things:

          (1) any new notes received will be acquired by the holder and the beneficial owner of the old notes in the ordinary course of business of the holder and each beneficial owner;

          (2) the holder and the beneficial owner are not participating, do not intend to participate, and have no arrangement or understanding with any person to participate, in the distribution of the new notes;

          (3) the holder and the beneficial owner acknowledge and agree that any person participating in the exchange offer for the purpose of distributing the new notes must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction of the new notes acquired by such person and cannot rely on the position of the staff of the Securities and Exchange Commission in its no-action letters that are discussed below under "-- Resales of New Notes;"

          (4) that if the holder is a broker-dealer that acquired old notes as a result of market making or other trading activities, it will deliver a prospectus in connection with any resale of new notes acquired in such exchange offer;

          (5) the holder and the beneficial owner understand that a secondary resale transaction described in clause (3) above should be covered by an effective registration statement containing the selling security holder information required by item 507 of Regulation S-K of the Securities and Exchange Commission; and

          (6) neither the holder nor the beneficial owner is an "affiliate," as defined under Rule 405 of the Securities Act, of Verio except as otherwise disclosed to Verio in writing.

     In connection with a book-entry transfer, each participant will confirm that it makes the representations and warranties contained in the letter of transmittal.

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

CONSEQUENCES OF FAILURE TO EXCHANGE OLD NOTES

     After the exchange offer expires, holders of old notes not tendered, or not properly tendered, will not have any further registration rights. These old notes will continue to be subject to the existing transfer restrictions. Accordingly, the liquidity of the market for a holder's old notes could be adversely affected after the exchange offer expires if such holder elects not to participate in the exchange offer.

TERMS OF THE EXCHANGE OFFER

     Upon the terms and subject to the conditions described below, the registration rights agreement and the accompanying letter of transmittal, we will accept for exchange any and all old notes that are validly tendered on or prior to 5:00 p.m., New York City time, on the expiration date upon satisfaction or waiver of all the conditions to the exchange offer. The new notes will be delivered promptly after acceptance of the old notes.

     We will issue $1,000 principal amount of new notes in exchange of each $1,000 principal amount of outstanding old notes accepted in the exchange offer. You may tender some or all of your old notes in the exchange offer. However, old notes may be tendered only in integral multiples of $1,000. The new notes will evidence the same debt as the old notes and will be entitled to the benefits of the indenture. The form and terms of the new notes are substantially the same as the form and terms of the old notes, except that:

     - the new notes have been registered under the Securities Act and will not bear legends restricting their transfer; and

     - holders of the new notes generally will not be entitled to certain rights under the registration rights agreement, which rights generally will terminate upon completion of the exchange offer.

     You may withdraw the tender of your old notes at any time prior to 5:00 p.m., New York City time, on the expiration date. The exchange offer is not conditioned upon any minimum principal amount of old notes being tendered for exchange. See "-- Conditions of the Exchange Offer."

     As of the date of this prospectus, $400.0 million in aggregate principal amount of the old notes is outstanding. As of January 31, 2000, there was one registered holder of old notes with approximately 25 Depository Trust Company participants. Only a holder of the old notes, or such holder's legal representative or attorney-in-fact, may participate in the exchange offer. There will be no fixed record date for determining holders of the old notes entitled to participate in the exchange offer. We believe that, as of the date of this prospectus, no holder of old notes is an "affiliate," as defined in Rule 405 under the Securities Act, of Verio.

     We will be deemed to have accepted validly tendered notes when, as and if we have given oral or written notice to the exchange agent. The exchange agent will act as agent for the tendering holders of old notes and for the purposes of receiving the new notes from us. Issuances of new notes for old notes that are accepted in the exchange offer will be made only after timely receipt by the exchange agent of such old notes, a properly completed and duly executed letter of transmittal and all other required documents, or of confirmation of a book-entry transfer of such old notes into the exchange agent's account at the Depository Trust Company; provided, however, that we reserve the absolute right to waive any defects or irregularities in the tender or conditions of the exchange offer. If any tendered old notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, certificates for any unaccepted old notes will be returned, without expense, to the tendering holder as promptly as practicable after the expiration date.

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

     The expiration date shall be             , 2000 at 5:00 p.m., New York City
time, unless we decide in our sole discretion to extend the exchange offer, in which case the expiration date shall be the latest date and time to which the exchange offer is extended.

     In order to extend the exchange offer, we will notify the exchange agent of any extension by oral or written notice and will make a public announcement, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

     We reserve the right, in our sole discretion, (1) to delay accepting any old notes, (2) to extend the exchange offer, and (3) to amend the terms of the exchange offer in any manner. Any such delay in acceptance, extension or amendment will be followed as promptly as practicable by a public announcement. If the exchange offer is amended in a manner determined by us to constitute a material change, we will promptly disclose such amendments by means of a prospectus supplement that will be distributed to the registered holders of the old notes subject to the exchange offer. Modifications of the exchange offer, including but not limited to extension of the period during which the exchange offer is open, may require that at least five business days remain in the exchange offer.

CONDITIONS OF THE EXCHANGE OFFER

     The exchange offer is not conditioned upon any minimum principal amount of the old notes being tendered for exchange. However, the exchange offer is conditioned upon the declaration by the Securities and Exchange Commission of the effectiveness of the registration statement of which this prospectus constitutes a part.

ACCRUED INTEREST

     The new notes will bear interest at a rate equal to 10 5/8% per annum from and including their date of issuance. Holders whose old notes are accepted for exchange will have the right to receive accrued interest from the last date on which interest was paid on the old notes, or if no interest had been paid on such old notes, from the date of their original issue, to, but not including, the date of issuance of the new notes accepted for exchange. Interest accrued on the old notes at the rate of 10 5/8% per annum, and will cease to accrue on the day the issuance of the new notes. See "Description of the Notes -- Maturity, Interest and Principal."

PROCEDURE FOR TENDERING OLD NOTES

     The tender by a holder and the acceptance by Verio will constitute a binding agreement between the tendering holder and Verio upon the terms and subject to the conditions contained in this prospectus and in the accompanying letter of transmittal.

     Except as described below, a holder who wishes to tender old notes in the exchange offer must transmit such old notes, together with a properly completed and signed letter of transmittal, including all other documents required by such letter of transmittal, to the exchange agent prior to 5:00 p.m., New York City time, on the expiration date. The method of delivery of old notes, letters of transmittal and all other required documents is at the election and risk of the holder. If such delivery is by mail, it is recommended that registered mail, properly insured, with return receipt requested, be used. Instead of delivery by mail, it is recommended that the holder use an overnight or hand delivery service. In all cases, sufficient time should be allowed to ensure timely delivery.

     Any financial institution that is a participant in the Depository Trust Company's book-entry transfer facility system may make book-entry delivery of the old notes by causing the Depository Trust Company to transfer such old notes into the exchange agent's account in accordance with the Depository Trust Company's procedures for such transfer. In connection with a book-entry transfer, a letter of transmittal need not be transmitted to the exchange agent, provided that the book-entry transfer procedure is made in accordance with the Depository Trust Company's Automated Tender Offer Program procedures for transfer and such procedures are complied with prior to 5:00 p.m., New York City time, on the expiration date.

     The Depository Trust Company's Automated Tender Offer Program is the only method of processing exchange offers through the Depository Trust Company. To accept the exchange offer through the Automated Tender Offer Program, participants in the Depository Trust Company must send electronic instructions to the

Depository Trust Company through the Depository Trust Company's communication system, prior to 5:00 p.m., New York City time, on the expiration date, in place of sending a signed, hard copy letter of transmittal. The Depository Trust Company is obligated to communicate those electronic instructions to the exchange agent by an agent's message. The term "agent's message" means a message transmitted by the Depository Trust Company received by the exchange agent and forming part of the book-entry confirmation, which states:

     - that the Depository Trust Company has received an express acknowledgment from a participant in the Depository Trust Company's Automated Tender Offer Program that is tendering old notes which are the subject of such book entry confirmation; and

     - that such participant has received and agrees to be bound by the terms of the letter of transmittal, or, in the case of an agent's message relating to guaranteed delivery, that such participant has received, and agrees to be bound by the applicable notice of guaranteed delivery, and that the agreement may be enforced against such participant.

To tender old notes through the Automated Tender Offer Program, the electronic instructions sent to the Depository Trust Company and transmitted by the Depository Trust Company to the exchange agent must contain the participant's acknowledgement of its receipt of and agreement to be bound by the letter of transmittal for such old notes.

     Each signature on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the old notes surrendered for exchange are tendered (1) by a registered holder of the old notes who has not completed either the box entitled "Special Exchange Instructions" or the box entitled "Special Delivery Instructions" in the letter of transmittal, or (2) for the account of an eligible institution, which means a firm which is a member of a registered national securities exchange or the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the U.S. or otherwise is an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act.

     In the event that a signature on a letter of transmittal or a notice of withdrawal, as the case may be, is required to be guaranteed, such guarantee must be by an eligible institution. If the letter of transmittal is signed by a person other than the registered holder of the old notes, the old notes surrendered for exchange must be endorsed or accompanied by a properly completed bond power, in form satisfactory to us in our sole discretion, signed by the registered holder, as such registered holder's name appears on such old notes, with the signature guaranteed by an eligible institution.

     All questions as to the validity, form, eligibility, including time of receipt, acceptance and withdrawal of old notes tendered for exchange will be determined by us in our sole discretion, which determination will be final and binding. We reserve the absolute right to reject any and all old notes not properly tendered and to reject any old notes acceptance of which might, in our judgment or the judgment of our counsel, be unlawful. We also reserve the absolute right to waive any defects or irregularities or conditions of the exchange offer as to particular old notes either before or after the expiration date, including the right to waive the ineligibility of any holder who seeks to tender old notes in the exchange offer. The interpretation of the terms and conditions of the exchange offer, including the letter of transmittal and the instructions thereto, by us will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of old notes for exchange must be cured within such period of time as we shall determine. Although we will use reasonable efforts to notify holders of defects or irregularities with respect to tenders of old notes, none of Verio, the exchange agent or any other person shall incur any liability for failure to give such notification. Tenders of the old notes will not be deemed to have been made until such irregularities have been cured or waived.

     If any letter of transmittal, endorsement, bond power, power of attorney or any other document required by the letter of transmittal is signed by a trustee, executor, corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and, unless waived by us, proper evidence satisfactory to us, in our sole discretion, of such person's authority to so act must be submitted.

     If you are a beneficial owner of old notes and the old notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, and you wish to tender old notes in the exchange offer, you should contact such registered holder promptly and instruct such registered holder to tender on your behalf. If you are a beneficial owner and you wish to tender directly, you must, prior to completing and executing the letter of transmittal and tendering old notes, make appropriate arrangements to register ownership of the old notes in your name. Beneficial owners should be aware that the transfer of registered ownership may take considerable time.

GUARANTEED DELIVERY PROCEDURES

     Holders who wish to tender their old notes and (1) whose old notes are not immediately available, (2) who cannot deliver their old notes or any other documents required by the letter of transmittal to the exchange agent prior to the expiration date, or (3) who cannot complete the procedure for book-entry transfer on a timely basis, may effect a tender if:

          (a) the tender is made by or through an eligible institution and a notice of guaranteed delivery is signed by such holder;

          (b) on or prior to the expiration date, the exchange agent receives from the holder and the eligible institution a properly completed and duly executed notice of guaranteed delivery, by facsimile transmission, mail or hand delivery, containing the name and address of the holder, the certificate number or numbers of the tendered old notes, and the principal amount of tendered old notes, stating that the tender is being made thereby and guaranteeing that, within five New York Stock Exchange trading days after the date of delivery of the notice of guaranteed delivery, the tendered old notes, a duly executed letter of transmittal and any other required documents will be deposited by the eligible institution with the exchange agent; and

          (c) such properly completed and executed documents required by the letter of transmittal and the tendered old notes in proper form for transfer, or confirmation of a book-entry transfer of such old notes into the exchange agent's account at the Depository Trust Company, is received by the exchange agent within five New York Stock Exchange trading days after the expiration date.

     Any holder who wishes to tender old notes pursuant to the guaranteed delivery procedures described above must ensure that the exchange agent receives the notice of guaranteed delivery and letter of transmittal relating to such old notes prior to 5:00 p.m., New York City time, on the expiration date. The Depository Trust Company participants may also submit the notice of guaranteed delivery through the Automated Tender Offer Program.

WITHDRAWAL RIGHTS

     Tenders of the old notes may be withdrawn, at any time prior to 5:00 p.m., New York City time, on the expiration date. To withdraw a tender of old notes in the exchange offer, a written notice must be received by the exchange agent, at its address set forth on the back cover page of this prospectus, or holders must comply with the appropriate procedures of the Depository Trust Company's Automated Tender Offer Program. Any such notice of withdrawal must:

     - specify the name of the person having deposited the old notes to be withdrawn;

     - identify the old notes to be withdrawn, including the certificate number or numbers and principal amount of such old notes, as applicable;

     - be signed by the holder in the same manner as the original signature on the letter of transmittal by which such old notes were tendered, including any required signature guarantees, or be accompanied by a bond power in the name of the person withdrawing the tender, in a form satisfactory to us in our sole discretion, duly executed by the registered holder, with the signature thereon guaranteed by an eligible institution together with the other documents required upon transfer by the indenture; and

     - specify the name in which such old notes are to be re-registered, if different from the person depositing the old notes to be withdrawn.

     Any questions as to the validity, form and eligibility, including time of receipt, of such notices will be determined by us, in our sole discretion. The withdrawn old notes will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any old notes which have been tendered for exchange but which are withdrawn will be returned to the holder without cost to such holder as soon as practicable after withdrawal. Properly withdrawn old notes may be retendered by following one of the procedures described under " -- Procedure for Tendering Old Notes" at any time on or prior to the expiration date.

THE EXCHANGE AGENT; ASSISTANCE

     U.S. Bank Trust National Association is the exchange agent for the exchange offer. Questions and requests for assistance and requests for additional copies of this prospectus, the letter of transmittal and other related documents should be addressed to the exchange agent as follows:

                         By Hand, or Overnight Courier:

                      U.S. BANK TRUST NATIONAL ASSOCIATION
                             180 East Fifth Street
                               St. Paul, MN 55101
                      Attn: Specialized Finance Department

             Facsimile Transmissions (Eligible Institutions Only):

                                 (651) 244-1537

                To confirm by telephone or for information call:

                                 (651) 244-5011

                                    By Mail:

                      U.S. BANK TRUST NATIONAL ASSOCIATION
                             180 East Fifth Street
                               St. Paul, MN 55101
                      Attn: Specialized Finance Department

FEES AND EXPENSES

     All expenses incurred in completing the exchange offer and complying with the registration rights agreement, will be borne by Verio, including, without limitation:

     - all applicable Securities and Exchange Commission, stock exchange or National Association of Securities Dealers, Inc. registration and filing fees;

     - all fees and expenses incurred in connection with compliance with state securities or blue sky laws, including reasonable fees and disbursements of one counsel for holders that are initial purchasers in connection with blue sky qualifications of any of the new notes, and compliance with the rules of the National Association of Securities Dealers, Inc.;

     - all applicable expenses we incur in preparing or assisting in preparing, word processing, printing and distributing any registration statement, any prospectus and any amendments or supplements thereto, and in preparing or assisting in preparing any other documents relating to the performance of and compliance with the registration rights agreement;

     - all rating agency fees, if any; and

     - the fees and disbursements of counsel.

     We estimate that the amount of these fees and expenses will be approximately $450,000.

     We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to brokers, dealers others soliciting acceptance of the exchange offer. We, however, will pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith.

     We will pay all transfer taxes, if any, applicable to the exchange of old notes pursuant to the exchange offer. If, however, a transfer tax is imposed for any reason other than the exchange of old notes pursuant to the exchange offer, then the amount of any such transfer taxes, whether imposed on the registered holder or any other persons, will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

ACCOUNTING TREATMENT

     The new notes will be recorded at the same carrying value as the old notes, as reflected in Verio's accounting records on the date of the exchange. Accordingly, no gain or loss will be recognized by Verio for accounting purposes. The expenses of the exchange offer will be amortized over the term of the new notes.

RESALES OF THE NEW NOTES

     Based on the position of the staff of the Securities and Exchange Commission contained in no-action letters issued to third parties, we believe that the new notes issued pursuant to the exchange offer to any holder of old notes in exchange for old notes may be offered for resale, resold and otherwise transferred by such holder without further compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such holder is acquiring the new notes in the ordinary course of business and is not participating, and has no arrangement or understanding with any person to participate, in the distribution of the new notes. This does not apply to a broker-dealer who purchased old notes directly from Verio for resale pursuant to Rule 144A under the Securities Act or any other available exemption under the Securities Act, or a person that is an "affiliate" of Verio within the meaning of Rule 405 under the Securities Act.

     We have not sought our own interpretive letter and there can be no assurance that the Securities and Exchange Commission would make a similar determination with respect to the exchange offer. Verio and holders of old notes are not entitled to rely on interpretive advice provided by the staff or other persons, which advice was based on the facts and conditions represented in such letters. However, the exchange offer is being conducted in a manner intended to be consistent with the facts and conditions represented in such letters. If any holder acquires new notes in the exchange offer for the purpose of distributing or participating in a distribution of the new notes, such holder cannot rely on the position of the staff of the Securities and Exchange Commission enunciated in Morgan Stanley & Co. Incorporated, available June 5, 1991, and Exxon Capital Holdings Corporation, available May 13, 1989, or interpreted in the Securities and Exchange Commission's letter to Shearman and Sterling, available July 2, 1993, or similar no-action or interpretive letters. The holder must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction, unless an exemption from registration is otherwise available. Each broker-dealer that receives new notes for its own account in exchange for old notes, where such old notes were acquired by such broker-dealer as a result of market making or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. See "Plan of Distribution."

     It is expected that the new notes will be freely transferable by the holders thereof, subject to the limitations described in the immediately preceding paragraph. Sales of new notes acquired in the exchange offer by holders who are "affiliates" of Verio within the meaning of the Securities Act will be subject to certain limitations on resale under Rule 144 of the Securities Act, if applicable. Such persons will only be entitled to sell new notes in compliance with the volume limitations set forth in Rule 144, and sales of new notes by affiliates will be subject to certain Rule 144 requirements as to the manner of sale, notice and the availability of current public information regarding Verio. The foregoing is a summary only of Rule 144 as it may apply to affiliates of Verio. Any such persons must consult their own legal counsel for advice as to any restrictions that might apply to the resale of their new notes.

                                USE OF PROCEEDS

     We will receive no cash proceeds from the issuance of the new notes pursuant to the exchange offer.

     The exchange offer is intended to satisfy our obligations under the registration rights agreement. In consideration for issuing the new notes as contemplated in this prospectus, we will receive in exchange old notes in like principal amount, the form and terms of which are the same in all material respects as the form and terms of the new notes except that the new notes will be registered under the Securities Act and hence do not include registration rights. The old notes surrendered in exchange for new notes will be retired and canceled and cannot be reissued. Accordingly, issuance of the new notes will not increase our total debt.

     The net proceeds from the offering of the old notes, after deducting the initial purchasers' discounts and expenses, were approximately $388.0 million. As of November 30, 1999, we had not used any of the net proceeds from the sale of the old notes. The net proceeds from the sale of the old notes are expected to be used to further our acquisition and investment strategy, to continue the development and implementation of the national backbone, customer care center, network operations center and billing and accounting services, and to support our general working capital purposes. Pending application of the proceeds as described above, we have invested the net proceeds of the issuance of the old notes in short-term, interest-bearing, investment-grade securities.

                                DIVIDEND POLICY

     Verio has never declared or paid any dividends on its common stock and does not expect to pay dividends in the foreseeable future. Our current policy is to retain all of our earnings to finance future growth and acquisitions. Furthermore, the terms of the indentures relating to the notes, the 1997 Notes, the March 1998 Notes and the November 1998 Notes, as well as the $100.0 million revolving credit facility, place limitations on our ability to pay dividends. Future dividends, if any, will be at the discretion of our board of directors and will depend upon, among other things, our operations, capital requirements and surplus, general financial condition, contractual restrictions and such other factors as our board may deem relevant.

                                 CAPITALIZATION

     The following table sets forth the cash and cash equivalents, restricted cash and securities, long-term debt and capital lease obligations, and the capitalization of Verio at September 30, 1999, and as adjusted to reflect the sale of the notes.

     Long-term liabilities does not include any amounts related to our $100.0 million revolving credit facility, which matures in September 2002 and which has never been drawn. Stockholders' equity does not include approximately 16.0 million shares of our common stock reserved for issuance pursuant to outstanding stock options or approximately 3.3 million shares issuable upon exercise of outstanding warrants, each as of September 30, 1999.

     This table should be read in conjunction with the "Selected Consolidated Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our Consolidated Financial Statements and related notes incorporated in this prospectus by reference.

                                                              AS OF SEPTEMBER 30, 1999
                                                              -------------------------
                                                                ACTUAL      AS ADJUSTED
                                                              ----------    -----------
                                                                   (IN THOUSANDS)
Cash and cash equivalents and securities available for
  sale......................................................  $  492,964    $  880,964
Restricted cash and securities..............................      33,142        33,142
                                                              ==========    ==========
Long-term debt and capital lease obligations, net of current
  portions, and other long-term liabilities.................     694,201     1,094,201
                                                              ----------    ----------
Stockholders equity:
  Convertible preferred stock; 12,500,000 shares authorized;
     7,200,000 shares of 6.75% Series A issued and
     outstanding -- liquidation preference of
     $360,000,000...........................................     347,601       347,601
  Common stock, par value $0.001 per share; 250,000,000
     shares authorized; 76,894,006 shares outstanding
     historical; pro forma as adjusted; and additional paid
     in capital.............................................     455,715       455,715
  Accumulated deficit.......................................    (311,053)     (311,053)
                                                              ----------    ----------
          Total stockholders' equity........................     492,263       492,263
                                                              ----------    ----------
          Total capitalization..............................  $1,186,464    $1,586,464
                                                              ==========    ==========

                            DESCRIPTION OF THE NOTES

     The old notes were issued and the new notes will be issued under the indenture between Verio and U.S. Bank Trust National Association, as trustee. The indenture is subject to and governed by the Trust Indenture Act of 1939, as amended. Except as otherwise indicated, the following summary applies to both the old notes and the new notes. In this summary, the word "Verio" refers to Verio and not to any of its subsidiaries, and the term "notes" means the old notes and the new notes. A copy of the indenture is available upon request to Verio, 8005 South Chester Street, Suite 200, Englewood, Colorado 80112; attention: General Counsel; telephone: (303) 645-1900.

     The form and terms of the new notes will be identical in all material respects to the form and terms of the old notes, except that the new notes will be registered under the Securities Act. As a result, the new notes will not be subject to some of the transfer restrictions and registration rights applicable to the old notes. See "The Exchange Offer."

     The following is a summary of material provisions of the new notes. It does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Trust Indenture Act, and to all of the provisions of the indenture, including the definitions of certain terms and those terms made a part of the indenture by reference to the Trust Indenture Act, as in effect on the date of the indenture. We urge you to read the indenture because it, and not this summary, defines your rights as holders of the notes. For definitions of certain capitalized terms used in the following summary, see "Certain Definitions."

GENERAL

     The notes:

     - are general unsecured obligations of Verio;

     - rank equally with all Verio's unsecured unsubordinated indebtedness;

     - are senior to all Verio's unsecured subordinated indebtedness;

     - are subordinated to all Verio's secured indebtedness and indebtedness of Verio's subsidiaries;

     - have been issued only in fully registered form without coupons, in denominations of $1,000 principal amount and integral multiples of such amount; and

     - will not be subject to any service charge for any registration of transfer, exchange or redemption, except in certain circumstances, a tax or other governmental charge may be imposed.

     Principal of, premium, if any, and interest on the notes are payable, and the notes are exchangeable and transferable, at the office or agency of Verio in New York City maintained for such purposes, which initially will be the corporate trust office of the trustee. See " -- Book-Entry; Delivery and Form."

MATURITY, INTEREST AND PRINCIPAL

     The notes are limited to $400,000,000 aggregate principal amount and will mature on November 15, 2009. Verio will not be required to make any mandatory sinking fund payments in respect of the notes. Interest on the notes will accrue at a rate of 10 5/8% per annum and be payable in cash semi-annually in arrears on May 15 and November 15, commencing May 15, 2000. Verio will make each interest payment to the registered holders on the immediately preceding May 1 or November 1, as the case may be. Interest on the notes will accrue from the most recent interest payment date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from the Issue Date. Cash interest will be computed on the basis of a 360-day year of twelve 30-day months. If Verio defaults on any payment of principal and/or premium, whether upon redemption or otherwise, cash interest will accrue on the amount in default at the rate of interest borne by the notes. Interest on overdue principal and premium and, to the extent permitted by law, on overdue installments of interest will accrue at the rate of interest borne by the notes.

REDEMPTION

     Optional Redemption. The notes are redeemable, at Verio's option, in whole or in part, on or after November 15, 2004 upon not less than 30 nor more than 60 days' written notice. The notes may be redeemed at the following redemption prices, expressed as a percentage of principal amount, plus accrued and unpaid interest, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on November 15 of the years indicated below:

                                                               REDEMPTION
YEAR                                                             PRICE
----                                                           ----------
2004........................................................    105.313%
2005........................................................    103.542%
2006........................................................    101.771%
2007........................................................    100.000%

     In addition, prior to November 15, 2002, Verio may redeem, at its option, up to a maximum of 35% of the initially outstanding aggregate principal amount of notes from the net proceeds of an Equity Sale -- which is the issuance in one or more transactions of Capital Stock, other than Disqualified Stock, of Verio to one or more Strategic Equity Investors or in any Equity Offering -- at a redemption price equal to 110.625% of the principal amount of the notes, together with accrued and unpaid interest to the date of redemption. However, at least $260.0 million aggregate principal amount of notes must be outstanding following such redemption. Any such redemption may only be effected once and must be effected upon not less than 30 nor more than 60 days' notice given within 180 days after such Equity Sale.

     Selection; Effect of Redemption Notice. If less than all the notes are to be redeemed, selection of the notes for redemption will be made pro rata, by lot or such other method as the trustee in its sole discretion deems appropriate and just. However, any redemption pursuant to the provisions relating to an Equity Sale will be made on a pro rata basis or on as nearly a pro rata basis as practicable, subject to the Depository Trust Company's procedures. No notes of a principal amount of $1,000 or less may be redeemed in part. Notice of redemption will be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address. If any note is to be redeemed in part only, the notice of redemption that relates to such note must state the portion of the principal amount to be redeemed. A new note in a principal amount equal to the unredeemed portion will be issued in the name of the holder upon surrender for cancellation of the original note. Upon giving of a redemption notice, interest on the notes called for redemption will cease to accrue from and after the date fixed for redemption and such notes will cease to be outstanding. Interest on the notes will continue to accrue if Verio defaults in providing the funds for such redemption.

RANKING

     The indebtedness evidenced by the notes ranks:

     - senior in right of payment to all subordinated indebtedness of Verio;

     - equally in right of payment with all other existing and future unsubordinated indebtedness of Verio including the 1997 Notes, the March 1998 Notes and the November 1998 Notes; and

     - junior to all Verio's secured indebtedness and indebtedness of its subsidiaries.

     Verio has no existing unsecured and unsubordinated indebtedness or any existing subordinated indebtedness. Accordingly, there is no existing debt that is subordinated to the notes.

     Verio is a holding company with limited assets and no significant business operations of its own. Verio operates its business through its subsidiaries. Any right of Verio and its creditors, including holders of the notes, to participate in the assets of any of Verio's subsidiaries upon any liquidation or administration of any such subsidiary will be subject to the prior claims of the subsidiary's creditors, including trade creditors. As of September 30, 1999, Verio had approximately $27.1 million of secured indebtedness outstanding to which holders of notes would have been effectively subordinated in right of payment and approximately $14.9 million of subsidiary indebtedness to which holders of notes would have been structurally subordinated, all of which is included in the secured long-term figure above. In addition, the $100.0 million revolving credit facility is secured by certain assets, including the equity of the subsidiaries that Verio owns currently or may own in the future, and thus the notes are effectively subordinated to the credit facility to the extent of the value of such assets. For a discussion of certain adverse consequences of Verio being a holding company and of the terms of potential future indebtedness of Verio and its subsidiaries, see "Risk Factors -- The notes are effectively subordinated to all of our secured indebtedness and the liabilities of our subsidiaries."

CERTAIN COVENANTS

     The indenture contains, among others, the following covenants:

     Limitation on Additional Indebtedness. Verio will not, and will not permit any Restricted Subsidiary to, directly or indirectly, incur any Indebtedness (including any Acquired Indebtedness), except for Permitted Indebtedness (including Acquired Indebtedness to the extent it would constitute Permitted Indebtedness); provided, however, that:

          (1) Verio will be permitted to incur Indebtedness (including Acquired Indebtedness); and

          (2) a Restricted Subsidiary will be permitted to incur Acquired Indebtedness,

if, in either case, after giving pro forma effect to such incurrence, including the application of the net proceeds therefrom, the ratio of Total Consolidated Indebtedness to Consolidated Annualized Pro Forma Operating Cash Flow would be less than 6.0 to 1.0.

     Limitation on Restricted Payments. Verio will not, and will not permit any of the Restricted Subsidiaries to, make, directly or indirectly, any Restricted Payment unless:

          (1) no Default shall have occurred and be continuing at the time of or upon giving effect to such Restricted Payment;

          (2) immediately after giving effect to such Restricted Payment, Verio would be able to incur $1.00 of Indebtedness under the proviso of the covenant "Limitation on Additional Indebtedness;" and

          (3) immediately after giving effect to such Restricted Payment, the aggregate amount of all Restricted Payments declared or made on or after the Issue Date and all Designation Amounts made on or after the Issue Date does not exceed an amount equal to the sum of, without duplication:

             (a) 50% of the Consolidated Net Income of Verio accrued on a cumulative basis during the period beginning on October 1, 1999 and ending on the last day of the fiscal quarter of Verio immediately preceding the date of such proposed Restricted Payment (or, if such cumulative Consolidated Net Income of Verio for such period is a deficit, minus 100% of such deficit); plus

             (b) the aggregate net cash proceeds received by Verio either (x) as capital contributions to Verio after the Issue Date or (y) from the issue and sale (other than to a Restricted Subsidiary of Verio) of its Capital Stock (other than Disqualified Stock) on or after the Issue Date (including upon exercise of warrants, options or rights); plus

             (c) the aggregate net proceeds received by Verio from the issuance (other than to a Restricted Subsidiary of Verio) on or after the Issue Date of its Capital Stock (other than Disqualified Stock) upon the conversion of, or in exchange for, Indebtedness of Verio; plus

             (d) in the case of the disposition or repayment (in whole or in part) of any Investment constituting a Restricted Payment made after the Issue Date (except for Investments made (x) pursuant to clause (6) of the second following paragraph that are not subject to clause (e) of this paragraph below, and (y) pursuant to clause (7) of the second following paragraph), an amount equal to the lesser of the return of capital with respect to the applicable portion of such Investment and the cost of the applicable portion of such Investment, in either case, less the cost of the disposition of such Investment; plus

             (e) in the case of any Revocation with respect to a Subsidiary of Verio that was made subject to a Designation after the Issue Date, an amount equal to the lesser of the Designation Amount with respect to such Subsidiary or the Fair Market Value of the Investment of Verio and the Restricted Subsidiaries in such Subsidiary at the time of Revocation; plus

             (f) the amount of capacity available for "Restricted Payments" under clause (iii) of the first paragraph under the covenant "Limitation on Restricted Payments" under the November 1998 Note Indenture (which is similar to this paragraph) determined as of the Issue Date (without regard to clause (i) or (ii) of such covenant but taking account of the effect of the balance of such covenant, in each case as of the Issue
        Date).

     For purposes of the preceding clauses (b)(y) and (c), as applicable, the value of the aggregate net proceeds received by Verio upon the issuance of Capital Stock either upon the conversion of convertible Indebtedness or in exchange for outstanding Indebtedness or upon the exercise of options, warrants or rights will be the net cash proceeds received upon the issuance of such Indebtedness, options, warrants or rights plus the incremental amount received, if any, by Verio upon the conversion, exchange or exercise thereof.

     For purposes of determining the amount expended for Restricted Payments, cash distributed shall be valued at the face amount thereof and property other than cash shall be valued at its Fair Market Value.

     The provisions of this covenant shall not prohibit the following (each of which shall be given independent effect):

          (1) the payment of any dividend or other distribution within 60 days after the date of declaration thereof if at such date of declaration such payment would be permitted by the provisions of the indenture;

          (2) the purchase, redemption, retirement or other acquisition of any shares of Capital Stock of Verio in exchange for, or out of the net cash proceeds of the substantially concurrent issue and sale (other than to a Restricted Subsidiary of Verio) of, shares of Capital Stock of Verio (other than Disqualified Stock); provided that any such net cash proceeds are excluded from clause (3)(b) of the second preceding paragraph;

          (3) so long as no Default shall have occurred and be continuing, the purchase, redemption, retirement, defeasance or other acquisition of Subordinated Indebtedness made by exchange for, or out of the net cash proceeds of, a substantially concurrent issue and sale (other than to a Restricted Subsidiary of Verio) of (x) Capital Stock (other than Disqualified Stock) of Verio or (y) other Subordinated Indebtedness to the extent that its stated maturity for the payment of principal thereof is not prior to the 180th day after the final stated maturity of the notes; provided that any such net cash proceeds are excluded from clause (3)(b) of the second preceding paragraph;

          (4) bonds, notes, debentures or other securities received as a result of Asset Sales pursuant to and in compliance with the covenant "Disposition of Proceeds of Asset Sales;"

          (5) so long as no Default shall have occurred and be continuing, purchases or redemptions of Capital Stock (including cash settlements of stock options) held by employees, officers or directors upon or following termination of their employment with Verio or one of its Subsidiaries; provided that payments shall not exceed $2.0 million in any fiscal year in the aggregate or $4.0 million in the aggregate during the term of the notes;

          (6) so long as no Default shall have occurred and be continuing, Investments in Unrestricted Subsidiaries to the extent reasonably promptly made with the proceeds of a substantially concurrent (1) capital contribution to Verio or (2) issue or sale of Capital Stock (other than Disqualified Stock) of Verio (other than to a Restricted Subsidiary of Verio); provided that any such proceeds are excluded from clause (3)(b) of the second preceding paragraph;

          (7) loans or advances to employees of Verio or any Restricted Subsidiary made in the ordinary course of business, including to fund the purchase of Capital Stock of Verio (provided that any proceeds from such purchase are excluded from clause (3)(b) of the second preceding paragraph to the extent such loan or advance is not reimbursed) in an amount not to exceed $2.0 million at any time outstanding; and

          (8) cash payments in lieu of fractional shares pursuant to any warrant, option or other similar agreement.

     In no event shall a Restricted Payment made on the basis of consolidated financial statements prepared in good faith in accordance with GAAP be subject to rescission or constitute a Default by reason of any requisite subsequent restatement of such financial statements which would have made such Restricted Payment prohibited at the time that it was made.

     In determining the amount of Restricted Payments permissible under clause
(3) of the first paragraph of this covenant, amounts expended since the Issue Date pursuant to clauses (1), (4) and (5) of the second preceding paragraph above shall be included, without duplication, as Restricted Payments.

     Limitation on Liens Securing Certain Indebtedness. Verio will not, and will not permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any Liens of any kind against or upon any property or assets of Verio or any Restricted Subsidiary, whether now owned or hereafter acquired, or any proceeds therefrom, which secure either (x) Subordinated Indebtedness unless the notes are secured by a Lien on such property, assets or proceeds that is senior in priority to the Liens securing such Subordinated Indebtedness or (y) Indebtedness of Verio that is not Subordinated Indebtedness, unless the notes are equally and ratably secured with the Liens securing such other Indebtedness, except, in the case of this clause (y), Permitted Liens.

     Limitation on Business. Verio will not, and will not permit any of the Restricted Subsidiaries to, engage in a business which is not substantially an Internet Service Business.

     Limitation on Certain Guarantees and Indebtedness of Restricted Subsidiaries. Verio will not permit any Restricted Subsidiary, directly or indirectly, to assume, guarantee or in any other manner become liable with respect to:

          (1) any Subordinated Indebtedness; or

          (2) any Indebtedness of Verio that is not Subordinated Indebtedness (other than, in the case of this clause (2), Indebtedness under any Permitted Credit Facility to the extent constituting Permitted Indebtedness), unless, in each case, such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture providing for the guarantee of payment of the notes by such Restricted Subsidiary on a basis senior to any such Subordinated Indebtedness or pari passu with any such other Indebtedness referred to in clause (2), as the case may be. Each guarantee created pursuant to such provisions is referred to as a "Guarantee" and the issuer of each such Guarantee, so long as the Guarantee remains outstanding, is referred to as a "Guarantor."

     Notwithstanding the foregoing, in the event of the unconditional release of any Guarantor from its obligations in respect of the Indebtedness which gave rise to the requirement that a Guarantee be given, such Guarantor shall be released from all obligations under its Guarantee. In addition, upon any sale or disposition (by merger or otherwise) of any Guarantor by Verio or a Restricted Subsidiary of Verio to any person that is not an Affiliate of Verio or any of its Restricted Subsidiaries which is otherwise in compliance with the terms of the Indenture and as a result of which such Guarantor ceases to be a Restricted Subsidiary of Verio, such Guarantor will be deemed to be automatically and unconditionally released from all obligations under its Guarantee; provided that each such Guarantor is sold or disposed of in accordance with the "Disposition of Proceeds of Asset Sales" covenant.

     Change of Control. If a Change of Control occurs (the date being the "Change of Control Date"), Verio shall make an offer to purchase (the "Change of Control Offer"), on a business day (the "Change of Control Payment Date") not later than 60 days following the Change of Control Date, all notes then outstanding at a purchase price equal to 101% of the principal amount thereof on any Change of Control Payment Date, plus accrued and unpaid interest, if any, to such Change of Control Payment Date. Notice of a Change of Control Offer shall be given to holders of notes, not less than 25 days nor more than 45 days before the Change of Control Payment Date. The Change of Control Offer is required to remain open for at least 20 business days and until the close of business on the Change of Control Payment Date.

     Except as described above with respect to a Change of Control, the indenture will not contain provisions that permit the holders of the notes to require that Verio repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction which may be highly leveraged.

     If a Change of Control Offer is made, there can be no assurance that Verio will have available funds sufficient to pay for all of the notes that might be delivered by holders of notes seeking to accept the Change of Control Offer. Verio shall not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements applicable to a Change of Control Offer made by Verio and purchases all notes validly tendered and not withdrawn under such Change of Control Offer.

     If Verio is required to make a Change of Control Offer, Verio will comply with all applicable tender offer laws and regulations, including, to the extent applicable, Section 14(e) and Rule 14e-1 under the Exchange Act, and any other applicable securities laws and regulations.

     Limitation on Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries. Verio will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise enter into or cause to become effective any consensual encumbrance or consensual restriction of any kind on the ability of any Restricted Subsidiary to:

          (a) pay dividends, in cash or otherwise, or make any other distributions on its Capital Stock or any other interest or participation in, or measured by, its profits to the extent owned by Verio or any Restricted Subsidiary;

          (b) pay any Indebtedness owed to Verio or any Restricted Subsidiary;

          (c) make any Investment in Verio or any Restricted Subsidiary; or

          (d) transfer any of its properties or assets to Verio or to any Restricted Subsidiary, except for (in each case except as otherwise noted in the following clause (2)):

             (1) any encumbrance or restriction in existence on the Issue Date;

             (2) any encumbrance or restriction existing under agreements relating to an Investment in an ISP (which in the case of clause (a) and (b) shall not be permitted in the case of ISPs that are Restricted Subsidiaries) to the extent consistent with past practice;

             (3) customary non-assignment provisions;

             (4) any encumbrances or restrictions pertaining to an asset subject to a Lien to the extent set forth in the security documentation governing such Lien;

             (5) any encumbrance or restriction applicable to a Restricted Subsidiary at the time that it becomes a Restricted Subsidiary that is not created in contemplation thereof;

             (6) any encumbrance or restriction existing under any agreement that refinances or replaces an agreement containing a restriction permitted by clause (v) above; provided that the terms and conditions of any such encumbrance or restriction are not materially less favorable to the holders of notes than those under or pursuant to the agreement being replaced or the agreement evidencing the Indebtedness refinanced;

             (7) any encumbrance or restriction imposed upon a Restricted Subsidiary pursuant to an agreement which has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary or any Asset Sale to the extent limited to the Capital Stock or assets in question; and

             (8) any customary encumbrance or restriction applicable to a Restricted Subsidiary that is contained in an agreement or instrument governing or relating to Indebtedness contained in any Permitted Credit Facility; provided that the provisions of such agreement permit the payment of interest and principal and mandatory repurchases pursuant to the terms of the indenture and the notes and other Indebtedness that is solely an obligation of Verio, but, provided, further, that such agreement may nevertheless contain customary net worth, leverage, invested capital and other financial covenants, customary covenants regarding the merger of or sale of all or any substantial part of the assets of Verio or any Restricted Subsidiary, customary restrictions on transactions with affiliates, and customary subordination provisions governing Indebtedness owed to Verio or any Restricted Subsidiary.

     Disposition of Proceeds of Asset Sales. Verio will not, and will not permit any Restricted Subsidiary to, make any Asset Sale unless:

          (a) Verio or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the shares or assets sold or otherwise disposed of; and

          (b) at least 75% of such consideration consists of cash, Cash Equivalents or Qualified Consideration, provided that the following shall be treated as cash for purposes of this covenant:

             (x) the amount of any liabilities (other than Subordinated Indebtedness or Indebtedness of a Restricted Subsidiary that would not constitute Restricted Subsidiary Indebtedness) that are assumed by the transferee of any such assets pursuant to an agreement that unconditionally releases Verio or such Restricted Subsidiary from further liability ("assumed liabilities"); and

             (y) the amount of any notes or other obligations that within 30 days of receipt, are converted into cash (to the extent of the cash received).

     Verio or the applicable Restricted Subsidiary, as the case may be, may:

          (1) apply the Net Cash Proceeds from such Asset Sale within 365 days of the receipt thereof to repay an amount of Indebtedness (other than Subordinated Indebtedness) of Verio in an amount not exceeding the Other Senior Debt Pro Rata Share and elect to permanently reduce the amount of the commitments thereunder by the amount of the Indebtedness so repaid;

          (2) apply the Net Cash Proceeds from such Asset Sale to repay any Restricted Subsidiary Indebtedness and elect to permanently reduce the commitments thereunder by the amount of the Indebtedness so repaid; or

          (3) apply such Net Cash Proceeds within 365 days thereof, to an investment in properties and assets that will be used in an Internet Service Business (or in Capital Stock and other securities of any person that will become a Restricted Subsidiary as a result of such investment to the extent such person owns properties and assets that will be used in an Internet Service Business) of Verio or any Restricted Subsidiary ("Replacement Assets").

     Any Net Cash Proceeds from any Asset Sale that are neither used to repay, and permanently reduce the commitments under, any Restricted Subsidiary Indebtedness as set forth in clause (2) of the preceding sentence or invested in Replacement Assets within the 365-day period as set forth in clause (3) shall constitute "Excess Proceeds." Any Excess Proceeds not used as set forth in clause (1) of the second preceding sentence shall constitute "Offer Excess Proceeds" subject to disposition as provided below.

     When the aggregate amount of Offer Excess Proceeds equals or exceeds $10.0 million, Verio shall make an offer to purchase (an "Asset Sale Offer"), from all holders of the notes, that aggregate principal amount of notes as can be purchased by application of such Offer Excess Proceeds at a price in cash equal to 100% of the principal amount thereof on any purchase date, plus accrued and unpaid interest, if any, to any purchase date. Each Asset Sale Offer shall remain open for a period of 20 business days or such longer period as may be required by law. To the extent that the principal amount of notes tendered pursuant to an Asset Sale Offer is less than the Offer Excess Proceeds, Verio or any Restricted Subsidiary may use such deficiency for general corporate purposes. If the principal amount of notes validly tendered and not withdrawn by holders thereof exceeds the amount of notes which can be purchased with the Offer Excess Proceeds, notes to be purchased will be selected on a pro rata basis. Upon completion of such Asset Sale Offer, the amount of Offer Excess Proceeds shall be reset to zero.

     If Verio is required to make an Asset Sale Offer, Verio will comply with all applicable tender offer rules, including, to the extent applicable, Section 14(e) and Rule 14e-1 under the Exchange Act, and any other applicable securities laws and regulations.

     Limitation on Issuances and Sales of Preferred Stock by Restricted Subsidiaries. Verio will not permit any Restricted Subsidiary to issue any Preferred Stock (other than to Verio or a Restricted Subsidiary).

     Limitation on Transactions with Affiliates. Verio will not, and will not permit, cause or suffer any Restricted Subsidiary to, conduct any business or enter into any transaction (or series of related transactions which are similar or part of a common plan) with or for the benefit of any of their respective Affiliates (other than Affiliates of a Restricted Subsidiary that are not also Affiliates of Verio or any Wholly Owned Restricted Subsidiary) or any beneficial holder of 10% or more of the Common Stock of Verio or any officer or director of Verio (each, an "Affiliate Transaction"), unless the terms of the Affiliate Transaction are set forth in writing, and are fair and reasonable to Verio or such Restricted Subsidiary, as the case may be. Each Affiliate Transaction involving aggregate payments or other Fair Market Value in excess of $1.0 million shall be approved by a majority of the Board, such approval to be evidenced by a Board Resolution stating that the Board has determined that such transaction or transactions comply with the foregoing provisions. In addition to the foregoing, each Affiliate Transaction involving aggregate consideration of $5.0 million or more shall be approved by a majority of the Disinterested Directors; provided that, in lieu of such approval by the Disinterested Directors, Verio may obtain a written opinion from an Independent Financial Advisor stating that the terms of such Affiliate Transaction to Verio or the Restricted Subsidiary, as the case may be, are fair from a financial point of view. For purposes of this covenant, any Affiliate Transaction approved by a majority of the Disinterested Directors or as to which a written opinion has been obtained from an Independent Financial Advisor, on the basis set forth in the preceding sentence, shall be deemed to be on terms that are fair and reasonable to Verio and the Restricted Subsidiaries, as the case may be, and, therefore, shall be permitted under this covenant.

     However, the restrictions in this covenant shall not apply to:

          (1) transactions with or among, or solely for the benefit of, Verio and/or any of the Restricted Subsidiaries;

          (2) transactions pursuant to agreements and arrangements existing on the Issue Date;

          (3) transactions related to the provision of internet services in the ordinary course of business; provided that (x) such transactions are entered into on an arm's length basis and are fair and reasonable to Verio or such Restricted Subsidiary, as the case may be, and (y) in the good faith judgment of Verio or the applicable Restricted Subsidiary, the Fair Market Value of the consideration received by Verio or such Restricted Subsidiary, as the case may be, reasonably approximates the Fair Market Value of the services provided;

          (4) dividends paid by Verio pursuant to and in compliance with the covenant "Limitation on Restricted Payments;"

          (5) customary directors' fees, indemnification and similar arrangements, consulting fees, employee salaries bonuses, employment agreements and arrangements, compensation or employee benefit arrangements or legal fees;

          (6) transactions contemplated by any of the Permitted Affiliate Agreements as in effect on the Issue Date; and

          (7) grants of customary registration rights with respect to securities of Verio.

     Reports. Whether or not Verio has a class of securities registered under the Exchange Act, Verio shall furnish without cost to each holder of notes and file with the trustee and file with the Securities and Exchange Commission:

          (1) within the applicable time period required under the Exchange Act, after the end of each fiscal year of Verio, the information required by Form 10-K, or any successor form, under the Exchange Act with respect to such period;

          (2) within the applicable time period required under the Exchange Act after the end of each of the first three fiscal quarters of each fiscal year of Verio, the information required by Form 10-Q, or any successor form, under the Exchange Act with respect to such period; and

          (3) any current reports on Form 8-K, or any successor forms, required to be filed under the Exchange Act.

     Limitation on Designations of Unrestricted Subsidiaries. Verio will not designate any Subsidiary of Verio (other than a newly created Subsidiary in which no Investment has previously been made) as an "Unrestricted Subsidiary" under the indenture (a "Designation") unless:

          (a) no Default shall have occurred and be continuing at the time of or after giving effect to such Designation;

          (b) except in the case of a Permitted Investment or an Investment made pursuant to clause (6) of the third paragraph of the covenant "Limitation on Restricted Payments," immediately after giving effect to such Designation, Verio would be able to incur $1.00 of Indebtedness under the proviso of the covenant "Limitation on Additional Indebtedness;" and

          (c) Verio would not be prohibited under the indenture from making an Investment at the time of Designation (assuming the effectiveness of such Designation) in an amount (the "Designation Amount") equal to the Fair Market Value of the net Investment of Verio or any other Restricted Subsidiary in such Restricted Subsidiary on such date.

     In the event of any such Designation made on or after the Issue Date, Verio shall be deemed to have made an Investment constituting a Restricted Payment pursuant to the covenant "Limitation on Restricted Payments" for all purposes of the indenture in the Designation Amount. Neither Verio nor any Restricted Subsidiary shall at any time:

          (x) provide a guarantee of, or similar credit support to, any Indebtedness of any Unrestricted Subsidiary (including of any undertaking, agreement or instrument evidencing such Indebtedness); provided that Verio may pledge Capital Stock or Indebtedness of any Unrestricted Subsidiary on a nonrecourse basis such that the pledgee has no claim whatsoever against Verio other than to obtain such pledged property;

          (y) be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary; or

          (z) be directly or indirectly liable for any other Indebtedness which provides that the holder thereof may (upon notice, lapse of time or both) declare a default thereon (or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity) upon the occurrence of a default with respect to any other Indebtedness that is Indebtedness of an Unrestricted Subsidiary (including any corresponding right to take enforcement action against such Unrestricted Subsidiary), except in the case of clause (x) or (y) to the extent permitted under the covenants "Limitation on Restricted Payments" and "Limitation on Transactions with Affiliates."

     In addition, Verio will not revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a "Revocation") unless:

          (a) no Default shall have occurred and be continuing at the time of and after giving effect to such Revocation; and

          (b) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if incurred at such time, have been permitted to be incurred for all purposes of the indenture.

     All Designations and Revocations must be evidenced by Board Resolutions delivered to the trustee certifying compliance with the foregoing provisions.

     Limitation on Status as Investment Company. Verio will not, and will not permit any of its Subsidiaries or controlled Affiliates to, conduct its business in a fashion that would cause Verio to be required to register as an "investment company" (as that term is defined in the Investment Company Act of 1940, as amended (the "Investment Company Act")), or otherwise become subject to regulation under the Investment Company Act. For purposes of establishing Verio's compliance with this provision, any exemption which is or would become available under Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act will be disregarded.

CONSOLIDATION, MERGER, SALE OF ASSETS, ETC.

     Verio will not:

          (1) consolidate or combine with or merge with or into or, directly or indirectly, sell, assign, convey, lease, transfer or otherwise dispose of all or substantially all of its properties and assets to any person or persons in a single transaction or through a series of transactions; or

          (2) permit any of the Restricted Subsidiaries to enter into any such transaction or series of transactions if it would result in the disposition of all or substantially all of the properties or assets of Verio and the Restricted Subsidiaries on a consolidated basis, unless, in the case of either (1) or (2):

             (a) Verio shall be the continuing person or, if Verio is not the continuing person, the resulting, surviving or transferee person (the "surviving entity") shall be a company organized and existing under the laws of the United States or any State or territory thereof;

             (b) the surviving entity shall expressly assume all of the obligations of Verio under the notes and the indenture, and shall, if required by law to effectuate such assumption, execute a supplemental indenture to effect such assumption which supplemental indenture shall be delivered to the trustee and shall be in form and substance reasonably satisfactory to the trustee;

             (c) immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), Verio or the surviving entity (assuming such surviving entity's assumption of Verio's obligations under the notes and the indenture), as the case may be, would be able to incur $1.00 of Indebtedness under the proviso of the covenant "Limitation on Additional Indebtedness"; provided that, in the case of any transaction or series of transactions comprised solely of one or more Rollups, this clause (c) shall be deemed satisfied if Verio or the surviving entity and the Restricted Subsidiaries would have been able to incur all of their outstanding Indebtedness as Permitted Indebtedness;

             (d) immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), no Default shall have occurred and be continuing; and

             (e) Verio or the surviving entity, as the case may be, shall have delivered to the trustee an officers' certificate stating that such transaction or series of transactions, and, if a supplemental indenture is required in connection with such transaction or series of transactions to effectuate such assumption, such supplemental indenture complies with this covenant and that all conditions precedent in the indenture relating to the transaction or series of transactions have been satisfied.

     Upon any consolidation or merger or any sale, assignment, conveyance, lease, transfer or other disposition of all or substantially all of the assets of Verio in accordance with the foregoing in which Verio or the Restricted Subsidiary, as the case may be, is not the continuing corporation, the successor corporation formed by such a consolidation or into which Verio or such Restricted Subsidiary is merged or to which such transfer is made, will succeed to, and be substituted for, and may exercise every right and power of, Verio or such Restricted Subsidiary, as the case may be, under the indenture with the same effect as if such successor corporation had been named as Verio or such Restricted Subsidiary therein; and thereafter, except in the case of (1) any lease or (2) any sale, assignment, conveyance, transfer, lease or other disposition to a Restricted Subsidiary of Verio, Verio shall be discharged from all obligations and covenants under the indenture and the notes.

     For all purposes of the indenture and the notes (including the provision of this covenant and the covenants "Limitation on Additional Indebtedness," "Limitation on Restricted Payments" and "Limitation on Liens Securing Certain Indebtedness"), Subsidiaries of any surviving entity will, upon such transaction or series of related transactions, become Restricted Subsidiaries or Unrestricted Subsidiaries as provided pursuant to the covenant "Limitation on Designations of Unrestricted Subsidiaries" and all Indebtedness, and all Liens on property or assets, of Verio and the Restricted Subsidiaries in existence immediately prior to such transaction or series of related transactions will be deemed to have been incurred upon such transaction or series of related transactions.

EVENTS OF DEFAULT

     The following are "Events of Default" under the indenture:

          (1) default in the payment of interest on the notes when it becomes due and payable and continuance of such default for a period of 30 days or more; or

          (2) default in the payment of the principal of, or premium, if any, on the notes when due; or

          (3) default in the performance, or breach, of any covenant described under "-- Certain Covenants -- Change of Control," "-- Disposition of Proceeds of Asset Sales" or "-- Consolidation, Merger, Sale of Assets, Etc."; or

          (4) default in the performance, or breach, of any covenant in the indenture (other than defaults specified in clause (1), (2) or (3) above), and continuance of such default or breach for a period of 30 days or more after written notice to Verio by the trustee or to Verio and the trustee by the holders of at least 25% in aggregate principal amount of the outstanding notes (in each case, when such notice is deemed received in accordance with the indenture); or

          (5) failure to perform any term, covenant, condition or provision of one or more classes or issues of Indebtedness in an aggregate principal amount of $15.0 million or more under which Verio or a Material Restricted Subsidiary is obligated, and either (a) such Indebtedness is already due and payable in full or (b) such failure results in the acceleration of the maturity of such Indebtedness; or

          (6) any holder of at least $15.0 million in aggregate principal amount of Indebtedness of Verio or any Material Restricted Subsidiary shall commence judicial proceedings or take any other action to foreclose upon, or dispose of assets of Verio or any Material Restricted Subsidiary having an aggregate Fair Market Value, individually or in the aggregate, of $15.0 million or more or shall have exercised any right under applicable law or applicable security documents to take ownership of any such assets in lieu of foreclosure; provided that, in any such case, Verio or any Material Restricted Subsidiary shall not have obtained, prior to any such foreclosure or disposition of assets, a stay of all such actions that remains in effect; or

          (7) one or more judgments, orders or decrees for the payment of money of $15.0 million or more, either individually or in the aggregate, shall be entered into against Verio or any Material Restricted Subsidiary or any of their respective properties and shall not be discharged and there shall have been a period of 60 days or more during which a stay of enforcement of such judgment or order, by reason of pending appeal or otherwise, shall not be in effect; or

          (8) certain events of bankruptcy, insolvency, reorganization, administration or similar proceedings with respect to Verio or any Material Restricted Subsidiary shall have occurred.

     If an Event of Default (other than an Event of Default specified in clause
(8) above with respect to Verio) occurs and is continuing, then the trustee or the holders of at least 25% in principal amount of the outstanding notes may, by written notice, and the trustee upon the request of the holders of not less than 25% in principal amount of the outstanding notes shall, declare the principal amount of, premium (if any) on, and any accrued and unpaid interest on, all outstanding notes to be immediately due and payable and upon any such declaration such amounts shall become immediately due and payable. If an Event of Default specified in clause (8) above with respect to Verio occurs and is continuing, then the principal amount of, premium (if any) on, and any accrued and unpaid interest on, all outstanding notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder.

     After a declaration of acceleration, the holders of a majority in aggregate principal amount of outstanding notes may, by notice to the trustee, rescind such declaration of acceleration if all existing Events of Default, other than nonpayment of the principal of, premium (if any) on, and any accrued and unpaid interest on, the notes that has become due solely as a result of such acceleration, have been cured or waived and if the rescission of acceleration would not conflict with any judgment or decree. The holders of a majority in principal amount of the outstanding notes also have the right to waive past defaults under the indenture, except a default in the payment of principal of, premium (if any) on, or any interest on, any outstanding note, or in respect of certain covenants or a provisions that cannot be modified or amended without the consent of all holders of notes.

     No holder of any of the notes has any right to institute any proceeding with respect to the indenture or any remedy thereunder, unless the holders of at least 25% in principal amount of the outstanding notes have made written request, and offered reasonable security or indemnity, to the trustee to institute such proceeding as trustee, the trustee has failed to institute such proceeding within 60 days after receipt of such notice and the trustee has not within such 60-day period received directions inconsistent with such written request by holders of a majority in principal amount of the outstanding notes. Such limitations do not apply, however, to a suit instituted by a holder of a note for the enforcement of the payment of the principal of, premium (if any) on, or any accrued and unpaid interest on, such note on or after the respective due dates expressed in such note.

     During the existence of an Event of Default, the trustee is required to exercise such rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise thereof as a prudent person would exercise under the circumstances in the conduct of such person's own affairs. Subject to the provisions of the indenture relating to the duties of the trustee, if an Event of Default shall occur and be continuing, the trustee is not under any obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders unless such holders shall have offered to such trustee reasonable security or indemnity. Subject to certain provisions concerning the rights of the trustee, the holders of a majority in principal amount of the outstanding notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.

     The trustee will, within 45 days after the occurrence of any Default, give to the holders of the notes notice of such Default known to it, unless such Default shall have been cured or waived; provided that the trustee shall be protected in withholding such notice if it determines in good faith that the withholding of such notice is in the interest of such holders.

     Verio is required to furnish to the trustee annually a statement as to its compliance with all conditions and covenants under the indenture.

DEFEASANCE

     Verio may at any time terminate all of its obligations with respect to the notes ("defeasance"), except for certain obligations, including those regarding any trust established for a defeasance and obligations to register the transfer or exchange of the notes, to replace mutilated, destroyed, lost or stolen notes as required by the indenture and to maintain agencies in respect of notes. Verio may at any time terminate its obligations under certain covenants set forth in the indenture, some of which are described under "-- Certain Covenants" above, and any omission to comply with such obligations shall not constitute a Default with respect to the notes ("covenant defeasance"). To exercise either defeasance or covenant defeasance, Verio must irrevocably deposit in trust, for the benefit of the holders of the notes, with the trustee money (in United States dollars) or U.S. government obligations (denominated in United States dollars), or a combination thereof, in such amounts as will be sufficient to pay the principal of, and premium, if any, and interest on the notes to redemption or maturity and comply with certain other conditions, including the delivery of a legal opinion as to certain tax matters.

SATISFACTION AND DISCHARGE

     The indenture will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of notes) as to all outstanding notes when either:

          (a) all such notes theretofore authenticated and delivered (except lost, stolen or destroyed notes that have been replaced or paid and notes whose payment has been deposited in trust or segregated and held in trust by Verio and thereafter repaid to Verio or discharged from such trust) have been delivered to the trustee for cancellation; or

          (b) (1) all such notes not delivered to the trustee for cancellation have become due and payable and Verio has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust for the purpose an amount of money sufficient to pay and discharge the entire indebtedness on the notes not delivered to the trustee for cancellation, for principal amount, premium, if any, and accrued interest to the date of such deposit;

             (2) Verio has paid all sums payable by it under the indenture; and

             (3) Verio has delivered irrevocable instructions to the trustee to apply the deposited money toward the payment of the notes at maturity or on the redemption date, as the case may be.

     In addition, Verio must deliver an officers' certificate and an opinion of counsel stating that all conditions precedent to satisfaction and discharge have been complied with.

AMENDMENT AND WAIVERS

     Verio may at any time, when authorized by resolutions of the Board, and the trustee, without the consent of the holders of the notes, amend, waive or supplement the indenture or the notes for certain specified purposes, including, among other things, curing ambiguities, defects or inconsistencies, maintaining the qualification of the indenture under the Trust Indenture Act or making any change that does not adversely affect the rights of any holder. Other amendments and modifications of the indenture and the notes may be made by Verio and the trustee by supplemental indenture with the consent of the holders of not less than a majority of the aggregate principal amount of the outstanding notes. However, no modification or amendment may, without the consent of the holder of each outstanding note affected thereby:

          (1) reduce the principal amount of, change the fixed maturity of, or alter the redemption provisions of, the notes;

          (2) change the currency in which any notes or amounts owing thereon is payable;

          (3) reduce the percentage of the aggregate principal amount outstanding of notes which must consent to an amendment, supplement or waiver or consent to take any action under the indenture or the notes;

          (4) impair the right to institute suit for the enforcement of any payment on or with respect to the notes;

          (5) waive a default in payment with respect to the notes;

          (6) reduce the rate or change the time for payment of interest on the notes;

          (7) following the occurrence of a Change of Control or an Asset Sale, alter Verio's obligation to purchase the notes in accordance with the indenture or waive any default in the performance thereof;

          (8) affect the ranking of the notes in a manner adverse to the holder of the notes; or

          (9) release any Guarantee except in compliance with the terms of the indenture.

GOVERNING LAW

     The indenture and the notes are to be governed by and construed in accordance with laws of the State of New York without giving effect to principles of conflicts of law.

CERTAIN DEFINITIONS

     "1997 Notes" means Verio's 13 1/2% Senior Notes due 2004.

     "Acquired Indebtedness" means Indebtedness of a person existing at the time such person becomes a Restricted Subsidiary or assumed in connection with an Asset Acquisition by such person and not incurred in connection with, or in anticipation of, such person becoming a Restricted Subsidiary or such Asset Acquisition; provided that Indebtedness of such person which is redeemed, defeased, retired or otherwise repaid at the time of or immediately upon consummation of the transactions by which such person becomes a Restricted Subsidiary or such Asset Acquisition shall not constitute Acquired Indebtedness.

     "Affiliate" of any specified person means any other person which, directly or indirectly, controls, is controlled by or is under direct or indirect common control with, such specified person. For the purposes of this definition, "control" when used with respect to any person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "affiliated," "controlling" and "controlled" have meanings correlative to the foregoing.

     "Asset Acquisition" means:

          (1) any capital contribution (by means of transfers of cash or other property to others or payments for property or services for the account or use of others, or otherwise) by Verio or any Restricted Subsidiary in any other person, or any acquisition or purchase of Capital Stock of any other person by Verio or any Restricted Subsidiary, in either case pursuant to which such person shall (a) become a Restricted Subsidiary or (b) shall be merged with or into Verio or any Restricted Subsidiary; or

          (2) any acquisition by Verio or any Restricted Subsidiary of the assets of any person which constitute substantially all of an operating unit or line of business of such person or which is otherwise outside of the ordinary course of business.

     "Asset Sale" means any direct or indirect sale, conveyance, transfer or lease (that has the effect of a disposition and is not for security purposes) or other disposition (that is not for security purposes) to any person other than Verio or a Restricted Subsidiary, in one transaction or a series of related transactions, of:

          (1) any Capital Stock of any Restricted Subsidiary (other than customary stock option programs);

          (2) any assets of Verio or any Restricted Subsidiary which constitute substantially all of an operating unit or line of business of Verio and the Restricted Subsidiaries; or

          (3) any other property or asset of Verio or any Restricted Subsidiary outside of the ordinary course of business.

     For the purposes of this definition, the term "Asset Sale" shall not include (1) any disposition of properties and assets of Verio that is governed under "-- Consolidation, Merger, Sale of Assets, Etc." above, (2) sales of property or equipment that have become worn out, obsolete or damaged or otherwise unsuitable for use in connection with the business of Verio or any Restricted Subsidiary, as the case may be, and (3) for purposes of the covenant "Disposition of Proceeds of Asset Sales," any sale, conveyance, transfer, lease or other disposition of any property or asset, whether in one transaction or a series of related transactions occurring within one year, either (x) involving assets with a Fair Market Value not in excess of $500,000 or (y) which constitutes the incurrence of a Capitalized Lease Obligation.

     "Average Life to Stated Maturity" means, with respect to any Indebtedness, as at any date of determination, the quotient obtained by dividing:

          (1) the sum of the products of (a) the number of years from such date to the date or dates of each successive scheduled principal payment (including, without limitation, any sinking fund requirements) of such Indebtedness multiplied by (b) the amount of each such principal payment; by

          (2) the sum of all such principal payments; provided that, in the case of any Capitalized Lease Obligation, all calculations hereunder shall give effect to any applicable options to renew in favor of Verio or any Restricted Subsidiary.

     "Bank Facility" means the $100.0 million revolving credit facility among Verio, as borrower, Citicorp USA, Inc., as administrative agent, First Union National Bank, as documentation agent, and Salomon Smith Barney Inc., as lead arranger and book manager, and the financial institutions party thereto from time to time as lenders, as such credit facility may be amended or supplemented from time to time.

     "Board" means the Board of Directors of Verio.

     "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of Verio to have been duly adopted by the Board and to be in full force and effect on the date of such certification, and delivered to the trustee.

     "Capital Stock" means, with respect to any person, any and all shares, interests, participations, rights in, or other equivalents (however designated and whether voting and/or non-voting) of, such person's capital stock, whether outstanding on the Issue Date or issued after the Issue Date, and any and all rights (other than any evidence of Indebtedness), warrants or options exchangeable for or convertible into such capital stock.

     "Capitalized Lease Obligation" means any obligation to pay rent or other amounts under a lease of (or other agreement conveying the right to use) any property (whether real, personal or mixed, immovable or movable) that is required to be classified and accounted for as a capitalized lease obligation under GAAP, and, for the purpose of the indenture, the amount of such obligation at any date shall be the capitalized amount thereof at such date, determined in accordance with GAAP.

     "Cash Equivalents" means:

          (1) any evidence of Indebtedness (with, for purposes of the covenant "Disposition of Proceeds of Asset Sales" only, a maturity of 365 days or less) issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the

     United States is pledged in support thereof or such Indebtedness constitutes a general obligation of such country);

          (2) deposits, certificates of deposit or acceptances (with, for purposes of the covenant "Disposition of Proceeds of Asset Sales" only, a maturity of 365 days or less) of any financial institution that is a member of the Federal Reserve System, in each case having combined capital and surplus and undivided profits (or any similar capital concept) of not less than $500.0 million and whose senior unsecured debt is rated at least "A-1" by S&P or "P-1" by Moody's;

          (3) commercial paper with a maturity of 365 days or less issued by a corporation (other than an Affiliate of Verio) organized under the laws of the United States or any State thereof and rated at least "A-1" by S&P or "P-1" by Moody's;

          (4) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States Government maturing within 365 days from the date of acquisition;

          (5) other debt obligations maturing in 365 days or less issued by a corporation (other than an Affiliate of Verio) organized under the laws of the United States or any state thereof and rated at least "A-" by S&P or "A3" by Moody's; and

          (6) money market funds which invest substantially all of their assets in securities of the type described in the preceding clauses (1) through
     (5).

     "Change of Control" is defined to mean the occurrence of any of the following events:

          (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), excluding WorldCom, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total Voting Stock of Verio; or

          (b) Verio consolidates with, or merges with or into, another person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any person, or any person consolidates with, or merges with or into, Verio, in any such event pursuant to a transaction in which the outstanding Voting Stock of Verio is converted into or exchanged for cash, securities or other property, other than any such transaction where:

             (1) the outstanding Voting Stock of Verio is converted into or exchanged for (x) Voting Stock (other than Disqualified Stock) of the surviving or transferee corporation or its parent corporation and/or (y) cash, securities and other property in an amount which could be paid by Verio as a Restricted Payment under the indenture; and

             (2) immediately after such transaction no "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), excluding WorldCom, is the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total Voting Stock of the surviving or transferee corporation or its parent corporation, as applicable; or

          (c) during any consecutive two-year period, individuals who at the beginning of such period constituted the Board (together with any new directors whose election by the Board or whose nomination for election by the stockholders of Verio was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason (other than by action of WorldCom) to constitute a majority of the Board then in office.

     The good faith determination by the Board, based upon advice of outside counsel, of the beneficial ownership of securities of Verio within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act shall be conclusive, absent contrary controlling judicial precedent or contrary written interpretation published by the Securities and Exchange Commission.

     "Common Stock" means, with respect to any person, any and all shares, interest or other participations in, and other equivalents (however designated and whether voting or nonvoting) of such person's common stock whether outstanding at the Issue Date, and includes, without limitation, all series and classes of such common stock.

     "Consolidated Annualized Pro Forma Operating Cash Flow" means, at any date of determination, Consolidated Operating Cash Flow for the latest fiscal quarter for which consolidated financial statements of Verio are available multiplied by four. For purposes of calculating "Consolidated Operating Cash Flow" for any fiscal quarter for purposes of this definition, (1) any Subsidiary of Verio that is a Restricted Subsidiary on the date of the transaction (the "Transaction Date") giving rise to the need to calculate "Consolidated Annualized Pro Forma Operating Cash Flow" shall be deemed to have been a Restricted Subsidiary at all times during such fiscal quarter and (2) any Subsidiary of Verio that is not a Restricted Subsidiary on the Transaction Date shall be deemed not to have been a Restricted Subsidiary at any time during such fiscal quarter. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated Operating Cash Flow" shall be calculated after giving effect on a pro forma basis for the applicable fiscal quarter to, without duplication, any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of Verio or one of the Restricted Subsidiaries (including any person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness) occurring during the period commencing on the first day of such fiscal quarter to and including the Transaction Date, as if such Asset Sale or Asset Acquisition occurred on the first day of such fiscal quarter.

     "Consolidated Income Tax Expense" means, with respect to any period, the provision for United States corporation, local, foreign and other income taxes of Verio and the Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.

     "Consolidated Interest Expense" means, with respect to any period, without duplication, the sum of:

          (1) the interest expense of Verio and the Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, including, without limitation:

             (a) any amortization of debt discount;

             (b) the net cost under Interest Rate Obligations (including any amortization of discounts);

             (c) the interest portion of any deferred payment obligation;

             (d) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and similar transactions; and

             (e) all accrued interest;

          (2) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by Verio and the Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP; and

          (3) the amount of dividends in respect of Disqualified Stock paid by Verio and the Restricted Subsidiaries during such period;

provided that Consolidated Interest Expense shall exclude the amortization of fees related to the issuance of the notes, the 1997 Notes, the March 1998 Notes and the November 1998 Notes, and fees related to any Indebtedness under a Permitted Credit Facility.

     "Consolidated Net Income" means, with respect to any period, the consolidated net income of Verio and the Restricted Subsidiaries for such period, adjusted, to the extent included in calculating such consolidated net income, by excluding, without duplication:

          (1) all extraordinary, unusual or nonrecurring gains or losses of such person (net of fees and expenses relating to the transaction giving rise thereto) for such period;

          (2) income of Verio and the Restricted Subsidiaries derived from or in respect of all Investments in persons other than Restricted Subsidiaries, except to the extent of any dividends or distributions actually received by Verio or any Restricted Subsidiary;

          (3) the portion of net income (or loss) of such person allocable to minority interests in Restricted Subsidiaries for such period;

          (4) net income (or loss) of any other person combined with such person on a "pooling of interests" basis attributable to any period prior to the date of combination;

          (5) any gain or loss, net of taxes, realized by such person upon the termination of any employee pension benefit plan during such period;

          (6) gains or losses in respect of any Asset Sales (net of fees and expenses relating to the transaction giving rise thereto) during such period;

          (7) except in the case of any restriction or encumbrance permitted under clause (8) of the covenant "Limitation on Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries," the net income of any Restricted Subsidiary for such period to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulations applicable to that Restricted Subsidiary or its stockholders; and

          (8) dividends or other distributions paid in respect of Capital Stock (other than Disqualified Stock) to the extent that such dividend or distribution would constitute a Restricted payment or be paid out of the deposit account in respect of Verio's 6.75% Series A Convertible Preferred Stock.

     "Consolidated Net Worth" means, with respect to any person, the consolidated stockholders' or partners' equity of such person reflected on the most recent financial statements of such person, determined in accordance with GAAP, less any amounts attributable to redeemable capital stock (as determined under applicable accounting standards by the Commission) of such person.

     "Consolidated Operating Cash Flow" means, with respect to any period, the Consolidated Net Income of Verio and the Restricted Subsidiaries for such period increased, to the extent deducted in arriving at Consolidated Net Income for such period, by the sum of:

          (1) the Consolidated Income Tax Expense of Verio and the Restricted Subsidiaries accrued according to GAAP for such period (other than taxes attributable to extraordinary gains or losses and gains and losses from Asset Sales);

          (2) Consolidated Interest Expense for such period;

          (3) depreciation of Verio and the Restricted Subsidiaries for such period;

          (4) amortization of Verio and the Restricted Subsidiaries for such period, including, without limitation, amortization of capitalized debt issuance costs for such period, all determined on a consolidated basis in accordance with GAAP; and

          (5) other non-cash charges decreasing Consolidated Net Income.

     "consolidation" means, with respect to Verio, the consolidation of the accounts of the Restricted Subsidiaries with those of Verio, all in accordance with GAAP; provided that "consolidation" will not include consolidation of the accounts of any Unrestricted Subsidiary with the accounts of Verio. The term "consolidated" has a correlative meaning to the foregoing.

     "Debt Securities" means any debt securities issued by Verio in a public offering or a private placement.

     "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

     "Designation" has the meaning set forth under " -- Certain
Covenants -- Limitation on Designations of Unrestricted Subsidiaries."

     "Disinterested Director" means, with respect to any transaction or series of related transactions, a member of the Board other than a director who (1) has any material direct or indirect financial interest in or with respect to such transaction or series of related transactions or (2) is an employee or officer of Verio or an Affiliate that is itself a party to such transaction or series of transactions or an Affiliate of a party to such transaction or series of related transactions.

     "Disqualified Stock" means, with respect to any person, any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or becomes mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or becomes exchangeable for Indebtedness at the option of the holder thereof, or becomes redeemable at the option of the holder thereof, in whole or in part, on or prior to the final maturity date of the notes; provided such Capital Stock shall only constitute Disqualified Stock to the extent it so matures or becomes so redeemable or exchangeable on or prior to the final maturity date of the notes; provided, further, that any Capital Stock of Verio or any Restricted Subsidiary that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the final maturity date of the notes shall not constitute Disqualified Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in "Disposition of Proceeds of Asset Sales" and "Change of Control" covenants described above and such Capital Stock specifically provides that such person will not repurchase or redeem any such stock pursuant to such provision prior to Verio's repurchase of such notes as are required to be repurchased pursuant to the "Disposition of Proceeds of Asset Sales" and "Change of Control" covenants described above.

     "Equity Offering" means an underwritten offering of Capital Stock (other than Disqualified Stock) made pursuant to a registration statement filed with the Commission under the Securities Act or pursuant to Rule 144A under the Securities Act.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated thereunder.

     "Existing ISP" means any ISP in which Verio or a Subsidiary of Verio has an Investment on the Issue Date.

     "Fair Market Value" means, with respect to any asset or property, the price that could be negotiated in an arms-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under pressure or compulsion to complete the transaction. Unless otherwise specified in the indenture, Fair Market Value shall be determined by the Board acting in good faith and shall be evidenced by a Board Resolution.

     "GAAP" means, at any date of determination, generally accepted accounting principles in effect in the United States and which are applicable as of the date of determination and which are consistently applied for all applicable periods.

     "guarantee" means, as applied to any obligation, (1) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation and (2) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation, including, without limiting the foregoing, the payment of amounts drawn down by letters of credit.

     "incur" means, with respect to any Indebtedness or other obligation of any person, to create, issue, incur (by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation including by acquisition of Subsidiaries or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such person (and "incurrence," "incurred," "incurrable" and "incurring" shall have meanings correlative to the foregoing); provided that a change in GAAP that results in an obligation of such person that exists at such time becoming Indebtedness shall not be deemed an incurrence of such Indebtedness and that neither the accrual of interest nor the accretion of original issue discount shall be deemed an Incurrence of Indebtedness. Indebtedness otherwise incurred by a person before it becomes a Subsidiary of Verio (whether by merger, consolidation, acquisition or otherwise) shall be deemed to have been incurred at the time at which such person becomes a Subsidiary of Verio.

     "Indebtedness" means, with respect to any person, without duplication:

          (1) any liability, contingent or otherwise, of such person (A) for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such person or only to a portion thereof) or (B) evidenced by a note, debenture or similar instrument or letter of credit (including a purchase money obligation) or (C) for the payment of money relating to a Capitalized Lease Obligation or other obligation relating to the deferred purchase price of property (except to the extent representing funds deposited in escrow to secure the deferred purchase price of an Asset Acquisition or Permitted Investment) or (D) in respect of an Interest Rate Obligation or currency agreement; or

          (2) any liability of others of the kind described in the preceding clause (1) which the person has guaranteed or which is otherwise its legal liability; or

          (3) any obligation secured by a Lien (other than (x) Permitted Liens of the types described in clauses (b), (d) or (e) of the definition of Permitted Liens; provided that the obligations secured would not constitute Indebtedness under clauses (1) or (2) or (3) of this definition, and (y) Liens on Capital Stock or Indebtedness of any Unrestricted Subsidiary) to which the property or assets of such person are subject, whether or not the obligations secured thereby shall have been assumed by or shall otherwise be such person's legal liability (the amount of such obligation being deemed to be the lesser of the value of such property or asset or the amount of the obligation so secured);

          (4) all Disqualified Stock valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends; and

          (5) any and all deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (1), (2), (3) or (4).

     In no event shall "Indebtedness" include trade payables and accrued liabilities that are current liabilities incurred in the ordinary course of business, excluding the current maturity of any obligation which would otherwise constitute Indebtedness. For purposes of the covenants "Limitation on Additional Indebtedness" and "Limitation on Restricted Payments" and the definition of "Events of Default," in determining the principal amount of any Indebtedness to be incurred by Verio or a Restricted Subsidiary or which is outstanding at any date, (x) the principal amount of any Indebtedness issued with original issue discount shall be the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such date as determined in conformity with GAAP and (y) the principal amount of any Indebtedness shall be reduced by any amount of cash or Cash Equivalent collateral securing on a perfected basis, and dedicated for disbursement exclusively to the payment of principal of and interest on, such Indebtedness.

     "Independent Financial Advisor" means a United States investment banking firm of national or regional standing in the United States (1) which does not, and whose directors, officers and employees or Affiliates do not have, a direct or indirect financial interest in Verio and (2) which, in the judgment of the Board, is otherwise independent and qualified to perform the task for which it is to be engaged.

     "Interest Rate Obligations" means the obligations of any person pursuant to any arrangement with any other person whereby, directly or indirectly, such person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount and shall include without limitation, interest rate swaps, caps, floors, collars, forward interest rate agreements and similar agreements.

     "Internet Service Business" means any business operating an internet connectivity or internet enhancement service as it exists from time to time, including, without limitation, dial up or dedicated internet service, web hosting or collocation services, security solutions, the provision, development and hosting of software and software applications in connection with the services described herein, configuration services, electronic commerce, intranet solutions, data backup and restoral, business content and collaboration, communications tools or network equipment products or services (including, without limitation, any business conducted by Verio or any Restricted Subsidiary on the Issue Date), and any business reasonably related or ancillary to the foregoing. A good faith determination by a majority of the Board as to whether a business meets the requirements of this definition shall be conclusive, absent manifest error.

     "Investment" means, with respect to any person, any advance, loan, account receivable (other than an account receivable arising in the ordinary course of business), or other extension of credit (including, without limitation, by means of any guarantee) or any capital contribution to (by means of transfers of property to others, payments for property or services for the account or use of others, or otherwise), or any purchase or ownership of any stocks, bonds, notes, debentures or other securities of, any other person. Notwithstanding the foregoing, in no event shall any issuance of Capital Stock (other than Disqualified Stock) of Verio in exchange for Capital Stock, property or assets of another person constitute an Investment by Verio in such other person.

     "ISP" means any person engaged principally in an Internet Service Business.

     "Issue Date" means the original date of issuance of the notes.

     "Lien" means any mortgage, charge, pledge, lien (statutory or other), security interest, hypothecation, assignment for security, claim, or preference or priority or other encumbrance upon or with respect to any property of any kind. A person shall be deemed to own subject to a Lien any property which such person has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement.

     "March 1998 Notes" means Verio's 10 3/8% Senior Notes due 2005.

     "Market Capitalization" of any person means, as of any day of determination, the average Closing Price of such person's Common Stock over the 20 consecutive trading days immediately preceding such day. "Closing Price" on any trading day with respect to the per share price of any shares of Common Stock means the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the New York Stock Exchange or, if such shares of Common Stock are not listed or admitted to trading on such exchange, on the principal national securities exchange on which such shares are listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the National Association of Securities Dealers Automated Quotations National Market System or, if such shares are not listed or admitted to trading on any national securities exchange or quoted on such automated quotation system but the issuer is a Foreign Issuer (as defined in Rule 3b-4(b) under the Exchange Act) and the principal securities exchange on which such shares are listed or admitted to trading is a Designated Offshore Securities Market (as defined in Rule 902(a) under the Securities Act), the average of the reported closing bid and asked prices regular way on such principal exchange, or, if such shares are not listed or admitted to trading on any national securities exchange or quoted on such automated quotation system and the issuer and principal securities exchange do not meet such requirements, the average of the closing bid and asked prices in the over-the-counter marked as furnished by any New York Stock Exchange member firm that is selected from time to time by Verio for that purpose and is reasonably acceptable to the trustee.

     "Material Restricted Subsidiary" means any Restricted Subsidiary of Verio, which, at any date of determination, is a "Significant Subsidiary" (as that term is defined in Regulation S-X issued under the Securities Act), but shall, in any event, include (x) any Guarantor or (y) any Restricted Subsidiary of Verio which, at any date of determination, is an obligor under any Indebtedness in an aggregate principal amount equal to or exceeding $15.0 million.

     "Maturity Date" means, with respect to any note, the date specified in such note as the fixed date on which the principal of such note is due and payable.

     "Moody's" means Moody's Investors Service.

     "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds thereof in the form of cash (including assumed liabilities and other items deemed to be cash under the proviso to the first sentence of the covenant "Disposition of Proceeds of Asset Sales") or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to Verio or any Restricted Subsidiary) net of:

          (1) brokerage commissions and other fees and expenses (including fees and expenses of legal counsel and investment bankers) related to such Asset Sale;

          (2) provisions for all taxes payable as a result of such Asset Sale;

          (3) amounts required to be paid to any person (other than Verio or any Restricted Subsidiary) owning a beneficial interest in or having a Permitted Lien on the assets subject to the Asset Sale; and

          (4) appropriate amounts to be provided by Verio or any Restricted Subsidiary, as the case may be, as a reserve required in accordance with GAAP against any liabilities associated with such Asset Sale and retained by Verio or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an officers' certificate delivered to the trustee.

     "New ISP" means any ISP in which Verio or a Subsidiary of Verio makes its first Investment after the Issue Date.

     "November 1998 Notes" means Verio's 11 1/4% Senior Notes due 2008.

     "Other Senior Debt Pro Rata Share" means the amount of the applicable Excess Proceeds obtained by multiplying the amount of such Excess Proceeds by a fraction:

          (1) the numerator of which is the aggregate accreted value and/or principal amount, as the case may be, of all Indebtedness (other than (x) the notes and (y) Subordinated Indebtedness) of Verio outstanding at the time of the applicable Asset Sale with respect to which Verio is required to use Excess Proceeds to repay or make an offer to purchase or repay; and

          (2) the denominator of which is the sum of (a) the aggregate principal amount of all notes outstanding at the time of the applicable Asset Sale and (b) the aggregate principal amount or the aggregate accreted value, as the case may be, of all other Indebtedness (other than Subordinated Indebtedness) of Verio outstanding at the time of the applicable Asset Sale Offer with respect to which Verio is required to use the applicable Excess Proceeds to offer to repay or make an offer to purchase or repay.

     "Permitted Affiliate Agreement" means each of the Series A Purchase Agreement, the Series B Purchase Agreement, the Series C Purchase Agreement and the Stockholders Agreement, each as in effect on the Issue Date.

     "Permitted Credit Facility" means any senior commercial term loan and/or revolving credit facility (including any letter of credit subfacility) entered into principally with commercial banks and/or other financial institutions typically party to commercial loan agreements including, without limitation, the Bank Facility.

     "Permitted Equipment Financing" means any credit facility or other financing arrangement (including in the form of Capitalized Lease Obligations and guarantees of Indebtedness of Restricted Subsidiaries) entered into with any vendor or supplier (or any financial institution acting on behalf of or for the purpose of directly financing purchases from such vendor or supplier) to the extent the Indebtedness thereunder is incurred for the purpose of financing the cost (including the cost of design, development, site acquisition, construction, integration, manufacture or acquisition) of real or personal property (tangible or intangible) used, or to be used, in an Internet Service Business.

     "Permitted Indebtedness" means the following Indebtedness (each of which shall be given independent effect):

          (a) Indebtedness under the notes and the indenture;

          (b) Indebtedness of Verio and/or any Restricted Subsidiary outstanding on the Issue Date, including, without limitation, the 1997 Notes, the March 1998 Notes and the November 1998 Notes;

          (c) (1) Indebtedness of any Restricted Subsidiary owed to and held by Verio or a Restricted Subsidiary and (2) Indebtedness of Verio, not secured by any Lien, owed to and held by any Restricted Subsidiary; provided that an incurrence of Indebtedness shall be deemed to have occurred upon (x) any sale or other disposition (excluding assignments as security to financial institutions) of any Indebtedness of Verio or a Restricted Subsidiary referred to in this clause (c) to a person (other than Verio or a Restricted Subsidiary) or (y) any sale or other disposition of Capital Stock of a Restricted Subsidiary, or Designation of a Restricted Subsidiary, which holds Indebtedness of Verio or another Restricted Subsidiary such that such Restricted Subsidiary, in any such case, ceases to be a Restricted Subsidiary;

          (d) Interest Rate Obligations of Verio and/or any Restricted Subsidiary relating to Indebtedness of Verio and/or such Restricted Subsidiary, as the case may be (which Indebtedness (x) bears interest at fluctuating interest rates and (y) is otherwise permitted to be incurred under the "Limitation on Additional Indebtedness" covenant), but only to the extent that the notional principal amount of such Interest Rate Obligations does not exceed the principal amount of the Indebtedness (and/or Indebtedness subject to commitments) to which such Interest Rate Obligations relate;

          (e) Indebtedness of Verio and/or any Restricted Subsidiary in respect of performance bonds of Verio or any Restricted Subsidiary or surety bonds provided by Verio or any Restricted Subsidiary incurred in the ordinary course of business;

          (f) Indebtedness of Verio and/or any Restricted Subsidiary to the extent it represents a replacement, renewal, refinancing or extension (a "Refinancing") of outstanding Indebtedness of Verio and/or of any Restricted Subsidiary incurred or outstanding pursuant to clause (a), (b),
     (g), (h) or (i) of this definition or the proviso of the covenant "Limitation on Additional Indebtedness"; provided that (1) Indebtedness of Verio may not be Refinanced to such extent under this clause (f) with Indebtedness of any Restricted Subsidiary and (2) any such Refinancing shall only be permitted under this clause (f) to the extent that (x) it does not result in a lower Average Life to Stated Maturity of such Indebtedness as compared with the Indebtedness being Refinanced and (y) it does not exceed the sum of the principal amount (or, if such Indebtedness provides for a lesser amount to be due and payable upon a declaration of acceleration thereof, an amount no greater than such lesser amount) of the Indebtedness being Refinanced plus the amount of accrued interest thereon and the amount of any reasonably determined prepayment premium necessary to accomplish such Refinancing and such reasonable fees and expenses incurred in connection therewith;

          (g) Indebtedness of Verio such that, after giving effect to the incurrence thereof, the total aggregate principal amount of Indebtedness incurred under this clause (g) plus the aggregate principal amount of

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

     the November 1998 Notes and the notes outstanding, and any Refinancings thereof otherwise incurred in compliance with the Indenture, would not exceed 200% of Total Incremental Equity;

          (h) Indebtedness of Verio and/or any Restricted Subsidiary incurred under any Permitted Credit Facility and/or Indebtedness of Verio represented by Debt Securities of Verio, and any Refinancings of the foregoing otherwise incurred in compliance with the indenture, in an aggregate principal amount not to exceed $250.0 million at any time outstanding;

          (i) Indebtedness of Verio and/or any Restricted Subsidiary incurred under any Permitted Equipment Financing in an aggregate principal amount not to exceed the Fair Market Value of the assets acquired with the proceeds thereof;

          (j) Acquired Indebtedness and other Indebtedness of Verio and/or any Restricted Subsidiary incurred in connection with the acquisition of, or an Investment in, a New ISP, including any obligations in respect of the deferred purchase price (whether or not subject to a contingency) of any such acquisition or Investment, in an aggregate principal amount not to exceed $100.0 million at any time outstanding; and

          (k) in addition to the items referred to in clauses (a) through (j) above, Indebtedness of Verio and/or the Restricted Subsidiaries having an aggregate principal amount not to exceed $50.0 million at any time outstanding.

     "Permitted Investments" means:

          (a) Cash Equivalents;

          (b) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers' compensation, performance and other similar deposits;

          (c) Interest Rate Obligations incurred in compliance with the covenant "Limitation on Additional Indebtedness;"

          (d) the extension by Verio and the Restricted Subsidiaries of (1) trade credit to Subsidiaries of Verio and the ISPs, represented by accounts receivable, extended on usual and customary terms in the ordinary course of business or (2) guarantees of commitments for the purchase of goods or services by any ISP incurred in the ordinary course of business so long as such guarantees to the extent constituting Indebtedness are permitted to be incurred under the covenant "Limitation on Additional Indebtedness;"

          (e) Strategic Investments; and

          (f) Investments in Unrestricted Subsidiaries in an amount not to exceed $50.00 million at any time outstanding.

     "Permitted Liens" means:

          (a) Liens on property of a person existing at the time such person is merged into or consolidated with Verio or any Restricted Subsidiary or becomes a Restricted Subsidiary; provided that such Liens were in existence prior to the contemplation of such merger, consolidation or acquisition and do not secure any property or assets of Verio or any Restricted Subsidiary other than the property or assets subject to the Liens prior to such merger or consolidation or acquisition;

          (b) Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens and other similar Liens arising in the ordinary course of business that secure payment of obligations not more than 60 days past due or that are being contested in good faith and by appropriate proceedings;

          (c) Liens existing on the Issue Date;

          (d) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted; provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

          (e) easements, rights of way, restrictions and other similar easements, licenses, restrictions on the use of properties, or minor imperfections of title that, in the aggregate, are not material in amount and do not in any case materially detract from the properties subject thereto or interfere with the ordinary conduct of the business of Verio or the Restricted Subsidiaries;

          (f) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

          (g) Liens securing any Permitted Credit Facility or Permitted Equipment Financing;

          (h) Liens to secure Indebtedness incurred in compliance with clause
     (k) of "Permitted Indebtedness" to the extent relating to the asset subject of the particular Asset Acquisition or Investment;

          (i) Liens to secure any Refinancing of any Indebtedness secured by Liens referred to in the foregoing clauses (a) or (c), but only to the extent that such Liens do not extend to any other property or assets and the principal amount of the Indebtedness secured by such Liens is not increased;

          (j) Liens to secure the notes; and

          (k) Liens on real property incurred in connection with the financing of the purchase of such real property (or incurred within 60 days of purchase) by Verio or any Restricted Subsidiary.

     "Preferred Stock" means, with respect to any person, any and all shares, interests, participations or other equivalents (however designated) of such person's preferred or preference stock whether now outstanding, or issued after the Issue Date, and including, without limitation, all classes and series of preferred or preference stock of such person.

     "Public Capital Stock" means any class of Capital Stock which is traded on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market.

     "Refinancing" has the meaning set forth in clause (f) of the definition of "Permitted Indebtedness."

     "Restricted Payment" means any of the following:

          (1) the declaration or payment of any dividend or any other distribution on Capital Stock of Verio or any payment made to the direct or indirect holders (in their capacities as such) of Capital Stock of Verio (other than dividends or distributions payable solely in Capital Stock (other than Disqualified Stock) of Verio or in options, warrants or other rights to purchase Capital Stock (other than Disqualified Stock) of Verio);

          (2) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of Verio (other than any such Capital Stock owned by Verio or a Wholly Owned Restricted Subsidiary);

          (3) the purchase, redemption, defeasance or other acquisition or retirement for value prior to any scheduled repayment, sinking fund or maturity of any Subordinated Indebtedness (other than any Subordinated Indebtedness held by a Wholly Owned Restricted Subsidiary); or

          (4) the making by Verio or any Restricted Subsidiary of any Investment (other than a Permitted Investment) in any person (other than an Investment by a Restricted Subsidiary in Verio or an Investment by Verio or a Restricted Subsidiary in a Restricted Subsidiary or a person that becomes a Restricted Subsidiary as a result of such Investment). It is not intended that payments made out of the deposit account in respect of Verio's 6.75% Series A Convertible Preferred Stock be considered Restricted Payments.

     "Restricted Subsidiary" means any Subsidiary of Verio that has not been designated by the Board, by a Board Resolution delivered to the trustee, as an Unrestricted Subsidiary pursuant to and in compliance with the covenant "Limitation on Designations of Unrestricted Subsidiaries." Any such designation may be revoked by a Board Resolution delivered to the trustee, subject to the provisions of such covenant.

     "Restricted Subsidiary Indebtedness" means Indebtedness of any Restricted
Subsidiary:

          (1) which is not subordinated to any other Indebtedness of such Restricted Subsidiary; and

          (2) in respect of which Verio is not also obligated (by means of a guarantee or otherwise) other than, in the case of this clause (2), Indebtedness under any Permitted Credit Facilities.

     "Revocation" has the meaning set forth under "-- Certain
Covenants -- Limitation on Designations of Unrestricted Subsidiaries."

     "Rollup" means:

          (1) an Investment in an Existing ISP or transaction or series of related transactions as a result of which such Existing ISP becomes a Wholly Owned Restricted Subsidiary; or

          (2) an Investment in a New ISP or transaction or series of related transactions as a result of which such New ISP becomes a Restricted Subsidiary; or

          (3) a merger or consolidation of any ISP with Verio.

     "S&P" means Standard & Poor's Corporation.

     "Securities Act" means the Securities Act of 1933, as amended, together with the rules and regulations promulgated thereunder.

     "Strategic Equity Investor" means any person engaged principally in one or more communications businesses with a Market Capitalization or Consolidated Net Worth of at least $1.0 billion.

     "Strategic Investment" means an Investment in any person (other than an Unrestricted Subsidiary) whose primary business is an Internet Service Business provided that the Investment is determined by the Board of Directors of Verio to promote or significantly benefit the business of Verio and the Restricted Subsidiaries on the date of the Investment.

     "Subordinated Indebtedness" means any Indebtedness of Verio or any Guarantor which is expressly subordinated in right of payment to any other Indebtedness of Verio or such Guarantor.

     "Subsidiary" means, with respect to any person:

          (1) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors shall at the time be owned, directly or indirectly, by such person; or

          (2) any other person of which at least a majority of voting interest is at the time, directly or indirectly, owned by such person.

     "Total Consolidated Indebtedness" means, at any date of determination, an amount equal to the aggregate amount of all Indebtedness of Verio and the Restricted Subsidiaries outstanding as of the date of determination.

     "Total Incremental Equity" means, at any time of determination, the sum of, without duplication:

          (1) the aggregate cash proceeds received by Verio from capital contributions in respect of existing Capital Stock (other than Disqualified Stock) or the issuance or sale of Capital Stock (other than Disqualified Stock but including Capital Stock issued upon the conversion of convertible Indebtedness or from the exercise of options, warrants or rights to purchase Capital Stock (other than Disqualified Stock)) subsequent to the Issue Date, other than to a Subsidiary of Verio; plus

          (2) the Fair Market Value (determined at the time of issuance) of any Capital Stock (other than Disqualified Stock) of Verio issued as consideration for the acquisition of Capital Stock of an ISP (other than the acquisition of Capital Stock of an Existing ISP); plus

          (3) the Fair Market Value (determined at the time of issuance) of any Capital Stock (other than Disqualified Stock) of Verio issued as consideration for the acquisition of Capital Stock of an Existing ISP in a transaction as a result of which the Existing ISP becomes a Wholly Owned Restricted Subsidiary; plus

          (4) the aggregate cash proceeds received by Verio or any Restricted Subsidiary from the sale, disposition or repayment (in whole or in part) of any Investment that is or was made after the Issue Date and that constitutes a Restricted Payment that has been deducted from Total Incremental Equity pursuant to clause (5) below in an amount equal to the lesser of (a) the return of capital with respect to the applicable portion of such Investment and (b) the cost of the applicable portion of such Investment, in either case, less the cost of the disposition of such Investment; minus

          (5) the aggregate amount of all Restricted Payments declared or made on and after the Issue Date (other than a Restricted Payment made pursuant to clauses (3) or (7) of the third paragraph of the covenant "Limitation on Restricted Payments"), plus

          (6) the amount, as of the Issue Date, of the "Total Incremental Equity" as defined and determined under the November 1998 Notes Indenture.

     "Unrestricted Subsidiary" means any Subsidiary of Verio designated as such pursuant to and in compliance with the covenant "Limitation on Designations of Unrestricted Subsidiaries." Any such designation may be revoked by a Board Resolution delivered to the trustee, subject to the provisions of such covenant.

     "Voting Stock" means, with respect to any person, the Capital Stock of any class or kind ordinarily having the power to vote for the election of directors or other members of the governing body of such person.

     "Wholly Owned Restricted Subsidiary" means any Restricted Subsidiary of which 99% or more of the outstanding Capital Stock is owned by Verio or another Wholly Owned Restricted Subsidiary; provided NorthWestNet shall be deemed a Wholly Owned Restricted Subsidiary notwithstanding its existing stock option plan and any stock options issued thereunder. For the purposes of this definition, any directors' qualifying shares or investments by foreign nationals mandated by applicable law shall be disregarded in determining the ownership of a Restricted Subsidiary.

     "WorldCom" means WorldCom, Inc. (and its successors by merger or consolidation) and its controlled Affiliates.

                         BOOK-ENTRY; DELIVERY AND FORM

     Except as set forth under "-- Certificated Securities," the new notes will be issued in the form of one global new note. Such global new note will be deposited with, or on behalf of, the Depository Trust Company and registered in the name of the Depository Trust Company or its nominee. Except as set forth below, such global new note may be transferred, in whole and not in part, only to the Depository Trust Company or another nominee of the Depository Trust Company.

     Investors may hold their beneficial interests in such global new note directly through the Depository Trust Company if they have an account with the Depository Trust Company or indirectly through organizations which have accounts with the Depository Trust Company.

     The Depository Trust Company has advised Verio as follows: The Depository Trust Company is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code, and "a clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. The Depository Trust Company was created to hold securities of institutions that have accounts with the Depository Trust Company ("participants") and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. The Depository Trust Company's participants include securities brokers and dealers, which may include the initial purchasers, banks, trust companies, clearing corporations and certain other organizations. Access to the Depository Trust Company's book-entry system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, whether directly or indirectly.

     Upon the issuance of the global new note, the Depository Trust Company will credit, on its book-entry registration and transfer system, the principal amount of the new notes represented by such global new note to the accounts of participants. Ownership of beneficial interests in such global new note will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in such global new note will be shown on, and the transfer of those ownership interests will be effected only through records maintained by the Depository Trust Company, with respect to participants' interest, and such participants, with respect to the owners of beneficial interests in such global new note other than participants. The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to transfer or pledge beneficial interests in such global new note.

     So long as the Depository Trust Company, or its nominee, is the registered holder and owner of a global new note, the Depository Trust Company or such nominee, as the case may be, will be considered the sole legal owner and holder of the related new notes for all purposes of such new notes and the indenture. Except as set forth below, owners of beneficial interests in the global new note will not be entitled to have the new notes represented by the global new note registered in their names, will not receive or be entitled to receive physical delivery of certificated new notes in definitive form and will not be considered to be the owners or holders of any new notes under the global new note. Verio understands that under existing industry practice, in the event an owner of a beneficial interest in the global new note desires to take any action that the Depository Trust Company, as the holder of the global new note is entitled to take, the Depository Trust Company would authorize the participants to take such action, and that the participants would authorize beneficial owners owning through such participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

     Payment of principal of and interest on new notes represented by a global new note registered in the name of and held by the Depository Trust Company or its nominee will be made to the Depository Trust Company or its nominee, as the case may be, as the registered owner and holder of the global new note.

     Verio expects that the Depository Trust Company or its nominee, upon receipt of any payment of principal of or interest on a global new note, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global new note as shown on the records of the Depository Trust Company or its nominee. Verio also expects that payments by participants to owners of beneficial interests in a global new note held through such participants will be governed by standing instructions and customary practices and will be the responsibility of such participants. Verio will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in a global new note for any new note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for any other aspect of the relationship between the Depository Trust Company and its participants or the relationship between such participants and the owners of beneficial interests in the global new notes owning through such participants.

     Unless and until it is exchanged in whole or in part for certificated new notes in definitive form, the global new note may not be transferred except as a whole by the Depository Trust Company to a nominee of the Depository Trust Company or by a nominee of the Depository Trust Company to the Depository Trust Company or another nominee of the Depository Trust Company.

     Although the Depository Trust Company has agreed to the foregoing procedures in order to facilitate transfers of interests in the global new note among participants of the Depository Trust Company, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. None of the trustee, Verio nor the paying agent will have any responsibility for the performance by the Depository Trust Company or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

     Certificated Securities. Interests in the global new note will be exchanged for certificated securities if (1) the Depository Trust Company notifies Verio that it is unwilling or unable to continue as Depository Trust Company for the global new note, or the Depository Trust Company ceases to be a "clearing agency" registered under the Exchange Act, and a successor Depository Trust Company is not appointed by Verio within 90 days, or (2) an Event of Default has occurred and is continuing with respect to the new notes. Upon the occurrence of any of the events described in the preceding sentence, Verio will cause the appropriate certificated securities to be delivered.

                   MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

     The following discussion summarizes the material federal income tax consequences that apply to the exchange of old notes for new notes and the ownership and disposition of the new notes. It is based on the Internal Revenue Code of 1986, as amended, applicable U.S. Treasury Regulations, judicial authority, and administrative rulings and practice, as of the date of this exchange offer. The discussion below does not address any state, local or foreign tax consequences of an exchange of old notes for new notes, or of ownership and disposition of the new notes. Your tax treatment may vary depending upon your particular situation. You may also be subject to special rules not discussed below if you are a certain kind of note owner, including:

     - an owner which did not purchase the old notes for cash at original issue;

     - a financial institution or broker-dealer;

     - an insurance company;

     - a tax-exempt organization; or

     - a holder of a note as part of a hedge, straddle or conversion transaction.

     The following discussion assumes that you hold your old notes as capital assets at the time of the exchange and will hold your new notes as capital assets.

     The tax law upon which this discussion is based is subject to change at any time, and any change may be applied retroactively in a manner that could adversely affect you. In addition, Verio has not requested an advance ruling from the Internal Revenue Service as to the tax consequences of the exchange offer. The Internal Revenue Service could take different positions concerning the tax consequences of the exchange offer and the tax consequences of ownership and disposition of the new notes discussed below and such positions could be sustained.

     The tax consequences to you of the exchange offer and of ownership and disposition of the new notes may depend upon whether you are a "U.S. holder." You are a "U.S. holder" if you are a beneficial owner of notes who or that is:

     - a citizen or resident of the United States;

     - a corporation, partnership or other legal entity created or organized in or under the laws of the United States or one of its political subdivisions;

     - an estate, if your income is subject to U.S. federal income taxation regardless of its source;

     - a trust if (A) a U.S. court is able to exercise primary supervision over your administration and (B) one or more U.S. persons (as defined in Section 7701(c)(30) of the Internal Revenue Code) has authority to control all of your substantial decisions; or

     - otherwise subject to U.S. federal income tax on a net income basis with respect to the new notes.

     If you are not a U.S. holder under these rules, you should review the discussion below with respect to ownership of the new notes by a non-U.S. holder.

     WE STRONGLY URGE YOU TO CONSULT WITH YOUR OWN TAX ADVISOR REGARDING THE PARTICULAR TAX CONSEQUENCES OF THE EXCHANGE OFFER TO YOU, AND REGARDING YOUR PARTICULAR TAX CONSEQUENCES IN OWNING AND DISPOSING OF THE NEW NOTES, INCLUDING THE EFFECT OF U.S. FEDERAL ESTATE AND GIFT TAX LAWS, AS WELL AS WITH RESPECT TO THE EFFECT OF ANY FOREIGN, STATE, OR LOCAL LAWS APPLICABLE TO YOU.

EXCHANGE OFFER

     Your exchange of old notes for new notes in the exchange offer will not be treated as a taxable event for U.S. federal income tax purposes because the old notes do not differ materially in kind or extent from the new notes. Your new notes will be treated as a continuation of the old notes. You will have the same tax basis and holding period in the new notes as you had in the old notes immediately before the exchange.

OWNERSHIP AND DISPOSITION OF NEW NOTES BY U.S. HOLDERS

     Taxation of interest. Stated interest on your new notes generally will be taxable to you as ordinary income at the time it is paid or accrued, depending on your method of accounting for federal income tax purposes. The new notes are not expected to give rise to "original issue discount" to you.

     Sale or redemption of a new note. You will recognize gain or loss upon the sale, retirement, redemption or other taxable disposition of your new note. The amount of gain or loss will be equal to the difference between the amount of cash and the fair market value of other property you receive (except for cash or other property attributable to accrued but unpaid stated interest), and your adjusted tax basis in the new note. The gain or loss will be capital gain or loss. However, you should know that a purchaser of a new note from you may be subject to the "market discount" rules, discussed below.

     Under the "market discount" rules of the Internal Revenue Code, someone who purchases a new note from you at a discount generally will be required to include as ordinary income a portion of any gain realized upon the subsequent disposition or retirement of the new note equal to the amount of the market discount the purchaser has not previously included in income.

OWNERSHIP AND DISPOSITION OF NEW NOTES BY NON-U.S. HOLDERS

     U.S. withholding and income tax. You will not be subject to U.S. withholding tax on interest payments on the new notes provided:

     - you do not actually or constructively own 10% or more of the total combined voting power of all classes of Verio stock;

     - you are not a controlled foreign corporation for U.S. federal income tax purposes that is related to Verio through stock ownership;

     - you are not a bank that received the old note on an extension of credit made pursuant to a loan agreement with Verio entered into in the ordinary course of your trade or business; and

     - you provide a statement to Verio signed under penalties of perjury that includes your name and address and you certify that you are not a United States person, as required by applicable tax regulations.

     If you cannot meet these requirements, you generally will be subject to U.S. withholding tax at a rate of 30% on interest payments, unless you are eligible for a reduced withholding tax rate under a U.S. tax treaty.

     If you are engaged in a trade or business in the United States, and the interest paid or accrued on the new note is effectively connected with your conduct of that trade or business, you will be subject to federal income tax on the interest to the same extent as if you were a U.S. holder. However, you will not be subject to withholding tax if you provide a properly completed Internal Revenue Service Form 4224 to Verio.

     Sale or retirement of a new note. Any gain realized by you on a sale, exchange, or redemption of a new note will not be subject to U.S. withholding or income tax unless the gain is effectively connected with your conduct of a trade or business in the United States or you are an individual who is present in the United States for 183 days or more during the taxable year in which you realize the gain and certain other conditions are satisfied.

     U.S. estate tax. If you hold the new notes at the time of your death, the new notes generally will not be includible in your estate for U.S. estate tax purposes. However, the new notes will be included in your estate if, at the time of your death, you owned, actually or constructively, 10% or more of the total combined voting power of all classes of Verio stock or if the new notes were effectively connected with your conduct of a trade or business in the United States.

INFORMATION REPORTING AND BACKUP WITHHOLDING

     If you are a U.S. person and are not a corporation, you may be subject to information reporting to the Internal Revenue Service with respect to the new notes. You may also be subject to backup withholding at a rate of 31% on payments of principal and interest on the new notes, and on the proceeds from disposition of the new notes. However, backup withholding will be imposed on you only if:

     - you fail to furnish to Verio your taxpayer identification number, which, if you are an individual, is normally your social security number;

     - you furnish to Verio an incorrect taxpayer identification number;

     - you are notified by the Internal Revenue Service you have failed to properly report the receipt of interest or dividend income; or

     - under certain circumstances, you fail to certify to Verio, under penalties of perjury, that you have furnished Verio a correct taxpayer identification number and that you have not been notified by the Internal Revenue Service that you are subject to backup withholding.

     Verio will also start backup withholding if the Internal Revenue Service instructs it to do so.

     You should consult your own tax advisor to determine whether you may qualify for an exemption from information reporting or backup withholding and the procedure for obtaining an exemption.

     If you certify to Verio that you are a non-U.S. holder, you will not be subject to information reporting or backup withholding with respect to payments of interest on the new notes unless Verio has actual knowledge that you are a U.S. holder.

     If you dispose of the new notes to or through the U.S. office of any broker, you will be subject to information reporting and you may be subject to backup withholding unless you certify to the broker that you are a non-U.S. holder or that you otherwise are exempt from information reporting or backup withholding. You will also be subject to information reporting and may be subject to backup withholding if the broker has actual knowledge that you are a U.S. holder or that the conditions of your claimed exemption are not satisfied.

     If you dispose of the new notes to or through a non-U.S. office of a non-U.S. broker that is not a "U.S. related person" you will not be subject to information reporting or backup withholding. For this purpose, a "U.S. related person" is a corporation which is a "controlled foreign corporation" for U.S. income tax purposes, or a foreign person, 50% or more of whose gross income from all sources for the

3-year period ending with the close of its taxable year preceding the payment, or the period of the person's existence, if less than 3 years, is derived from activities that are effectively connected with the conduct of a U.S. trade or business.

     If you dispose of the new notes to or through a non-U.S. office of a broker that is a U.S. related person, information reporting will be required unless the broker has documentary evidence in its files that you are a non-U.S. holder and the broker has no knowledge to the contrary. However, backup withholding will not apply to these payments unless the broker has actual knowledge that you are a U.S. holder.

     If a payment to you is subject to backup withholding, you will be allowed a credit for the amount withheld against your U.S. income tax liability for the year, or you may obtain a refund of the withheld amount if no tax is due and you follow the necessary procedures for claiming a refund.

PROSPECTIVE TAX REGULATIONS AFFECTING NON-U.S. HOLDERS

     In 1997, the Internal Revenue Service published new regulations to modify the requirements imposed on non-U.S. holders and certain intermediaries to establish the status of the holder as a non-U.S. holder eligible for exemption from or reduction in U.S. withholding tax and from the backup withholding rules. The new regulations generally will be effective for payments made after December 31, 2000, subject to certain transition rules. In general, the new regulations do not significantly alter the substantive withholding and information reporting requirements. Rather, they unify certification procedures and forms and clarify reliance standards. In addition, the new regulations impose more stringent conditions on the ability of financial intermediaries acting for non-U.S. holders to provide certification on behalf of non-U.S. holders. Under the new regulations, an intermediary may be required to enter into an agreement with the Internal Revenue Service to audit certain documentation with respect to such certifications. You should consult your own tax adviser to determine the effects of the application of the new regulations to your particular circumstances.

                              PLAN OF DISTRIBUTION

     Each broker-dealer that receives new notes for its own account in the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where such old notes were acquired as a result of market-making activities or other trading activities. Verio has agreed that, starting on the expiration date and ending 180 days after the expiration date, it will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any resale. In addition, until such date, all dealers effecting transactions in the new notes may be required to deliver a prospectus.

     Verio will not receive any proceeds from any sales of new notes by broker-dealers or others. New notes received by broker-dealers for their own account in the exchange offer may be sold from time to time in one or more transactions:

     - in the over-the-counter market, in negotiated transactions;

     - through the writing of options on the new notes; or

     - a combination of such methods of resale.

     They can be sold at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such new notes. Any broker-dealer that resells new notes that were received by it for its own account in the exchange offer and any broker or dealer that participates in a distribution of such new notes may be deemed to be an "underwriter" within the meaning of the Securities Act. Any profit or commissions received by them from any resale may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     For a period of 180 days after the expiration date, Verio will promptly send additional copies of this prospectus, including any amendment or supplement, to any broker-dealer that requests such documents in the letter of transmittal. Verio has agreed to pay all expenses incident to the exchange offer, including the expenses of one counsel for the holders of the respective notes, other than commissions or concessions of any brokers or dealers and will indemnify the holders of the notes, including any broker-dealers, against certain liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

     The validity of the new notes will be passed upon for Verio by Morrison & Foerster LLP, San Francisco, California.

                                    EXPERTS

     The consolidated financial statements of Verio Inc. and subsidiaries as of December 31, 1997 and 1998 and for the period from inception (March 1, 1996) to December 31, 1996, and the years ended December 31, 1997 and 1998 and the financial statements of NSNet, Inc. as of December 31, 1996 and 1997 and for the years ended December 31, 1996 and 1997 and the period from January 1, 1998 to February 27, 1998; Access One, Inc. as of December 31, 1997 and for the year ended December 31, 1997 and the period from January 1, 1998 to February 27, 1998; STARnet, L.L.C. as of December 31, 1997 and for the year ended December 31, 1997 and the period from January 1, 1998 to April 14, 1998; Computing Engineers Inc. as of December 31, 1996 and 1997 and for the years ended December 31, 1996 and 1997 and the period from January 1, 1998 to April 15, 1998; LI Net, Inc. as of April 30, 1997 and January 31, 1998 and for the years ended April 30, 1996 and 1997, the nine months ended January 31, 1998 and the period from February 1, 1998 to April 9, 1998; NTX, Inc. as of and for the nine months ended June 30, 1998; and Best Internet Communications, Inc. and subsidiaries as of and for the year ended December 31, 1998, are incorporated by reference in this prospectus, which is part of the registration statement, in reliance upon the reports of KPMG LLP, independent certified public accountants, appearing elsewhere in this prospectus, which is part of the registration statement, and upon the authority of said firm as experts in accounting and auditing.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       OFFER TO EXCHANGE ALL OUTSTANDING
                         10 5/8% SENIOR NOTES DUE 2009
                                      FOR
                         10 5/8% SENIOR NOTES DUE 2009

                                     VERIO
                                   ----------

                                   PROSPECTUS
                                   ----------

                            Dated             , 2000
                             ---------------------

     YOU SHOULD DIRECT ALL TENDERED OLD NOTES, EXECUTED LETTERS OF TRANSMITTAL AND OTHER RELATED DOCUMENTS TO THE EXCHANGE AGENT. YOU SHOULD DIRECT ALL QUESTIONS AND REQUESTS FOR ASSISTANCE AND REQUEST FOR ADDITIONAL COPIES OF THIS PROSPECTUS, THE LETTER OF TRANSMITTAL AND OTHER RELATED DOCUMENTS TO THE EXCHANGE AGENT.

                 The exchange agent for this exchange offer is:

                      U.S. BANK TRUST NATIONAL ASSOCIATION
                             180 East Fifth Street
                               St. Paul, MN 55101
                      Attn: Specialized Finance Department

                            Facsimile Transmissions
                          (Eligible Institutions Only)
                                 (651) 244-1537

                            To confirm by telephone
                            or for information call:
                                 (651) 244-5011

                                    By mail
                      U.S. BANK TRUST NATIONAL ASSOCIATION
                             180 East Fifth Street
                               St. Paul, MN 55101
                      Attn: Specialized Finance Department

(YOU SHOULD PROMPTLY SEND ORIGINALS OF ALL DOCUMENTS SUBMITTED BY FACSIMILE BY HAND, OVERNIGHT COURIER, OR REGISTERED OR CERTIFIED MAIL.)
                             ---------------------

     Verio has not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. You must not rely on any unauthorized information. This prospectus does not offer to sell or solicit an offer to buy, in any jurisdiction where, or to any person to whom, it is unlawful. The delivery of this prospectus or any sale does not, under any circumstances, create any implication that there has been no change in Verio's affairs since the date as of which information is given in this prospectus.
                             ---------------------

     UNTIL             , 2000 (180 DAYS AFTER THE COMMENCEMENT OF THIS EXCHANGE
OFFER), ALL DEALERS EFFECTING TRANSACTIONS IN THE NEW NOTES, WHETHER OR NOT PARTICIPATING IN THIS EXCHANGE OFFER, MAY BE REQUIRED TO DELIVER A PROSPECTUS.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Reference is made to Section 145 of the General Corporation Law of the State of Delaware which provides for indemnification of directors, officers and other employees in certain circumstances, and to Section 102(b)(7) of the General Corporation Law of the State of Delaware, which provides for the elimination or limitation of the personal liability for monetary damages of directors under certain circumstances. Article Eight of the Certificate of Incorporation of the Registrant eliminates the personal liability for monetary damages of directors under certain circumstances and provides indemnification to directors and officers of the Registrant to the fullest extent permitted by the General Corporation Law of the State of Delaware. Among other things, these provisions provide indemnification for officers and directors against liabilities for judgments in and settlements of lawsuits and other proceedings and for the advance and payment of fees and expenses reasonably incurred by the director or officer in defense of any such lawsuit or proceeding.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

EXHIBITS:

EXHIBIT
NO.                                              DESCRIPTION
-------                                          -----------
          3.1****        -- Restated Certificate of Incorporation of the Registrant.
          3.2+++         -- Certificate of Designations of the Powers, Preferences
                            and Relative, Participating, Optional and Other Special
                            Rights of Series A 6.75% Convertible Preferred Stock and
                            Qualifications, Limitations and Restrictions Thereof
                            dated July 20, 1999.
          3.3****        -- Bylaws of the Registrant.
          4.1***         -- Form of Old 1997 Note.
          4.2***         -- Form of New 1997 Note.
          4.3***         -- Escrow Agreement, dated as of June 24, 1997, among First
                            Trust National Association (as escrow agent and trustee)
                            and the Registrant.
          4.4**          -- 1997 Indenture (See Exhibit 10.1).
          4.5**          -- 1997 Notes Registration Rights Agreement (See Exhibit
                            10.4).
          4.6***         -- Purchase Agreement, dated as of June 17, 1997, by and
                            among Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner
                            & Smith Incorporated, and Lazard Freres & Co. LLC
                            (collectively, the "Initial 1997 Notes Purchasers"), and
                            the Registrant.
          4.7***         -- Form of Old March 1998 Note.
          4.8***         -- Form of New March 1998 Note.
          4.9**          -- 1998 Indenture (See Exhibit 10.23).
          4.10**         -- 1998 Notes Registration Rights Agreement (See Exhibit
                            10.24).
          4.11***        -- Purchase Agreement, dated as of March 19, 1998, by and
                            among Salomon Brothers Inc, Lazard Freres & Co. LLC,
                            Chase Securities, Inc., and BancBoston Securities Inc.
                            (collectively, the "Initial March 1998 Notes
                            Purchasers"), and the Registrant.
          4.12*****      -- Form of Old November 1998 Note.
          4.13*****      -- Form of New November 1998 Note.
          4.14++         -- Indenture (See Exhibit 10.34).
          4.15++         -- Registration Rights Agreement (See Exhibit 10.35).
          4.16++         -- Purchase Agreement, dated as of November 20, 1998, by and among Salomon Smith Barney Inc., Credit Suisse First
                            Boston Corporation, Donaldson, Lufkin & Jenrette
                            Securities Corporation and First Union Capital Markets
                            (collectively, the "Initial November 1998 Notes
                            Purchasers"), and the Registrant.
          4.17           -- Form of Old Note.
          4.18           -- Form of New Note.

EXHIBIT
NO.                                              DESCRIPTION
-------                                          -----------
          4.19           -- Indenture (See Exhibit 10.36).
          4.20           -- Registration Rights Agreement (See Exhibit 10.37).
          4.21           -- Purchase Agreement, dated November 16, 1999, by and among
                            Salomon Smith Barney Inc., Donaldson, Lufkin & Jenrette
                            Securities Corporation and Morgan Stanley & Co.
                            Incorporated (collectively, the "Initial November 1999
                            Notes Purchasers"), and the Registrant.
          5.1            -- Opinion of Morrison & Foerster LLP.
         10.1**          -- Indenture, dated as of June 24, 1997, by and among the
                            Registrant and First Trust National Association (as
                            trustee).
         10.2**          -- Warrant Agreement, dated as of June 24, 1997, by and
                            between First Trust National Association and the
                            Registrant.
         10.3**          -- Common Stock Registration Rights Agreement, dated as of
                            June 17, 1997, by and among the Registrant, Brooks Fiber
                            Properties, Inc., Norwest Equity Partners V, Providence
                            Equity Partners, Centennial Fund V, L.P., Centennial Fund
                            IV, L.P. (as investors), and the Initial 1997 Notes
                            Purchasers.
         10.4**          -- Registration Rights Agreement, dated as of June 17, 1997, by and among the Registrant and the Initial 1997 Notes
                            Purchasers.
         10.5**          -- Lease Agreement, dated as of June 20, 1997, by and
                            between the Registrant and Highland Park Ventures, LLC,
                            with respect to the property in Englewood, Colorado,
                            including the First Amendment to Lease Agreement, dated
                            as of December 16, 1997.
         10.6**          -- Lease Agreement, dated as of May 24, 1997, by and between the Registrant and IM Joint Venture, with respect to the
                            property in Dallas, Texas, as amended.
         10.7**          -- Form of Indemnification Agreement between the Registrant and each of its officers and directors.
         10.8**          -- Amended and Restated Stockholders Agreement, dated as of
                            May 20, 1997, by and between the Registrant, the Series A
                            Purchasers, the Series B Purchasers, the Series C
                            Purchasers and members of the Registrant's management.
         10.9**          -- The Registrant's 1996 Stock Option Plan, as amended.
         10.10**         -- The Registrant's 1997 California Stock Option Plan, as
                            amended.
         10.11**         -- The Registrant's 1998 Employee Stock Purchase Plan, as
                            amended.
         10.12**         -- The Registrant's 1998 Stock Incentive Plan, as amended.
         10.13**         -- Form of Compensation Protection Agreement between the
                            Registrant and each of its officers.
         10.14**         -- Master Service Agreement, dated as of August 23, 1996, by and between the Registrant and MFS Datanet, Inc.
         10.15**         -- Agreement for Terminal Facility Collocation Space, dated
                            August 8, 1996, by and between MFS Telecom, Inc. and the
                            Registrant.
         10.16**         -- Bilateral Peering Agreement, dated May 19, 1997, between
                            AT&T Corp. and the Registrant.
         10.17**         -- Master Lease Agreement, dated November 17, 1997, by and between Insight Investments Corp. and the Registrant.
         10.18**         -- Master Lease Agreement, dated October 27, 1997, by and
                            between Cisco Capital Systems Corporation and the
                            Registrant.
         10.19**+        -- Lateral Exchange Networks Interconnection Agreement,
                            dated as of February 3, 1997, by and between the
                            Registrant and Sprint Communications Company L.P.
                            ("Sprint").
         10.20**+        -- Cover Agreement, dated September 30, 1996, by and between the Registrant and Sprint.
         10.21**+        -- Amendment One to Cover Agreement, dated November 7, 1996, by and between the Registrant and Sprint.
         10.22**+        -- Amendment Two to Cover Agreement, dated March 2, 1998, by and between the Registrant and Sprint.

EXHIBIT
NO.                                              DESCRIPTION
-------                                          -----------
         10.23**         -- Indenture, dated as of March 25, 1998, by and among the
                            Registrant and First Trust National Association (as
                            trustee).

EXHIBIT
NO.                                              DESCRIPTION
-------                                          -----------
         10.24**         -- Registration Rights Agreement, dated as of March 25,
                            1998, by and among the Registrant, and the Initial 1998
                            Notes Purchasers.
         10.25**+        -- Capacity and Services Agreement, dated as of March 31,
                            1998, by and among the Registrant and Qwest
                            Communications Corporation.
         10.26**         -- Credit Agreement, dated as of April 6, 1998, by and among the Registrant, The Chase Manhattan Bank (as
                            administrative agent) and Fleet National Bank (as
                            documentation agent).
         10.27**         -- Stock Purchase and Master Strategic Relationship
                            Agreement, dated as of April 7, 1998, by and among the
                            Registrant and Nippon Telegraph and Telephone Corporation
                            ("NTT"), a Japanese corporation.
         10.28**+        -- Investment Agreement, dated as of April 7, 1998, by and among the Registrant and NTT.
         10.29**+        -- Outside Service Provider Agreement, dated as of April 7,
                            1998, by and among the Registrant and NTT America, Inc.
         10.30**+        -- Master Services Agreement, dated as of June 13, 1997, by and between the Registrant and MCI Telecommunications
                            Corporation ("MCI").
         10.31**+        -- MCI Domestic (US) Public Interconnection Agreement dated as of June 12, 1997, by and between the Registrant and
                            MCI, as amended.
         10.32**         -- The Registrant's 1998 Non-Employee Director Stock
                            Incentive Plan.
         10.33*+         -- Interconnection Agreement, effective as of April 1, 1998 by and between the Registrant and UUNET Technologies,
                            Inc.
         10.34++         -- Indenture, dated as of November 25, 1998, by and among
                            the Registrant and U.S. Bank Trust National Association
                            (as trustee).
         10.35++         -- Registration Rights Agreement, dated as of November 25,
                            1998, by and among the Registrant and the Initial
                            November 1998 Notes Purchasers.
         10.36           -- Indenture, dated as of November 19, 1999, by and among
                            the Registrant and U.S. Bank Trust National Association
                            (as trustee).
         10.37           -- Registration Rights Agreement, dated as of November 19,
                            1999, by and among the Registrant and the Initial
                            November 1999 Notes Purchasers.
         10.38++         -- Amended and Restated Agreement and Plan of Merger, dated as of November 17, 1998, by and among the Registrant,
                            Purple Acquisition, Inc. and Best Internet
                            Communications, Inc.
         10.39+++        -- Purchase Agreement, dated July 14, 1999, by and among the
                            Registrant and Salomon Smith Barney Inc., Donaldson,
                            Lufkin & Jenrette Securities Corporation, Credit Suisse
                            First Boston Corporation, Deutsche Bank Securities Inc.
                            and First Union Capital Market Corp.
         10.40+++        -- Deposit Agreement, dated as of July 20, 1999, by and
                            between the Registrant and Norwest Bank Minnesota, N.A.
         10.41+++        -- Registration Rights Agreement, dated as of July 20, 1999, by and among the Registrant and Salomon Smith Barney
                            Inc., Donaldson, Lufkin & Jenrette Securities
                            Corporation, Credit Suisse First Boston Corporation,
                            Deutsche Bank Securities Inc. and First Union Capital
                            Markets. Corp.
         11.1            -- Not applicable.
         21.1o           -- List of Subsidiaries of the Registrant.
         23.1            -- Consent of Morrison & Foerster LLP (contained in Exhibit
                            5.1).
         24.1            -- Power of Attorney (see page II-6).
         25.1            -- Form of T-1 Statement of Eligibility and Qualification
                            under the Trust Indenture Act of 1939 of First Trust
                            National Association.
         27.1++++        -- Financial Data Schedule.
         99.1o           -- Form of Letter of Transmittal with respect to the
                            Exchange Offer.
         99.2o           -- Form of Notice of Guaranteed Delivery.

---------------

     * Incorporated by reference from the Registrant's quarterly report on Form 10-Q filed with the Commission on August 13, 1998.

   ** Incorporated by reference from the Registration Statement on Form S-1 of the Registrant (Registration No. 333-47099) filed with the Commission on February 27, 1998, as amended.

  *** Incorporated by reference from the Registration Statement on Form S-4 of the Registrant (Registration No. 333-47497) filed with the Commission on March 6, 1998, as amended.

 **** Incorporated by reference from the Registration Statement on Form S-3 of the Registrant (Registration No. 333-91051) filed with the Commission on November 16, 1999, as amended.

***** Incorporated by reference from the Registration Statement on Form S-4 of the Registrant (Registration No. 333-70727) filed with the Commission on January 15, 1999, as amended.

     + Document for which confidential treatment has been requested.

   ++ Incorporated by reference from the Registration Statement on Form S-4 of the Registrant (Registration No. 333-67715) filed with the Commission on November 23, 1998, as amended.

  +++ Incorporated by reference from the Registrant's quarterly report on Form
      10-Q filed with the Commission on August 16, 1999.

 ++++ Incorporated by reference from the Registrant's quarterly report on Form
      10-Q filed with the Commission on November 12, 1999.

     o To be filed by amendment.

FINANCIAL STATEMENTS AND SCHEDULE:

     Financial Statements and the Financial Statement Schedule are incorporated by reference as part of this Registration Statement.

ITEM 22. UNDERTAKINGS.

     (a) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in
Item 20 above, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (2) The undersigned Registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (3) For the purpose of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

     (d) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

     (e) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in Englewood, Colorado, on February 25, 2000.

                                            VERIO INC

                                            By:     /s/ JUSTIN L. JASCHKE
                                              ----------------------------------
                                                      Justin L. Jaschke
                                                   Chief Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Justin L. Jaschke, Peter B. Fritzinger and Carla Hamre Donelson, and each of them, each with full power to act without the other, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, to sign any or all further amendments or supplements (including post-effective amendments filed pursuant to Rule 462(b) of the Securities Act of 1933) to this Form S-4 Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated below:

                      SIGNATURE                                     TITLE                    DATE
                      ---------                                     -----                    ----
               /s/ STEPHEN C. HALSTEDT                 Chairman of the Board           February 25, 2000
-----------------------------------------------------
                 Stephen C. Halstedt

                /s/ JUSTIN L. JASCHKE                  Chief Executive Officer and     February 25, 2000
-----------------------------------------------------    Director
                  Justin L. Jaschke

                                                       Director                        February   , 2000
-----------------------------------------------------
                   James C. Allen

                /s/ TRYGVE E. MYHREN                   Director                        February 25, 2000
-----------------------------------------------------
                  Trygve E. Myhren

                                                       Director                        February 25, 2000
-----------------------------------------------------
                    Paul J. Salem

                                                       Director                        February 25, 2000
-----------------------------------------------------
                    Yukimasa Ito

                /s/ ARTHUR L. CAHOON                   Director                        February 25, 2000
-----------------------------------------------------
                  Arthur L. Cahoon

               /s/ PETER B. FRITZINGER                 Chief Financial Officer         February 25, 2000
-----------------------------------------------------    (Principal Accounting
                 Peter B. Fritzinger                     Officer)

                               INDEX TO EXHIBITS

EXHIBIT
NO.                                              DESCRIPTION
-------                                          -----------
          3.1****        -- Restated Certificate of Incorporation of the Registrant.
          3.2+++         -- Certificate of Designations of the Powers, Preferences
                            and Relative, Participating, Optional and Other Special
                            Rights of Series A 6.75% Convertible Preferred Stock and
                            Qualifications, Limitations and Restrictions Thereof
                            dated July 20, 1999.
          3.3****        -- Bylaws of the Registrant.
          4.1***         -- Form of Old 1997 Note.
          4.2***         -- Form of New 1997 Note.
          4.3***         -- Escrow Agreement, dated as of June 24, 1997, among First
                            Trust National Association (as escrow agent and trustee)
                            and the Registrant.
          4.4**          -- 1997 Indenture (See Exhibit 10.1).
          4.5**          -- 1997 Notes Registration Rights Agreement (See Exhibit
                            10.4).
          4.6***         -- Purchase Agreement, dated as of June 17, 1997, by and
                            among Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner
                            & Smith Incorporated, and Lazard Freres & Co. LLC
                            (collectively, the "Initial 1997 Notes Purchasers"), and
                            the Registrant.
          4.7***         -- Form of Old March 1998 Note.
          4.8***         -- Form of New March 1998 Note.
          4.9**          -- 1998 Indenture (See Exhibit 10.23).
          4.10**         -- 1998 Notes Registration Rights Agreement (See Exhibit
                            10.24).
          4.11***        -- Purchase Agreement, dated as of March 19, 1998, by and
                            among Salomon Brothers Inc, Lazard Freres & Co. LLC,
                            Chase Securities, Inc., and BancBoston Securities Inc.
                            (collectively, the "Initial March 1998 Notes
                            Purchasers"), and the Registrant.
          4.12*****      -- Form of Old November 1998 Note.
          4.13*****      -- Form of New November 1998 Note.
          4.14++         -- Indenture (See Exhibit 10.34).
          4.15++         -- Registration Rights Agreement (See Exhibit 10.35).
          4.16++         -- Purchase Agreement, dated as of November 20, 1998, by and among Salomon Smith Barney Inc., Credit Suisse First
                            Boston Corporation, Donaldson, Lufkin & Jenrette
                            Securities Corporation and First Union Capital Markets
                            (collectively, the "Initial November 1998 Notes
                            Purchasers"), and the Registrant.
          4.17           -- Form of Old Note.
          4.18           -- Form of New Note.
          4.19           -- Indenture (See Exhibit 10.36).
          4.20           -- Registration Rights Agreement (See Exhibit 10.37).
          4.21           -- Purchase Agreement, dated November 16, 1999, by and among
                            Salomon Smith Barney Inc., Donaldson, Lufkin & Jenrette
                            Securities Corporation and Morgan Stanley & Co.
                            Incorporated (collectively, the "Initial November 1999
                            Notes Purchasers"), and the Registrant.
          5.1            -- Opinion of Morrison & Foerster LLP.
         10.1**          -- Indenture, dated as of June 24, 1997, by and among the
                            Registrant and First Trust National Association (as
                            trustee).
         10.2**          -- Warrant Agreement, dated as of June 24, 1997, by and
                            between First Trust National Association and the
                            Registrant.
         10.3**          -- Common Stock Registration Rights Agreement, dated as of
                            June 17, 1997, by and among the Registrant, Brooks Fiber
                            Properties, Inc., Norwest Equity Partners V, Providence
                            Equity Partners, Centennial Fund V, L.P., Centennial Fund
                            IV, L.P. (as investors), and the Initial 1997 Notes
                            Purchasers.
         10.4**          -- Registration Rights Agreement, dated as of June 17, 1997, by and among the Registrant and the Initial 1997 Notes
                            Purchasers.
         10.5**          -- Lease Agreement, dated as of June 20, 1997, by and
                            between the Registrant and Highland Park Ventures, LLC,
                            with respect to the property in Englewood, Colorado,
                            including the First Amendment to Lease Agreement, dated
                            as of December 16, 1997.

EXHIBIT
NO.                                              DESCRIPTION
-------                                          -----------
         10.6**          -- Lease Agreement, dated as of May 24, 1997, by and between the Registrant and IM Joint Venture, with respect to the
                            property in Dallas, Texas, as amended.

EXHIBIT
NO.                                              DESCRIPTION
-------                                          -----------
         10.7**          -- Form of Indemnification Agreement between the Registrant and each of its officers and directors.
         10.8**          -- Amended and Restated Stockholders Agreement, dated as of
                            May 20, 1997, by and between the Registrant, the Series A
                            Purchasers, the Series B Purchasers, the Series C
                            Purchasers and members of the Registrant's management.
         10.9**          -- The Registrant's 1996 Stock Option Plan, as amended.
         10.10**         -- The Registrant's 1997 California Stock Option Plan, as
                            amended.
         10.11**         -- The Registrant's 1998 Employee Stock Purchase Plan, as
                            amended.
         10.12**         -- The Registrant's 1998 Stock Incentive Plan, as amended.
         10.13**         -- Form of Compensation Protection Agreement between the
                            Registrant and each of its officers.
         10.14**         -- Master Service Agreement, dated as of August 23, 1996, by and between the Registrant and MFS Datanet, Inc.
         10.15**         -- Agreement for Terminal Facility Collocation Space, dated
                            August 8, 1996, by and between MFS Telecom, Inc. and the
                            Registrant.
         10.16**         -- Bilateral Peering Agreement, dated May 19, 1997, between
                            AT&T Corp. and the Registrant.
         10.17**         -- Master Lease Agreement, dated November 17, 1997, by and between Insight Investments Corp. and the Registrant.
         10.18**         -- Master Lease Agreement, dated October 27, 1997, by and
                            between Cisco Capital Systems Corporation and the
                            Registrant.
         10.19**+        -- Lateral Exchange Networks Interconnection Agreement,
                            dated as of February 3, 1997, by and between the
                            Registrant and Sprint Communications Company L.P.
                            ("Sprint").
         10.20**+        -- Cover Agreement, dated September 30, 1996, by and between the Registrant and Sprint.
         10.21**+        -- Amendment One to Cover Agreement, dated November 7, 1996, by and between the Registrant and Sprint.
         10.22**+        -- Amendment Two to Cover Agreement, dated March 2, 1998, by and between the Registrant and Sprint.
         10.23**         -- Indenture, dated as of March 25, 1998, by and among the
                            Registrant and First Trust National Association (as
                            trustee).
         10.24**         -- Registration Rights Agreement, dated as of March 25,
                            1998, by and among the Registrant, and the Initial 1998
                            Notes Purchasers.
         10.25**+        -- Capacity and Services Agreement, dated as of March 31,
                            1998, by and among the Registrant and Qwest
                            Communications Corporation.
         10.26**         -- Credit Agreement, dated as of April 6, 1998, by and among the Registrant, The Chase Manhattan Bank (as
                            administrative agent) and Fleet National Bank (as
                            documentation agent).
         10.27**         -- Stock Purchase and Master Strategic Relationship
                            Agreement, dated as of April 7, 1998, by and among the
                            Registrant and Nippon Telegraph and Telephone Corporation
                            ("NTT"), a Japanese corporation.
         10.28**+        -- Investment Agreement, dated as of April 7, 1998, by and among the Registrant and NTT.
         10.29**+        -- Outside Service Provider Agreement, dated as of April 7,
                            1998, by and among the Registrant and NTT America, Inc.
         10.30**+        -- Master Services Agreement, dated as of June 13, 1997, by and between the Registrant and MCI Telecommunications
                            Corporation ("MCI").
         10.31**+        -- MCI Domestic (US) Public Interconnection Agreement dated as of June 12, 1997, by and between the Registrant and
                            MCI, as amended.
         10.32**         -- The Registrant's 1998 Non-Employee Director Stock
                            Incentive Plan.
         10.33*+         -- Interconnection Agreement, effective as of April 1, 1998 by and between the Registrant and UUNET Technologies,
                            Inc.
         10.34++         -- Indenture, dated as of November 25, 1998, by and among
                            the Registrant and U.S. Bank Trust National Association
                            (as trustee).

EXHIBIT
NO.                                              DESCRIPTION
-------                                          -----------
         10.35++         -- Registration Rights Agreement, dated as of November 25,
                            1998, by and among the Registrant and the Initial
                            November 1998 Notes Purchasers.
         10.36           -- Indenture, dated as of November 19, 1999, by and among
                            the Registrant and U.S. Bank Trust National Association
                            (as trustee).
         10.37           -- Registration Rights Agreement, dated as of November 19,
                            1999, by and among the Registrant and the Initial
                            November 1999 Notes Purchasers.
         10.38++         -- Amended and Restated Agreement and Plan of Merger, dated as of November 17, 1998, by and among the Registrant,
                            Purple Acquisition, Inc. and Best Internet
                            Communications, Inc.
         10.39+++        -- Purchase Agreement, dated July 14, 1999, by and among the
                            Registrant and Salomon Smith Barney Inc., Donaldson,
                            Lufkin & Jenrette Securities Corporation, Credit Suisse
                            First Boston Corporation, Deutsche Bank Securities Inc.
                            and First Union Capital Market Corp.
         10.40+++        -- Deposit Agreement, dated as of July 20, 1999, by and
                            between the Registrant and Norwest Bank Minnesota, N.A.
         10.41+++        -- Registration Rights Agreement, dated as of July 20, 1999, by and among the Registrant and Salomon Smith Barney
                            Inc., Donaldson, Lufkin & Jenrette Securities
                            Corporation, Credit Suisse First Boston Corporation,
                            Deutsche Bank Securities Inc. and First Union Capital
                            Markets. Corp.
         11.1            -- Not applicable.
         21.1o           -- List of Subsidiaries of the Registrant.
         23.1            -- Consent of Morrison & Foerster LLP (contained in Exhibit
                            5.1).
         24.1            -- Power of Attorney (see page II-6).
         25.1            -- Form of T-1 Statement of Eligibility and Qualification
                            under the Trust Indenture Act of 1939 of First Trust
                            National Association.
         27.1++++        -- Financial Data Schedule.
         99.1o           -- Form of Letter of Transmittal with respect to the
                            Exchange Offer.
         99.2o           -- Form of Notice of Guaranteed Delivery.

---------------

     * Incorporated by reference from the Registrant's quarterly report on Form 10-Q filed with the Commission on August 13, 1998.

   ** Incorporated by reference from the Registration Statement on Form S-1 of the Registrant (Registration No. 333-47099) filed with the Commission on February 27, 1998, as amended.

  *** Incorporated by reference from the Registration Statement on Form S-4 of the Registrant (Registration No. 333-47497) filed with the Commission on March 6, 1998, as amended.

 **** Incorporated by reference from the Registration Statement on Form S-3 of the Registrant (Registration No. 333-91051) filed with the Commission on November 16, 1999, as amended.

***** Incorporated by reference from the Registration Statement on Form S-4 of the Registrant (Registration No. 333-70727) filed with the Commission on January 15, 1999, as amended.

     + Document for which confidential treatment has been requested.

   ++ Incorporated by reference from the Registration Statement on Form S-4 of the Registrant (Registration No. 333-67715) filed with the Commission on November 23, 1998, as amended.

  +++ Incorporated by reference from the Registrant's quarterly report on Form
      10-Q filed with the Commission on August 16, 1999.

 ++++ Incorporated by reference from the Registrant's quarterly report on Form
      10-Q filed with the Commission on November 12, 1999.

     o To be filed by amendment.